Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-195782 and 333-197315

Prospectus Supplement No. 5

to Prospectus dated July 9, 2014

Cachet Financial Solutions, Inc.

4,775,000
Shares of Common Stock

The information contained in this prospectus supplement amends and updates the prospectus dated July 9, 2014 (relating to our post-effective amendment to registration statement on Form S-1/A, filed with the SEC on July 2, 2014, and additional registration statement on Form S-1 pursuant to Rule 462(b) filed with the SEC on July 9, 2014) (SEC File Nos. 333-195782 and 333-197315), the prospectus supplement no. 1 dated August 12, 2014, the prospectus supplement no. 2 dated September 5, 2014, prospectus supplement no. 3 dated November 18, 2014 and prospectus supplement no. 4 dated April 9, 2015.  The foregoing prospectus and previously filed prospectus supplements are collectively referred to as the “prospectus.” Please keep this prospectus supplement with your prospectus for future reference.

This prospectus supplement has been prepared in connection with the ongoing offering of an aggregate of up to 275,000 shares of our common stock by certain selling stockholders identified in the prospectus, as supplemented hereby.

This prospectus supplement incorporates into the prospectus the information contained in the attached Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 14, 2015, Quarterly Report on Form 10-Q filed with the SEC on May 15, 2015, and Current Report on Form 8-K filed with the SEC on June 5, 2015.

This prospectus supplement is not complete without the prospectus, including any supplements and amendments thereto. This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any supplements and amendments thereto.

Investing in our common stock may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See the “Risk Factors” section of the prospectus and this prospectus supplement for the risks you should consider before buying our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Capitalized terms contained in this prospectus supplement have the same meanings as in the prospectus unless otherwise stated herein.

The date of this prospectus supplement is June 10, 2015

Index of SEC Filings

The following reports listed below are filed as a part of this prospectus supplement no. 5.

Appendix No.	Description
Appendix 1	Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2015.
Appendix 2	Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2015.
Appendix 3	Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2015.

2

Appendix 1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

(Mark One)

☒      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2014

or

☐         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

Commission File Number 000-53925

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2205650
(State of incorporation)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 698-6980

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common stock, $.0001 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  ☐ Yes  ☒ No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  ☐ Yes  ☒ No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for the past 90 days ☒ Yes  ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  ☒ Yes ☐ No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “accelerated filer,” large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☐ Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). ☐ Yes   ☒ No

The aggregate market value of the voting stock held by persons other than officers, directors and more than 5% stockholders of the registrant as of June 30, 2014 was approximately $0.  As of April 13, 2015, there were 21,995,190 shares of our common stock outstanding.

DOCUMENTS INCORPORATED IN PART BY REFERENCE:  None.

Cachet Financial Solutions, Inc.

Form 10-K

NOTE REGARDING INDUSTRY AND MARKET DATA

Industry data and other statistical information used in this report are based on independent publications, government publications, reports by market research firms and other published independent sources.  Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above.  Although we believe these sources are reliable, we have not independently verified the information.

ITEM 1                             BUSINESS

Throughout this report, we refer to Cachet Financial Solutions, Inc., a Delaware corporation and the public reporting company filing this Annual Report on Form 10-K, as “we,” “us” and the “Company.”  Unless otherwise indicated or unless the context otherwise requires, references to “we,” “us” and the “Company” include our consolidated subsidiary.

OVERVIEW

We are a technology solutions and services provider to the financial services industry.  Our solutions and services enable our clients—banks, credit unions and other types of financial institutions or financial service organizations—to provide their customers with remote deposit capture technology and related services.  Our clients typically seek these technologies in order to increase customer satisfaction and improve customer retention, attract new customers, develop market leadership, grow deposits in a low-cost manner, reduce their transaction costs and reduce traffic at bricks-and-mortar branches.  We describe our current solutions and services below under the “—Solutions” caption.

As of December 31, 2014, we had entered into 348 contracts with customers for our cloud-based SaaS products and services, and as of December 31, 2013, we had entered into 230 such contracts.  Approximately 252 of those agreements were “active” as of December 31, 2014, meaning that they have implemented the RDC software enabling the processing of customer transactions. Our business operations are conducted through our wholly owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation.

We became a public company through a reverse merger transaction described in more detail under the caption “—Recent Developments—Reverse Merger Transaction” below.  In considering whether to engage in the transaction, our Board of Directors and management was attracted to the ability to raise proceeds for the growth of the business and offer investors some measure of liquidity in their investment.  Our board and management also considered the increased ability, as a public company, to grow the business through the use of stock to acquire other businesses and assets and attract and retain highly talented employees.  The reverse merger transaction was the fastest means of becoming a public reporting company.  The drawbacks of the reverse merger transaction include increased operating and compliance costs as a public reporting company, and the possibility that the public reporting entity we acquired in the reverse merger transaction could have unknown liabilities.  Additional costs could be significant, and management estimates that the increased annual professional and consulting fees alone could be as high as $250,000.  Other costs, such as the costs of engaging a transfer agent and working with financial printing intermediaries, could add up to another $50,000 on an annual basis.  See also, “RISK FACTORS” on page 24 (“Being a public company results in additional expenses and diverts management’s attention . . . .”).

INDUSTRY

In its most simple terms, RDC is a service that allows a business or consumer to scan checks and transmit the scanned images to a financial institution for posting and clearing or, in the case of Financial Service Organizations (“FSOs”), cashing and loading remotely to a prepaid debit card.  Checks received by the business or consumer can be scanned to create a digital deposit.  The digital deposit is then transmitted to the RDC institution or service provider, who accepts the deposit and posts the deposit to their customer’s account. The product eliminates a trip to a financial institution or ATM to deposit the check(s).  The basic requirements for an RDC service currently include a PC Windows or Mac computer and a check scanner for business applications, a “smartphone” for consumer applications, an Internet connection, and a service provider such as a bank.

RDC has been called an important development in the banking industry by the Federal Reserve and others.  At this time, we believe that most major financial institutions in the United States have either launched the service, or are well on their way to doing so. The commonly viewed benefits of this new service include convenience, better deposit availability, reduced non-sufficient funds (NSFs) and reduced transportation costs and risk.  Federal legislation commonly referred to as “Check 21” makes the entire RDC process possible. Passed in 2003 and implemented in

October 2004, this legislation allows financial institutions to clear checks based upon images of the original items instead of having to transport the original check all the way back to the paying bank for clearing.

We also market our cloud-based SaaS solutions to the providers of non-traditional banking services to the unbanked or the underbanked market.  This FSO market includes institutions providing prepaid debit cards, check cashing services and payday lending to consumers.  The FSO market represents more than 350 million transactions per year, involving approximately $106 billion in various products and services.  These FSO products and services generally consist of:

•                  $58.3 billion in check cashing transactions;

•                  $17.6 billion in money orders sold;

•                  $8.3 billion in wire remittances;

•                  $13.2 billion in payday advances; and

•                  $5.4 billion in sales of prepaid stored-value cards.

SOLUTIONS

We are a technology solutions and services provider to the financial services industry.  The following products and services comprise the main technology solutions we currently offer to our customers:

•                  remote deposit capture (RDC) products for businesses and consumers;

•                  mobile money management products for consumers; and

•                  training and support services for our financial services industry customers.

Our RDC products are composed of various software applications that permit a business or consumer to (i) scan or take a picture of a check by using a smart phone, tablet or other devices (e.g., a desktop computer that includes or is connected to a camera), and then (ii) transmit the resulting image to a bank for posting and clearing.  These various software applications are developed to be compatible with both Windows and Mac operating systems, and are marketed with various features and levels of functionality.  Our main RDC products are marketed under the name RDC Select Business, which provides a financial institution’s business customers with the ability to scan and deposit checks from their PC or Mac computer, and RDC Select Mobile, which allows a financial organization to offer their customers the ability to scan and deposit checks via a mobile device by taking a picture of the front and back of the endorsed check.  In all cases, our RDC software is made available to our customers through a license granting them Internet (“cloud-based”) access.  Because we develop, host and maintain the software products that perform the RDC processes and services, our kind of business model is often referred to as a “software-as-a-service” business, or a “SaaS” model.

Our mobile money management product is a software application that permits a consumer with a prepaid debit card to (i) have a paper check directly deposited into the consumer’s prepaid card account using RDC technology similar to that used in our RDC Select Mobile product discussed above, (ii) cash checks by depositing a check into a prepaid card account and then accessing the related cash through an ATM machine, (iii) international remittance (i.e., a transfer of money from an individual working abroad to another person in the transferring individual’s home country), (iv) pay bills through electronic fund transfers from the prepaid card account, and (v) transfer amounts available in the prepaid card account to other participants in the same FSO’s prepaid card program.  We market our mobile money management product under the name “Select Mobile Money.”  Like our RDC products, we make our Select Mobile Money product available to our customers through an Internet/cloud-based SaaS business model.

The training and support services we offer and provide to our customers include: educational webinars to inform staff of product benefits and how to sell; marketing collateral and product videos to help our clients promote the product to their customers; risk mitigation consulting and documentation; reporting and analytics on customer transactions; post launch contests and promotions to increase customer adoption and transactions.

As indicated, our products and services (our “solutions”) are marketed and licensed or sold primarily to participants in the financial services industry.  In this regard, our RDC products are offered to banks and credit unions in the United States, Canada and Latin America.  Our mobile money management products are offered to a wider variety of financial service organizations (FSOs) in the United States, Canada and Latin America.  These FSOs include banks and credit unions, but also include prepaid card issuers, check cashers and payday lenders.  The banks, credit unions and FSOs purchasing our RDC products or mobile money management solutions generally desire to offer remote and mobile technology-based services to their own retail consumers for competitive reasons such as increasing customer satisfaction and improving customer retention, attracting new customers, developing market leadership, growing deposits in a low-cost manner, reducing their transaction costs and reducing traffic at bricks-and-mortar branches.  We do not offer, sell or license our solutions directly to retail consumers.

In our experience, the FSOs that desire mobile money management solutions typically cater primarily to retail consumers who are “unbanked” (meaning that they have no formal relationship with a traditional banking institution or credit union) or “underbanked” (meaning that they have only a minimal relationship with one or more traditional banking institutions or credit unions, and generally prefer not to grow that relationship due to fee concerns and/or minimum-balance requirements imposed on them by those institutions).  In this regard, our Select Mobile Money product provides the unbanked and underbanked end-user customer with a convenient and secure “anywhere and anytime” access to self-service banking services through an easy-to-use mobile application downloaded onto their smart phone or tablet and linked to a prepaid card. We believe that easy and immediate access to money is especially important to the unbanked and underbanked consumer because this demographic often lives “paycheck to paycheck” and requires quicker access to their funds to pay for their everyday living essentials such as food, rent, and the payment of other bills. We believe that the inconvenience and cost of accessing multiple service providers, which are common barriers among underbanked and unbanked consumers, serves as a strong incentive for these consumers to use an aggregated service like Select Mobile Money.  We believe that our Select Mobile Money product can address the needs most unbanked or underbanked consumers who have a need or desire for services more complex than simple debit cards and check cashing.

Our typical client implementation process includes integrating our software into the infrastructure of the financial institution, initiating customer training and providing sales and marketing development to support our client’s success when their RDC product is launched. We may offer technical support thereafter.  As of December 31, 2014, we had entered into 348 contracts with customers for our products and services, and as of December 31, 2013, we had entered into 230 such contracts.  Approximately 252 of those agreements were “active” as of December 31, 2014, meaning that they have implemented the RDC software enabling the processing of customer transactions.

DEVELOPMENT

In August 2010, we launched our cloud-based SaaS RDC Select platform, followed by the offering of our smartphone applications and our Apple OS X operating platform in September and October.  In 2011, we launched CheckReview, a cloud-based SaaS proprietary technology that helps financial institutions better identify potential check fraud with the ability to view and validate the digital image of the check in real time.  In 2011, we also introduced the industry’s first cloud-based SaaS mobile check capture solution tailored specifically to the FSO market, allowing a user to scan a check and transmit a high quality image using our Patent Pending Check Review for approval.  The solution also provides real-time communication with the user to secure their acceptance of fees and terms (using our patent-pending check and load feature) via their smartphone to ultimately have the funds from a cashed check remotely loaded onto their prepaid debit card.  In 2012, we introduced advanced business rules and support for home-based printer-scanner devices.  In 2013, we introduced our cloud-based enterprise risk SaaS platform, CheckRiskPro.

In March 2014, we purchased from DeviceFidelity, Inc., a Texas corporation, certain tangible and intangible assets of a business engaged in the development and provision of technology platforms supporting mobile wallet applications.  We believe our mobile wallet platform, marketed under the name “Select Mobile Money,” can provide all of the functionality of a mobile banking platform to the approximately 100 million unbanked and underbanked consumers.  The acquisition provides us with an opportunity to obtain and enlarge strategic relationships with Visa, Mastercard, MoneyGram and Navy Federal Credit Union—the providers of those services to their consumers.  We believe this capability complements and supports our RDC and mobile deposit business by adding new features and services for consumers, creating an expanded consumer base and target market, and also expands the scope of our potential partners in the FSO market.  In the acquisition, we received rights under a contract with Visa to provide the customers of these institutions with services under the Visa-endorsed mobile platform.  We also received rights under a contract with Moneygram to implement that company’s first mobile solution for their customers.  We paid an initial purchase price of $1.125 million for these assets, with an additional $1.0 million payable upon the satisfaction of certain performance-related contingencies, of which all has since been paid.

We intend to market Select Mobile Money through its existing marketing channels using our sales force, and to provide all corporate support functions through our existing staff.  In addition to the assets acquired, we have retained four individuals from the seller who will provide the technological and programming skills to develop, market and support these products.

COMPETITIVE STRENGTHS

We believe that the following represent our competitive strengths:

•                  Premier Technology.  Our RDC products represent a premier IT solution that alleviates large capital investments in RDC hardware and software by financial institutions, using a dynamic SaaS and cloud-based platform that ensures the most up-to-date IT offerings for retail and commercial clients.

•                  Large Market Potential.  We focus our sales efforts in two areas: (i) there are 13,000 financial institutions in our target market and (ii) FSOs that serve the approximately 100 million unbanked and underbanked consumers in the United States.

•                  Innovation.  We occupy what we believe to be a leadership position in innovation for the commercial banking market, evidenced by the fact that we have introduced (i) the industry’s first Apple compatible, patent-pending RDC technology platform, (ii) our CheckReview™ product, which is a patent-pending fraud-prevention solution allowing financial institutions to review a high quality image of a personal check prior to processing that check, (iii) a patent-pending interface for our cloud-based SaaS mobile check capture application (RDC Select Mobile), targeting the growing prepaid card industry, (iv) a patent-pending method for applying fees and business rules to RDC transactions, (v) a patent-pending method for paying back loans through RDC, and (vi) a patent-pending process for accepting RDC transactions that includes the remote destruction of checks.

•                  Customer Support.  Our offer of marketing support and training to ensure that our customers understand the benefits of RDC and are able to effectively market to their customers and realize their full revenue opportunity from RDC.

Our business faces some significant challenges.  These include:

•                  Relatively Short Operating History.  Our business is subject to all the risks inherent in the establishment of a new enterprise and the uncertainties arising from the absence of a significant operating history. Due in part to our relatively short operating history, we cannot project whether or when we will become profitable.

•                  Significant Debt Burden. We have a substantial amount of indebtedness. As of April 13, 2015, we had approximately $5.2 million of principal debt outstanding. In addition, the total amount of accrued but unpaid interest totaled approximately $0.4 million.  Of this amount, $1.0 million is due pursuant to the terms of a note payable to Michael Hanson, a director of the Company.  Mr. Hanson has the option to convert the debt at $1.20 per common share and receive 100% warrant coverage through the maturity date of July 31, 2015.  The note to Hanson is payable upon the earlier to occur of a Company financing with gross proceeds in excess of $10 million or July 31, 2015.  In addition, $2.3 million is due December 2016 and is part of a Loan and Security Agreement with Trooien Capital LLC.  Trooien Capital LLC has the option to convert at $1.875 per common share with 100% warrant coverage through the maturity date.  Also, $0.7 million is owed to The Margaret De Jonge Trust pursuant to the terms of a Term Note dated December 14, 2012, originally due in December 2014, but later modified whereby $50,000 is due each month commencing December 31, 2014 and continuing through April 30, 2015, when the entire remaining amount of principal and accrued interest are due.

•                  Need for Additional Financing. We require additional financing to continue our operations. Management expects that additional capital will be required to support our cash operating expenses after April 15, 2015 and repay debt that is maturing.

•                  Going Concern. In its report dated April 14, 2015, our independent registered public accounting firm, Lurie Besikof Lapidus & Company, LLP, stated that our consolidated financial statements for the fiscal year ended December 31, 2014 were prepared assuming that we would continue as a going concern, and noted that our limited revenues, recurring losses from operations and shareholder deficit raise substantial doubt about our ability to continue as a going concern.  We continue to experience limited revenues, operating losses and a shareholder deficit.  As a result, it may be more difficult for us to attract investors, secure debt financing or bank loans, or a combination of the foregoing, on favorable terms, if at all. Our future depends upon our ability to obtain financing and upon future profitable operations. In addition, concerns about our financial viability may have an adverse effect on current and potential customers’ willingness to enter into long-term relationships with us.

•                  Competitive Market.  The market for RDC is highly competitive and we expect the intensity of competition to increase.  Most of our actual potential competitors have significantly greater financial, technical and marketing resources than us.  These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements.

•                  Obsolescence.  The market for our products is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and heavy competition.  To effectively compete, we must respond to changing technology and industry standards in a timely and cost-effective manner. Failure to so respond could mean that our current product offerings will have little practical appeal in the marketplace.

•                  In-House Technology.  On occasion, potential FSO clients have developed their RDC products and services internally.  In the future, as RDC and related products gain more and more acceptance, it is possible that FSOs may determine to develop RDC and related capabilities in-house.  If this were to occur on a widespread basis, we expect that it will be significantly more difficult to sell our products due to territoriality, bias toward capabilities developed in-house, or concerns about our support availability in comparison to in-house support.

Our business also faces those other risks discussed in the “RISK FACTORS” section of this report, beginning on page 17.

REVENUE SOURCES

Our sources of revenue include:

•                  up-front payments associated with our initial implementation of RDC Select (or other product offerings) for our customers, which may include payments for the sale of scanning and related equipment and payments for additional marketing support from our Company;

•                  professional services, including implementation services, development of interfaces requested by customers, assistance with integration of the Company’s services with the customers’ applications, dedicated support, and advisory services to customers who choose to develop their own interfaces and applications; and

•                  recurring revenue associated with the following:

•                  deposit fees, monthly active-user fees, and bill-pay fees; and

•                  transaction-processing fees and fees for the ongoing support and maintenance of our software.

Recurring revenue is expected to include fixed monthly service charges to customers for our service, transactional fees for the number items processed, or a combination of both.  We believe that this model of recurring revenue will have a positive impact on our cash flow and valuation.  Reliance on recurring revenues will mean, however, that transactional volume will likely be a key metric for our ability to scale and generate sufficient revenues to ultimately become profitable.

GROWTH STRATEGY

Key elements of our growth strategy include:

•                  Build our Direct Salesforce and Distribution Partners.  We believe there is significant opportunity to accelerate our sales and transaction growth to further penetrate the customer base of small- and mid-sized banks, credit unions and prepaid card programs.

•                  Continue to Innovate.  We intend to continue to invest in development efforts to introduce new mobile related features and functionality to our customers.

•                  Grow Revenue from Existing Customers.  We intend to grow our revenues from our existing customers as they add new users and as we provide them with new features and functionality.

•                  Pursue Acquisitions.  We intend to selectively pursue acquisitions to accelerate the growth in our business through additional product offerings or acquisition of customers.  While we intend to generate most of our growth organically, we believe there will be opportunities for us to acquire companies that will bring synergies to our business.

•                  Offer our Products Internationally.  To date, we have derived most of our revenues from the North American market.  We believe that there is an additional growth opportunity for our cloud-based SaaS RDC and mobile wallet solutions in international markets.

BUSINESS STRATEGY

Our objective is to be the premier provider of RDC solutions designed to meet the specific requirements for our targeted customers in the financial institutions and FSO marketplace.  We expect that the majority of RDC revenue will be recurring in nature, which will provide us with predictable cash flows in what we believe and are predicted to be a high growth market.  To achieve this objective, we are pursuing the following strategies:

•                  focus on targeted markets

•                  market and brand our products and services effectively

•                  where economically feasible, outsource certain functions, and

•                  develop new products and enhancements to existing products.

Focus on Targeted Markets

Using a direct sales force, we focus on banks and credit unions of $500 million to $30 billion in asset size that primarily serve the unbanked, underbanked and underserved consumer markets.  We believe these institutions represent the best opportunity for acceptance and growth of RDC because they generally have multiple branches and a significant commercial and consumer customer base that would be typical users of RDC technologies.  Many of these institutions often do not have internal marketing capabilities to effectively take advantage of the opportunity that RDC presents, as do the larger money-center financial institutions.  We offer a retail RDC solution for financial institutions to offer to their customers.  Our solution is currently also available for iPhone and Android smartphone operating system. We believe the consumer market will have particular appeal to credit unions, which have historically had a much larger consumer customer base than a commercial base.  As with the commercial markets, we believe the consumer market is a significant opportunity with high growth potential.

We provide technology, sales, training and marketing support to promote the RDC initiatives to financial institutions.  We believe that this element of our business model is a key competitive differentiator for our company.  We believe that with this support, financial institutions will understand the RDC benefits for their institutions and, even more importantly, the benefits for their customers, providing for a successful RDC initiative within their institution.

Market and Brand our Products and Services Effectively

Our branding and positioning strategy is based on our understanding of our target market needs and the desire to create value for our clients while differentiating Cachet in the marketplace.  For example, we have determined that many small to mid-sized financial institutions do not have internal IT or marketing capabilities to manage new business initiatives outside of their core competencies.  Our technology offering is a hosted solution that is fully managed by our company, thereby eliminating any significant internal changes to the financial institutions’ IT infrastructure, minimizing our clients’ cost and time to develop and deploy an RDC solution.

In addition, we provide technology, sales, training and marketing support to our clients.  We believe that with this support, financial institutions will better understand the benefits that RDC provides their institution as well as their customers, thereby facilitating a successful RDC initiative within their institution.  We believe this element of our business model to be a key differentiator for us.

Our market and brand strategy illuminates these differences while building awareness for Cachet through a strong presence at national banking, credit union and FSO tradeshows, securing speaking opportunities, conducting webinars, and executing other social media and target marketing activities.

Outsourced Functions

We were previously party to a license agreement with Jaguar Software, Inc. under which Jaguar provided our RDC software platform.  Our licensed software resides in our data center in Minneapolis, Minnesota, with a redundant backup in St. Paul, Minnesota.  We offer support for our customers once they have installed our software.  In December 2013, our relationship with Jaguar came to an end. We believe we have adequate alternatives to replace this technology without a material impact to our business.

We are party to a license agreement with Mitek Systems, Inc. under which Mitek provides us with mobile application and server software for our RDC software platform for smartphones, which we call Select Mobile. The software includes a back-end image verification server and mobile applications for iPhone and Android smartphones. The server software for these applications also resides in our data centers, is integrated with our RDC software platform and is managed by us.

New Products & Product Enhancements

It is our plan to develop new products to enhance our core suite of RDC and related tools.  We intend to continue to listen to our customers, analyze the competitive landscape, and improve our products and service offering.  Future planned enhancements include:

•                  single sign-on application for our mobile, home and business applications;

•                  alternate platforms for home and business (such as tablets);

•                  risk mitigation tools that include system-wide duplicate detection;

•                  core integration with our back-end processes;

•                  partner integration with our back-end processes;

•                  expansion of supported mobile technology; and

•                  integration into external accounting packages.

COMPETITION

Since RDC incorporates both software and hardware solutions, companies involved with these platforms may be considered competitors if they offer a complete solution to their customers.  Non-hardware or software companies also offer RDC solutions.  These companies typically sell directly to their commercial customers.  Pitney Bowes and NCR are two companies we are aware of which offer an RDC solution directly to their customers.  Software companies offering RDC solutions include, but are not limited to, Bluepoint Solutions, Fiserv, Goldleaf ProfitStars, Net Deposit, VSoft, Deluxe Corporation (acquired Wausau), and Fidelity Information Services.  Our primary competitor for our prepaid mobile money solution is Monitise.

Nearly all of these competitors are larger, have more resources, including marketing and sales resources, and have proven viability in the RDC and many other related businesses.  Competing against these firms presents us with significant challenges and highlights our need to provide excellent products and service that remain innovative.

MARKETING STRATEGY

As noted previously, our market focus is banks and credit unions, as well as FSOs that serve the unbanked and underserved segment of the population.  Within these industries our marketing strategy has revolved around strengthening brand awareness, building thought leadership, and developing and executing targeted lead generation programs promoting Cachet’s key differentiators and innovative products and services.

•                  Brand Awareness:  Since Cachet’s inception, we have focused on building and maintaining a strong presence at national banking, credit union and FSO trade shows where we believe there is opportunity for significant exposure through exhibitions, conference sponsorships, speaking opportunities and pre-show, onsite and post-show communications.

•                  Thought Leadership:  We focus on establishing relationships with key industry media publications and industry associations, which has led to important conference speaking opportunities, as well as interviews and mention in key print and online publications.  We further distinguish Cachet as a trusted partner and industry leader by leveraging Cachet blog posts, social media, press releases, white papers, webinars and case studies.

•                  Lead Generation:  We employ a targeted, integrated and content-driven approach to lead generation. We segment our markets based on specific criteria that represent the best opportunity and fit with our capabilities for specific product offerings, and then target these groups with strategic campaigns that include content offers designed to generate interest and leads.

•                  Positioning Statement:  Cachet helps our financial industry clients achieve their business objectives and increase competitive advantage through our industry-leading suite of PC, Mac and Mobile-based remote deposit capture solutions.  With our unique technology platform, customer-centric approach and unprecedented client marketing, we simplify development and minimize cost, helping clients to accelerate speed-to-market and return on investment.

INTELLECTUAL PROPERTY

Like most of our competitors, we generally rely on a combination of patent, copyright, trademark and trade secret laws, internal security practices and employee and third-party confidentiality agreements to protect our various intellectual properties.  We believe that we possess all proprietary rights necessary to conduct our business.

Our ability to enforce our intellectual-property rights is subject to general litigation risks and costs (See “LEGAL PROCEEDINGS” and “RISK FACTORS” — Companies may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expense or prevent us from selling our products.)  Typically, when a party seeks to enforce its intellectual-property rights, it is often subjected to claims that the intellectual-property right is invalid, or is licensed to the party against whom the claim is being asserted.  We cannot be certain that our intellectual-property rights will not be infringed upon, that others will not develop products in violation of our intellectual-property rights, or that others may assert, rightly or wrongly, that our intellectual-property rights are invalid or unenforceable.  In instances where we may rely on trade secrets for the protection of our confidential and proprietary business information, we cannot be certain that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become discovered or, for that matter, independently developed by our competitors.  In general, defending intellectual-property rights is expensive and consumes considerable time and attention of management.  Our involvement in intellectual-property litigation would likely have a materially and adverse effect on our business and may threaten our viability.  Even if we were ultimately successful in defending our intellectual-property rights, the cost of such defense may be crippling to our business and materially and adversely affect our prospects and viability.

We have applied for patents with regard to how our software is used on the Apple OS X platform and various tablet devices.  We have also applied for patents with regard to certain aspects of the functionality of our software, including check deposit review, approval and fraud-prevention processes, fees and billing processes used by FSO and banks, as well as other capabilities.  While these functions are important features of our RDC product offering, we presently believe that none of them are critical to our overall ability to provide RDC services. Nevertheless, our management does believe that these patents, if ultimately obtained, provide us with a competitive advantage in the marketplace for RDC services.

GOVERNMENTAL REGULATION

We are subject to regulation by federal, state and local governments that affect the products and services we provide.  Generally, these regulations are designed to protect consumers who deal with us and not to protect our stockholders.  As a provider of services to financial institutions, our operations are examined on a regular basis by state regulatory authorities and representatives of the federal Financial Institutions Examination Council, which is a formal inter-agency body empowered to prescribe uniform principles, standards and report forms for the federal examination of financial institutions and to make recommendations to promote uniformity in the supervision of financial institutions.  In addition, independent auditors may periodically review many of our operations to provide internal control evaluations for our clients, auditors and regulators.

In 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted.  The Dodd-Frank Act introduced substantial reforms to the supervision and operation of the financial services industry, including introducing changes that:

•                  affected the oversight and supervision of financial institutions;

•                  provided for a new resolution procedure for large financial companies;

•                  introduced more stringent regulatory capital requirements;

•                  implemented changes to corporate governance and executive compensation practices; and

•                  required significant rule-making.

The Dodd-Frank Act also established a new federal inter-agency council called the Financial Stability Oversight Council (“FSOC”) and a new federal bureau called the Consumer Financial Protection Bureau (“CFPB”). The FSOC monitors and assesses “systemic risk” to the safety of the United States financial system and coordinates the actions of the various regulatory agencies on those issues.  The CFPB is empowered to conduct rulemaking and supervision related to, and enforcement of, federal consumer financial protection laws.  The Dodd-Frank Act has generated, and is expected to continue to generate, numerous new regulations that will impact the financial industry.  It is not possible to predict with any specificity the extent to which the Dodd-Frank Act, the FSOC, the CFPB, or the resulting regulations will impact our business or the businesses of our current and potential clients over the long term.

As a result of the banking capabilities we expect to offer our customers as a result of our acquisition of the Select Mobile Money Premier assets, we will be required to comply with certain regulations under Gramm-Leach-Bliley Act, as well as certain state regulations relating to financial institutions.  Those regulations are designed to establish, implement and maintain such physical, electronic and procedural safeguards to maintain the security and confidentiality to protect consumer data privacy.  We intend to invest the resources required to become compliant with these regulations.

EMPLOYEES

We refer to our employees as our associates.  At April 13, 2015, we had approximately 63 associates and 14 full-time contractors, including those added in connection with our acquisition of the Premier Mobile Money Select assets (see “Recent Developments”).  Our associates are involved in administration, sales/marketing, technology development, engineering and support.

CORPORATE INFORMATION

We were incorporated in Delaware in February 2010.  Our corporate headquarters are located at Southwest Tech Center A, 18671 Lake Drive East, Minneapolis, MN 55317.  As described below under the caption “Reverse Merger Transaction,” in February 2014, we engaged in a reverse triangular merger through which we acquired the business of Cachet Financial Solutions Inc., a Minnesota corporation, and changed our corporate name to “Cachet Financial Solutions, Inc.”  Prior to the merger, our corporate name was “DE Acquisition 2, Inc.”  We were formed as “blank check” company with the sole purpose of acquiring a business seeking to become a public reporting company through a merger transaction.  Our current corporate organization is depicted below:

Our principal executive offices are located at 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317 and our telephone number is (952) 698-6980. Our website address is www.cachetfinancial.com.  The information on or accessible through our website is not part of this report.

RECENT DEVELOPMENTS

Reverse Merger Transaction

Pursuant to an Agreement and Plan of Merger and Reorganization dated January 14, 2014, as amended on February 11, 2014 (referred to simply as the “Merger Agreement”), we acquired by merger the business of Cachet Financial Solutions Inc., a Minnesota corporation, described in this report.  The merger was completed and effective as of the close of business on February 12, 2014, upon the filing of Articles of Merger with the Minnesota Secretary of State.

At the time of the merger and pursuant to the Merger Agreement:

•                  each share of common stock of Cachet Financial Solutions (Minnesota) issued and outstanding immediately prior to the merger was converted into the right to receive 10.9532 validly issued, fully paid and non-assessable shares of our common stock, with fractional shares rounded down to the nearest whole number (the “Exchange Ratio”); and

•                  all securities convertible into or exercisable for shares of common stock of Cachet Financial Solutions (Minnesota) (including shares of common stock issuable upon exercise of issued and outstanding options and warrants) that were outstanding immediately prior to the merger were converted into securities convertible into or exercisable for that number of shares of our common stock as the holders thereof would have been entitled to receive if such securities of Cachet Financial Solutions (Minnesota) had been converted into or exercised for shares of common stock of Cachet Financial Solutions (Minnesota) immediately prior to the merger, based on the Exchange Ratio.  As part of this conversion, the price at which the holders securities convertible into and exercisable for our common stock will be required to pay in connection with their later conversion or exercise is equal to the quotient obtained by dividing (i) the per-share price at which their related options and warrants for the purchase of common stock of Cachet Financial Solutions (Minnesota) were exercisable prior to the merger by (ii) the Exchange Ratio.

In connection with the merger, we changed our corporate name to “Cachet Financial Solutions, Inc.” to reflect our ownership of the business of Cachet Financial Solutions (Minnesota).  Prior to the merger, our corporate name was “DE Acquisition 2, Inc.”  As a result of the merger, we came to own Cachet Financial Solutions Inc. (Minnesota) and its entire business.

The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

All share figures and share prices contained in this report are presented after giving effect to the capital stock transactions effected as part of the merger.  In addition, all share figures and share prices contained in this report are presented after giving effect to a 1-for-10.9532 stock combination (reverse stock split) effected as of March 19, 2014.

Acquisition of Select Mobile Money

In March 2014, we purchased from DeviceFidelty, Inc., a Texas corporation, certain tangible and intangible assets of a business engaged in the development and provision of technology platforms supporting mobile wallet applications.  The acquisition provides us with an opportunity to obtain and enlarge strategic relationships with Visa, Mastercard, MoneyGram and Navy Federal Credit Union—the providers of those services to their consumers.  We believe this capability complements and supports our RDC and mobile deposit business by adding new features and services for consumers, creating an expanded consumer base and target market, and also expands the scope of our potential partners in the FSO market.  In the acquisition, we received rights under a contract with Visa to provide the customers of these institutions with services under the Visa-endorsed mobile platform.  We also received rights under a contract with Moneygram to implement that company’s first mobile solution for their customers.  We paid an initial purchase price of $1.125 million for these assets, with an additional $1.0 million payable upon the satisfaction of certain performance-related contingencies, of which all has been paid as of December 31, 2014.

We market Select Mobile Money through its existing marketing channels, and provide all corporate support functions through our existing staff.  In addition to the assets acquired, we have retained four individuals from the seller who provide the technological and programming skills to develop, market and support these products.

PIPE Offering

During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share). Net proceeds to the Company after offering costs were $3.0 million.  Between December 31, 2014 and the date of this report, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15.  Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of $250,000 in debt held by Michael J. Hanson, one of our directors. None of the investors in this offering were deemed affiliates of the Company, except for one of our directors, Michael J. Hanson.

Both the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock entitled its holders to an 8% per annum dividend, payable quarterly in cash or in kind (or a combination of both) as determined by the Company.  Subject to certain customary exceptions, our Series A Convertible Preferred Stock had full-ratchet conversion price protection in the event that the Company issued common stock below the conversion price, as adjusted, until the earlier of (i) 180 days from the closing or (ii) such time as the Company obtained, after the closing, financing aggregating at least $5 million. The warrants issued to purchasers of the Series A Convertible Preferred Stock contain similar full-ratchet exercise price protection in the event that the Company issues common stock below the exercise price, as adjusted, again subject to certain customary exceptions.  On February 3, 2015, the Company issued the Series B Convertible Preferred Stock at $1.15 per share, resulting in an adjustment to (i) the conversion price of the Series A Convertible Preferred Stock from $1.50 per share to $1.15 per share and (ii) and the exercise price of the warrants issued therewith, from $2.00 per share to $1.15 per share. Since the Company has now raised an aggregate of more than $5 million, these full-ratchet price protections can no longer be triggered.

The Company was entitled to convert the preferred shares into common stock once the resale of those common shares was registered with the SEC or the shares were otherwise freely tradable, subject to certain other customary conditions. The resale of all of the conversion shares was registered effective February 11, 2015 and the Company converted all of the Preferred Stock February 27, 2015.  As a result no Preferred Stock of the Company remains outstanding.

Cachet offered and sold the foregoing securities in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors.  Neither the offer nor the sale of securities was registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the offerings described above, the Company paid commissions to placement agents aggregating approximately $427,000 and issued the placement agents five-year warrants for the purchase of up to (i) 100,494 shares of common stock at $2.00 per share and (ii) 109,931 shares of common stock at $1.15 per share.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act.  An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies.  In particular, as an emerging growth company we:

•                  are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•                  are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•                  are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•                  are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•                  may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

•                  are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•                  are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS

Act.  Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.  See “RISK FACTORS,” below (“We are an ‘emerging growth company’ . . . .” ).

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules.  For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company.  In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period.  Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e. the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

ITEM 1A       RISK FACTORS

You should consider the following risk factors, in addition to the other information presented or incorporated by reference into this Annual Report on Form 10-K, in evaluating our business and any investment you have or may make in our Company.  If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.  The risks described below are not the only ones that we face.  Additional risks not presently known to us, or that we currently deem immaterial, may also affect our business.

Our operations and business are subject to the risks of an early stage company with little revenue at this time.

Our business will be subject to all the risks inherent in the establishment of a new enterprise and the uncertainties arising from the absence of a significant operating history.  We cannot project whether or when we will become profitable because of the significant uncertainties regarding our ability to generate revenues.  One of the principal challenges that we face is gaining customer acceptance.  We face substantial competition from well-established companies with far greater resources, and our potential customers may be more familiar with our competitors and their capabilities.

Our future success will depend upon many factors and variables facing a new business, including factors which may be beyond our control or which cannot be predicted at this time.  We have formulated our business plans and strategies based on certain assumptions regarding the acceptance of our business model and the marketing of our products and services known as “RDC Select.”  Nevertheless, our assessments regarding market size, market share, or market acceptance of our products and services or a variety of other factors may prove incorrect.  We are a new enterprise and have not previously engaged in the RDC market.  Although certain members of our management have consulted with an existing company offering RDC products and services, none of them has managed or operated a business in this field prior to joining us.  In sum, we may be unable to successfully implement our business plan and become a profitable business.  Any such failure will have a materially adverse effect on our prospects and, likely, the value of any investment you may make in our Company.

We will need additional financing in the future and any such financing may dilute our existing stockholders.

We require additional financing to continue our operations.  Additional financing could be sought from a number of sources, including but not limited to additional sales of equity or debt securities (including equity-linked or convertible debt securities), loans from banks, loans from affiliates of the Company or other financial institutions. We may not, however, be able to sell any securities or obtain any such additional financing when needed, or do so on terms and conditions acceptable or favorable to us, if at all.  If financing is not available, we may be forced to abandon our business plans or our entire business, or discontinue our preparation and filing of public disclosure reports with the SEC.  If, on the other hand, we do successfully enter into a financing transaction, then any additional equity or equity-linked financing would be dilutive to our stockholders, and additional debt financing, if available, may involve restrictive covenants.

Our registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

In its report dated April 14, 2015, our independent registered public accounting firm, Lurie Besikof Lapidus & Company, LLP, stated that our consolidated financial statements for the fiscal year ended December 31, 2014 were prepared assuming that we would continue as a going concern and noted that our limited revenues, recurring losses from operations and shareholder deficit raise substantial doubt about our ability to continue as a going concern.  We continue to experience limited revenues, operating losses and a shareholder deficit.  Because we have received an opinion from our auditor that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors, secure debt financing or bank loans, or a combination of the foregoing, on favorable terms, if at all. If we are unable to generate sufficient revenue, find financing, or adjust our operating expenses so as to maintain positive working capital, then we likely will be forced to cease operations and investors will likely lose their entire investment. We can give no assurance as to our ability to generate adequate revenue, raise sufficient capital, sufficiently reduce operating expenses, or continue as a going concern.  In addition, concerns about our financial viability may have an adverse effect on current and potential customers’ willingness to enter into long-term relationships with us.

We have a significant number of shares of our common stock issuable upon conversion of certain outstanding debt obligations and the exercise of options and warrants, and the issuance of such shares upon conversion and/or exercise will have a dilutive impact on our stockholders.

There are approximately 2.2 million shares of common stock and warrants to purchase another approximately 2.2 million of common stock, issuable upon the conversion of certain outstanding debt as of April 13, 2015.  We also have outstanding as of such date options to purchase a total of 2.9 million of common stock and warrants to purchase a total of 11.7 million shares of common stock.  The issuance of such shares will have a dilutive impact to our stockholders.

We have a significant amount of secured and unsecured debt, which could limit or eliminate recovery of your investment if we fail to reach profitability.

We have a substantial amount of indebtedness. As of April 13, 2015, our total indebtedness aggregated to $5.2 million, of which $4.3 million was senior secured indebtedness owed to three lenders, and $0.6 was unsecured indebtedness.  In addition, the amount of accrued but unpaid interest as of April 13, 2014 totaled approximately $0.4 million.  For more information, please see the risk factor immediately above (“ We have a significant number of shares of our common stock issuable upon conversion. . . . “).  We may be unable to satisfy the entirety of our debt owed to our lenders.  Any such failure could have a material and adverse effect on our financial condition, business prospects, and our viability.

If we are unable to pay or refinance our senior secured indebtedness when due, or if we are declared bankrupt or insolvent, these junior creditors may not recover the value of their notes.  As a matter of state and creditor law, common stock ranks junior to all of our existing and future indebtedness, both secured and unsecured, and to other non-equity claims against our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings.  Due to the substantial indebtedness of our Company, holders of our common stock face the risk that they may not recover any portion of their investment unless all of the claims of our creditors are satisfied first or unless they are able to sell their stock prior to any such claims are asserted.

Our success critically depends on the continued popularity of RDC technologies in general, and our RDC Select solution in particular, achieving and maintaining widespread acceptance in our targeted markets.  If RDC falls out of favor, or if our RDC Select fails to win consumer acceptance, the viability of our business may be threatened.

We expect that our success will depend to a large extent on the continuing broad market acceptance of RDC technologies in general, and on market acceptance of our RDC Select and services among banks and credit unions.  Our target customers may not currently use RDC solutions for a number of other reasons, including unfamiliarity with the technology or perceived lack of reliability.  We believe that the acceptance of RDC Select and our services by our prospective customers will depend on the following factors:

•                  the continued importance of RDC technologies and capabilities among end-user consumers;

•                  our ability to demonstrate RDC Select’s economic and other benefits;

•                  our customers’ acceptance of us as a service provider; and

•                  the reliability of the software and hardware comprising the RDC Select solution.

Even if we are successful in refining, selling and servicing our products and related solutions, the RDC market may slow or not grow fast enough for us to attain profitability in the near future, if ever.

Under our current business model, we rely upon third parties to provide software integration, hardware, fulfillment and support and maintenance services in connection with our RDC solutions.

We do not own outright all of the rights and technologies, including software, that is used in our RDC products.  We may develop proprietary software for our RDC solutions by using imaging, mobile solutions or other technologies from various partners.  For instance, our RDC platform utilizes software and hardware from multiple third-party vendors such as Mitek Systems Inc., Parascript, LLC, AQ2 Technologies, LLC and Nitro Mobile Solutions, LLC, and we expect that we will continue to rely on multiple third-party vendors to create competitive software offerings for our customers and to provide them with state-of-the-art products.

We also rely on cooperation among our third-party vendors, and if they are unwilling to work with us or one another to perform needed integration services, our ability to provide competitive software offerings may be adversely impacted.  The performance of our RDC solutions depends upon the performance and quality of third party products and services, including hardware fulfillment, support and maintenance.  If the systems provided by third parties develop technical or operations problems, or cannot be scaled to meet the needs of our customers, or the third parties do not perform required services in a timely manner, our business may be materially and adversely affected.  Any such outcome could adversely affect the value or price of our common stock.

If our products have product defects or we fail to provide agreed upon services to our clients and end users, it could materially damage our reputation, sales and profitability and result in other costs.

The products we provide to our clients and industry partners, including those licensed from third parties and those we develop, are extremely complex and are constantly being modified and improved, and as such, they may contain undetected defects or errors when first introduced or as new versions are released.  As a result, we could in the future face loss or delay in recognition of revenues as a result of software errors or defects.  Our contracts with users and partners contain provisions that may require us to remedy malfunctions in our products or the services we provide and to pay damages if we breach our contractual obligations.

Despite our reliance on established software vendors and our testing, errors may still be found in our products, resulting in loss of revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or service and warranty costs, any of which would have a material adverse effect upon our business, operating results and financial condition.  Ultimately, any of these outcomes could adversely affect the value or price of our common stock.

We face risks related to the storage of our customers’ and their end users’ confidential and proprietary information.

Our products are designed to maintain the confidentiality and security of our customers’ and their end users’ confidential and proprietary information that is stored on our systems, which may include sensitive financial data. However, any accidental or willful security breaches or other unauthorized access to this data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

Our industry is characterized by rapid technological change.  If we are unable to adapt our products and develop or acquire new technology to keep with these rapid changes, we will not be able to obtain or maintain market share.

The market for our product is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and heavy competition.  Furthermore, many of our competitors have greater capabilities and resources to develop and test new technology more rapidly than we do. We must respond to changing technology and industry standards in a timely and cost-effective manner. We may not be successful in acquiring new technologies, developing or acquiring new products or enhancing existing products in a timely and cost-effective manner.  These new technologies or enhancements may not achieve market acceptance.  Our pursuit of necessary technology may require substantial time and expense.  We may need to license new technologies to respond to technological change.  These licenses may not be available to us on financially favorable terms. Finally, we may not succeed in adapting our products to new technologies as they emerge.

Our image in the marketplace could be damaged if our RDC services become unavailable due to human error, power or Internet connectivity issues, or if there are security breaches.

It is important that our RDC solutions servers are available for processing to our customers on a 24/7/365 basis.  We rely on our ISP to provide consistent service and administration, keep up with technical requirements and innovations, and maintain industry standards of redundancy and recovery.  If our ISP does not meet these requirements, our image may suffer in the marketplace and we could lose customers.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.  The financial services industry, and in particular banks and those involved in the check-cashing segment, are concerned about the maintenance of customer privacy and compliance with consumer privacy requirements under laws such as the Gramm-Leach-Bliley Act.  While we strive to comply with all applicable data protection laws and regulations, as well as our own privacy policies, any failure or perceived failure on our part to comply, and even the failure of a competitor of ours in our industry, may result in proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could potentially have a material and adverse effect on our business.

In addition, as nearly all of our products and services are Internet based, the amount of data we store for our users on our servers (including personal information) has been increasing.  Any systems failure or compromise of our security, or lapses by competitors in our industry, that results in the release of users’ data could seriously limit the adoption of our products and services, as well as harm our reputation and brand and, therefore, our business.  We may also need to expend significant resources to protect against security breaches.  The risk that these types of events could seriously harm our business is likely to increase as we expand the number of Internet-based products and services we offer.

Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection.  In addition, the interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain and in flux.  It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices.  If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business.  Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of users to access our products and services, our products and services may be perceived as not being secure, users and customers may curtail or stop using our products and services, and we may incur significant legal and financial exposure.  Our products and services involve the storage and transmission of users’ and customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation, and potential liability.  Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our data or our users’ or customers’ data.  Additionally, outside parties may attempt to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data.  Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our products and services that could potentially have an adverse effect on our business.  Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.  If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users and customers.

The failure to grow our revenues could adversely affect our ability remain a public reporting company.

We intend to grow our revenues organically, which we expect will require a substantial amount of time, money, and other valuable resources. As we sign contracts with financial institutions, a portion of the revenue we generate is based on their customer acceptance and usage. Therefore, there is no assurance we will be successful in generating transactional revenue from our customers.  Also, if we are unable to grow our revenues quickly enough to pay for our infrastructure and administrative costs, the continued added costs associated with being a public company (e.g., additional legal, accounting and professional consulting costs) may outweigh the benefits of being a public reporting company, and we may ultimately determine or be forced to cease filing our periodic reports with the SEC and de-register as a public company.

If we are unable to manage our growth, our business and results of operations could be adversely affected.

Any new and significant sustained growth will likely place a strain on our management systems and operational resources.  Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force.  If we begin to grow significantly, we cannot be certain that our personnel, systems, procedures and controls will be adequate to support our operations.

We may be required to expend significant resources to comply with governmental regulations.

We are subject to various laws and regulations.  New laws or new interpretations of existing laws will also impact our business.  Such laws may include the Dodd-Frank Wall Street Reform and Consumer Protection Act that was signed into law on July 21, 2010.  Generally, the Dodd-Frank Act is effective the day after it was signed into law, but different effective dates apply to specific provisions of the Dodd-Frank Act.  Uncertainty remains as to the ultimate impact of the Dodd-Frank Act, which could have a material adverse impact either on the financial services industry as a whole, or on our business, results of operations and financial condition.

Because we provide material services to insured depository institutions, we may be subject to certain provisions of the Bank Service Company Act as well as provisions of the Dodd-Frank Act creating the Consumer Financial Protection Bureau (CFPB).  The CFPB prohibits service providers from engaging in unfair, deceptive or abusive acts or practices, as defined by the CFPB, and requires them to conform services to the provisions of federal consumer financial laws, as defined in the Dodd-Frank Act, and prohibits them from committing any act or omission in violation of a federal consumer financial law.  The CFPB has not yet issued any implementing regulations under the foregoing provisions, and therefore the scope, extent and nature of the CFPB’s regulatory, supervisory and enforcement authority is not yet known.  The Dodd-Frank Act provides the CFPB with enforcement powers that include the authority to conduct investigations and adjudication proceedings, and litigation authority, and which authorize the CFPB to, among other things, assess civil money penalties as provided in the Dodd-Frank Act.  At this time, we do not expect that as a service provider the activities of the Bureau will have a material adverse impact on the Company and that we will be able to comply with the regulations of the Bureau when they are issued.

In addition, whether or not U.S. laws and regulations that apply to banks and other service providers apply to us, our clients have and may in the future require us to adhere to standards relating to high levels of security, the maintenance of customer privacy and other regulatory areas that they are obligated to meet in their compliance with such laws.  There can be no assurance that we will be able to meet such requirements. Any such failure could materially and adversely affect our business and its viability, as well as the price of our common stock.

Changes in banking regulations could negatively affect our business.

Our financial institution clients are subject to the supervision of several federal, state and local government regulatory agencies, and we must continually ensure that our products and services work within the extensive and evolving regulatory requirements applicable to our financial institution clients.  Regulation of financial institutions such as banks can indirectly affect our business. While the use of our products by financial institutions is either not subject to, or is currently in compliance with, banking regulations, a change in regulations or the creation of new regulations on financial institutions, including modifying a financial institution’s ability to offer products and services similar to ours, could prevent or lessen the use of our products and services by financial institutions, which would have a substantial negative effect on our business and operations.

Our success may depend on retaining key personnel and our ability to attract and retain additional personnel.

Our key personnel currently include:

•                  Jeffrey C. Mack, Chief Executive Officer and President

•                  Bruce Whitmore, Executive Vice President and Chief Information Officer

•                  Lawrence C. Blaney, Executive Vice President of Sales and Marketing

•                  Darin McAreavey, Executive Vice President and Chief Financial Officer

•                  Christopher F. Ebbert, Executive Vice President, Product Development

If we fail to retain our key personnel or to attract, retain and motivate additional qualified associates, our ability to maintain and develop our business may be adversely affected.  Our future success depends significantly on the continued service of our key technical, sales and senior management personnel and their ability to execute our growth strategy.  The loss of the services of our key associates could harm our business, including our loss of these individuals due to death or disability.  In this regard, we do not have any key-person insurance on any of the above-identified individuals.  We do have written employment agreements with the above-identified individuals, and all of those agreements contain customary non-competition and other restrictive covenants benefitting the Company, but these agreements do not guarantee the services of these individuals for the terms of their agreements or beyond.

In sum, we may be unable to retain our employees (including for reasons beyond our control) or to attract, assimilate and retain other highly qualified employees who could migrate to other employers offering superior compensation packages.  If we are unable to hire and retain enough qualified technical, sales and marketing personnel, and management personnel, or if those we hire are not as productive as we expect, we may not be able to achieve our sales plans or maintain our current level of sales.  In any such event, our price of our common stock may decline due to failures to meet expectations, need for additional financing to meet our goals, or both.

Our ability to execute our business strategy may depend on our ability to protect our current intellectual property or intellectual property we may develop in the future, and if any third parties make unauthorized use of our intellectual property, or if our intellectual property rights are successfully challenged, our competitive position and business could suffer.

Our success and ability to compete will depend substantially on our ability to develop proprietary technologies. We own no issued patents, but have filed several applications with the U.S. Patent Office.  These include an application filed in October 2010, relating to our Apple OS X Internet deposit application.  We cannot be certain that our intellectual-property rights will not be infringed upon, that others will not develop products in violation of our intellectual-property rights, or that others may assert, rightly or wrongly, that our intellectual-property rights are invalid or unenforceable.  In instances where we may rely on trade secrets for the protection of our confidential and proprietary business information, we cannot be certain that we would have adequate remedies for any unauthorized disclosure of any such trade secrets will not otherwise become discovered or, for that matter, independently developed by our competitors.  In general, defending intellectual-property rights is expensive and consumes considerable time and attention of management. (See “LEGAL PROCEEDINGS”)  Our involvement in additional intellectual-property litigation would likely have a materially and adverse effect on our business and may threaten our viability.  Even if we were ultimately successful in defending our intellectual-property rights, the cost of such defense may be crippling to our business and materially and adversely affect our prospects and viability.

In addition, competitors may design around our technology or develop competing technologies.  There can be no assurance that we will obtain patents on the inventions disclosed in our pending patent applications or on any future patent applications, nor can there be any assurance that the scope of any future patent will be sufficiently broad to offer us meaningful protection.  Finally, intellectual property rights may be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share.

Companies may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling our products.

Other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid.  Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our products and services.  In addition, we may need to bring legal claims to enforce or protect such intellectual property rights.

In December 2010, we received notice from Cachet Banq claiming that one of our trademarks employing the word “Cachet” may infringe that party’s trademarks, and on March 4, 2013, Cachet Banq filed a trademark infringement lawsuit against the Company in United States District Court for the Central District of California.  Based on current information, we believe there are substantial and meaningful differences between the relevant trademarks that would in our reasonable judgment preclude a finding of infringement, or that would adversely affect our trademarks.  We intend to vigorously contest its claims and protect our rights.  (See “Legal Proceedings”)

Any litigation, whether successful or unsuccessful, may result in substantial costs and diversion of our resources.

We compete with other companies that are well established and have more resources, and we may also compete against technologies developed in-house by some of our clients or potential clients, all of which puts us at a competitive disadvantage.

The market for remote deposit capture is highly competitive and we expect competition to increase.  Most of our competitors or potential competitors have significantly greater financial, technical and marketing resources than us.  These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements.  They are also able to devote greater resources to the development, promotion and sale of their products than we do.  On occasion, we may also have potential clients who have developed their RDC products and services internally, and so our competition may come from within the clients themselves, sometimes making it more difficult to consummate a transaction due to territoriality, bias toward in-house developed capabilities, or concerns about our support availability in comparison to in-house support.

We expect competitors to continue to improve the performance of their products and to introduce new products, services and technologies.  Successful new product introductions or enhancements by our competitors could affect our sales and the market acceptance of our products, cause intense price competition or make our products obsolete.  To be competitive, we must continue to invest significant resources in research and development, sales and marketing and customer support.  If we do not have sufficient resources to make these investments or are unable to make the technological advances necessary to be competitive, our competitive position will suffer.  Our failure to compete successfully against current or future competitors could seriously harm our business.

Financial institutions are subject to industry consolidation, and we may lose clients with little notice, which could adversely affect our revenues.

The financial institution industry is prone to consolidations that result from mergers and acquisitions.  Other financial institutions that do not use our products and services may acquire our existing clients and then convert them to competing products and services.  Most of our contracts provide for a charge to the client for early termination of the contract without cause, but these charges are insufficient to replace the recurring revenues that we would have received if the financial institution had continued as a client.

If we fail to maintain adequate internal controls over financial reporting, then our business and operating results could be harmed.

Internal controls over financial reporting are processes designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Failure to maintain effective internal controls over financial reporting in the future could cause us to fail to meet our reporting obligations, cause our financial statements to contain material misstatements, and harm our business and operating results.  Even if we do not experience material weaknesses, our internal controls may not prevent all potential errors, because any control system, regardless of its design, can provide only reasonable, and not absolute, assurance that the objectives of the control system will be achieved.  In 2014, the Company engaged with an outside consulting firm to assist us in completing management’s self-assessment of our internal controls.  Based on our internal review, we did not identify any material weaknesses in our internal controls.

We do not anticipate paying any dividends on our common stock in the foreseeable future.

In the foreseeable future, we do not expect to declare or pay any cash or other dividends on our common stock. In part, this is because our current debt agreements restrict us from paying dividends.  Moreover, any future borrowing arrangements may similarly prevent us from paying dividends on our common stock during such time as we are subject to those terms.  Regardless, we anticipate that we would reinvest our earnings into the business for purposes of growth.  This means that the sole means of our stockholders making a profit on a purchase of our common stock must occur through appreciation in the price of our common stock on the market.  As indicated elsewhere, our Company, business and industry, and an investment in our common stock is subject to numerous risks.  Stockholders may be unable to sell their stock at times and at prices that they believe are reflective of the true value of their shares, if at all.

Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company, which could adversely affect the price of our common stock.

Our Amended and Restated Certificate of Incorporation, our corporate bylaws, and Delaware law contain provisions that could make it more difficult for a third party to obtain control of us.  For example, Delaware law contains a control share acquisition statute and a business combination statute.  The anti-takeover effect of these laws could discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change of control would be beneficial to our existing stockholders.  In addition, our Amended and Restated Certificate of Incorporation and bylaws make the acquisition of our Company more difficult, including the following:

•                  only our Chairman or a majority of our directors will be authorized to call a special meeting of our stockholders;

•                  advance notice procedures will apply for stockholders to nominate candidates for election as directors; and

•                  our Amended and Restated Certificate of Incorporation authorizes undesignated preferred stock, the terms of which may be established, and shares of which may be issued, by our Board of Directors without any stockholder approval.

Because these provisions and laws could discourage takeover attempts, even when a change of control would be beneficial to a stockholder, these provisions and laws could adversely affect the price of our common stock.

Being a public company results in additional expenses and diverts management’s attention, and could also adversely affect our ability to attract and retain qualified directors.

As a result of our merger transaction on February 12, 2014, the business of Cachet must now bear the expenses associated with being a public reporting company.  As a public reporting company, we are subject to the reporting requirements of the Securities Exchange Act of 1934.  These requirements generate significant accounting, legal and financial compliance costs, and make some activities more difficult, time consuming or costly, and may place significant strain on our personnel and resources.  As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations.  These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance.  If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.  This fact is significant inasmuch as the Company is actively seeking to add qualified and independent directors to its board.

In addition, investors should understand that 2014 was our first year of being a public company and therefore we incurred significant general and administrative expenses associated with us maintaining our compliance with the SEC and other regulatory agencies.  An investor should understand that our general and administrative expenses will likely increase in 2015 in order for us to maintain the ongoing requirements of being a public company.

The protection provided by the federal securities laws relating to forward-looking statements does not apply to us. The lack of this protection could harm us in the event of an adverse outcome in a legal proceeding relating to forward-looking statements made by us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a recognized national securities exchange.  Our common stock does not trade on any recognized national securities exchange.  As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.  The lack of this protection in a contested proceeding could harm our financial condition and, ultimately, the value of our common stock.

Our officers and directors possess substantial voting power with respect to our common stock, which will limit your influence on corporate matters.

Our officers and directors collectively possess beneficial ownership of approximately 45.2% of our voting stock as of April 13, 2015.  As a result, our insiders could substantially control our management and affairs through the election and removal of our Board of Directors and all other matters requiring stockholder approval, including the future merger, consolidation or sale of all or substantially all of our assets.  This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders.  Furthermore, this concentrated control will limit the practical effect of your participation in Company matters, through stockholder votes and otherwise.  Any of these effects could depress the price or value of our common stock.

Our Amended and Restated Certificate of Incorporation grants our Board of Directors the power to issue additional shares of common and preferred stock and to designate other classes of preferred stock, all without stockholder approval.

Our authorized capital consists of 520 million shares of capital stock.  Our Board of Directors, without any action by our stockholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Delaware law.

The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our common shares.  The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock.  Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute our book value per share.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks to our investors may exist since we became public through a “reverse merger.” Security analysts of major brokerage firms may not provide coverage of our Company since, because we became public through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock.  In addition, because of past abuses and fraud concerns stemming primarily from a lack of public information about newly public businesses, there are many people in the securities industry and business in general who view reverse merger transactions with suspicion.  Without brokerage firm and analyst coverage, there may be fewer people aware of us and our business, resulting in fewer potential buyers of our securities, less liquidity, and lower stock prices for our investors than would be the case if we had become a public reporting company in a more traditional manner.

Our common stock presently is listed for trading on the OTCQB.

Our common stock presently is listed for trading on the OTC Market’s OTCQB service.

A listing on the OTC Markets is generally understood to be a less active, and therefore less liquid, trading market than other types of markets such as a stock exchange.  Compared to a listing on a stock exchange, a listing on the OTC Markets can be expected to have an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us and our common stock. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.  In addition, we have had and may continue to have small trading volume in our common stock, which makes it difficult for our stockholders to sell their shares as and when they choose.  Small trading volumes generally depress market prices. As a result, we believe that you may not be able to resell shares of our common stock publicly, if at all, at times and prices that you feel are fair or appropriate.

Our common stock is a “penny stock,” which may make it difficult to sell shares of our common stock.

Our common stock is categorized as a “penny stock” subject to the requirements of Rule 15g-9 under the Securities and Exchange Act of 1934.  Under this rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC.  Under applicable regulations, our common stock will generally remain a “penny stock” until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until we meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2 million if we have been operating for at least three years or $5 million if we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6 million for each of the last three years.

The penny-stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny-stock transactions.  As a result, there is generally less trading in penny stocks.  If you become a holder of our common stock, you may not always be able to resell shares of our common stock in a public broker’s transaction, if at all, at the times and prices that you feel are fair or appropriate.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including but not limited to not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.  In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.

We have elected to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our consolidated financial statements may not be comparable to the financial statements of other public companies.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”  In this regard, we will remain an “emerging growth company” for up to five years after the first sale of our common equity securities under an effective registration statement, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the next following December 31.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions.  If investors were to find our securities less attractive as a result of our election, our stock price may be adversely affected.

ITEM 1B      UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 2          PROPERTIES

We lease approximately 22,212 square feet of space at 18671 Lake Drive East, Minneapolis, Minnesota 55317, pursuant to a lease terminating on August 31, 2016 at an average rental rate of $22,212 per month. We also lease 1,812 square feet of office space at 1400 Preston Rd Suite #116, Dallas, Texas 75093, pursuant to a lease terminating on June 30, 2017 at an average rental rate of $3,473 per month.

ITEM 3          LEGAL PROCEEDINGS

An entity named Cachet Banq contacted us in December 2010 regarding their U.S. Trademark Registration No. 2,857,465 (registered on June 29, 2004) for the standard mark CACHET covering “financial services, namely automated clearinghouse processing services for the payroll service industry.”  Cachet Banq alleged that our use of “CACHET” infringes on their federal trademark registration.  On March 4, 2013, Cachet Banq filed a trademark infringement lawsuit against the Company in the United States District Court for the Central District of California.  The parties have filed cross motions for summary judgment.  The initial brief was filed on May 30, 2014, replies were filed on June 26, 2014 and the court took these motions under advisement on July 8, 2014.  We have denied that our use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and we will vigorously defend this and any future similar claims made by Cachet Banq.  We are not currently involved in any other material legal proceedings.

ITEM 4          MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5          MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

MARKET INFORMATION

As of April 13, 2015, the closing bid price for our common stock as reported on the OTC Market’s OTCQB was $0.748 per share. There was no trading of our common stock on the OTCQB or any other market, exchange or quotation system before July 2014. Although our common stock is quoted on the OTCQB, there is a limited trading market for our common stock. Because our common stock is thinly traded, any reported sale prices may not be a true market-based valuation of our common stock.

The table below sets forth reported high and low closing bid quotations for our common stock for the fiscal quarters indicated as reported on the OTCQB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Fiscal Year Ended December 31, 2014
Quarter ended March 31, 2014*	—	—
Quarter ended June 30, 2014*	—	—
Quarter ended September 30, 2014	$1.58	$—
Quarter ended December 31, 2014	$1.60	$0.75

*      The was no market for our common stock during this period.

HOLDERS

As of the date of this report, we had 21,995,190 shares of common stock outstanding held by approximately 80 holders of record.

DIVIDENDS

We have never declared or paid cash dividends on our common stock.  We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future.  In any event, our payment of cash dividends on account of our common stock is presently prohibited by our borrowing agreements with several senior secured lenders.  Any future determination to pay dividends on our common stock will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below sets forth certain information, as of the close of business on December 31, 2014, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance.

	Number of Securities to be		Weighted-Average	Number of Securities Remaining
	Issued Upon Exercise of		Exercise Price of	Available for Issuance Under Equity
	Outstanding Options,		Outstanding Options,	Compensation Plans (excluding
	Warrants and Rights		Warrants and Rights	securities reflected in column a)
	(a)		(b)	(c)
Equity compensation plans approved by securityholders	255,167	(1)	$3.09	369,833
Equity compensation plans not approved by securityholders	2,448,402	(2)	$1.54	none

(1)         All of these securities relate to securities originally issuable under an equity compensation plan of Cachet Financial Solutions (Minnesota), entitled the “Cachet Financial Solutions Inc. 2010 Equity Incentive Plan,” approved by that corporation’s shareholders prior to the merger.  In connection with the merger, these securities and the associated plan were assumed by our Company, but no further incentive grants will be made under that plan. Securities issuable under the Cachet Financial Solutions Inc. 2010 Equity Incentive Plan and otherwise generally vest ratably over a three-year period.

(2)         These securities generally vest over two to three years.

2014 Stock Incentive Plan

On February 12, 2014, we adopted the 2014 Stock Incentive Plan.  The plan will be administered by the Board of Directors or a committee thereof.  Our Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant non-qualified (non-statutory) options for up to 100,000 common shares to new employees of the Company who are not officers of the Company during each fiscal year.  Incentives under the plan may be granted in one or a combination of the following forms: (a) non-statutory stock options (no incentive stock options may be issued, because the plan was not submitted to and approved by our stockholders); (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares.  Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors.  An aggregate of 1,521,621 shares of common stock are issuable under the plan.  No person is eligible to receive grants of stock options and SARs under the plan that exceed, in the aggregate, 400,000 shares of common stock in any one year.  The term of each stock option shall be determined by the board or committee, but shall not exceed ten years.  Vested stock options may be exercised in whole or part by the holder giving notice to the Company.  Options under the plan may provide for the holder of the option to make payment of the exercise price by the surrender of shares equal in value to the exercise price.

2014 Associate Stock Purchase Plan

On September 8, 2014, our Board of Directors adopted our 2014 Associate Stock Purchase Plan.  We may issue a total of up to 500,000 shares of our common stock under the plan. The plan is designed to be a stock purchase plan qualifying under Section 423 of the Internal Revenue Code of 1986. The Board of Directors elected to cause the plan to be effective as of September 1, 2014, and as such the plan will need to be approved by our shareholders no later than August 30, 2015 in order to fully comply with the requirements of Code Section 423.

The 2014 Associate Stock Purchase Plan permits eligible employees to purchase shares of our common stock at the end of pre-established offering periods at a maximum 15% discount from the common stock’s fair market value on the date of purchase or the offering date, whichever is lower. Purchases will be funded through employee payroll deductions (or, if payroll deductions are not permitted by local law, by other permitted methods). Eligible employees include any person, including an officer, employed by the Company or a subsidiary and whose customary employment is at least 20 hours per week. The plan will be administered by our full Board of Directors or committee of the Board of Directors designated for such purpose.

TRANSFER AGENT

Our transfer agent is Corporate Stock Transfer, Inc., located at 3200 Cherry Creek Drive S., Denver, Colorado 80209. The transfer agent’s telephone number is (303) 282-4800. The transfer agent is registered under the Securities and Exchange Act of 1934.

DESCRIPTION OF SECURITIES

The following is a description of our capital stock and other securities. The following is only a summary and is qualified by applicable law our Amended and Restated Certificate of Incorporation and the documents evidencing such securities.

General

Our authorized capital stock consists of 520 million shares of capital stock, par value $0.0001 per share, of which 500 million shares are authorized for issuance as common stock, and 20 million shares are authorized for issuance as undesignated preferred stock.  As of April 13, 2015, there were 21,995,190 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting.  The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights.  Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our Board of Directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities.  If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Conversion, Redemption and Preemptive Rights.  Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Preferred Stock

Under our Amended and Restated Certificate of Incorporation, our Board of Directors is authorized, subject to limitations prescribed by law, to issue shares of preferred stock in one or more series without further stockholder approval.  The Board of Directors has discretion to determine the rights, preferences, privileges and restrictions of, including without limitation voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of our preferred stock.  Accordingly, our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.  As of December 31, 2014, we had a total of 2,229,702 of Series

A Convertible Preferred stock outstanding.  In February 2015, we converted all outstanding convertible preferred stock into common shares.  As of April 13, 2015, the Company had no shares of Preferred Stock outstanding.

Stock Options

We had outstanding as of April 13, 2015, options for the purchase of an aggregate of up to 2,937,121 shares of our common stock.  Of the total stock options outstanding as of such date, 1,678,870 were vested and exercisable.  The weighted average remaining life was 4.06 years and the weighted-average exercise price was $1.62.

Warrants

We had outstanding as of April 13, 2015 warrants for the purchase of an aggregate of up to 11,745,052 shares of our common stock.  These warrants are exercisable immediately, and as of such date had a weighted-average remaining life of 4.34 years and a weighted-average exercise price of $1.51.

Among these warrants is a warrant held by Michaelson Capital Partners for the purchase of 238,212 shares of common stock at the per-share price of $2.88, expiring October 26, 2017.  Under the terms of the warrant, the purchase price automatically adjusts to equal the lowest of $2.88, the lowest per-share price at which we issue or sell common stock during the term of the warrant, or 80% of the lowest per-share price at which common stock is issuable under the terms of any security we sell or issue that is convertible into shares of our common stock.  In addition, the terms of the warrant provide that, upon any adjustment to the purchase price under the warrant, the number of shares of our common stock purchasable under the warrant automatically adjust to equal the quotient obtained by dividing (x) the product of the purchase price under the warrant, prior to giving effect to the purchase-price adjustment, multiplied by the number of common shares purchasable under the warrant, prior to giving effect to any adjustment, by (y) the purchase price under the warrant, after giving effect to the purchase-price adjustment.  In July 2014, the Company entered into an agreement to modify the terms of the warrant. Under the new terms, the exercise price was reduced to $1.20 per share which is 80% of the IPO share price and the number of shares of Company common stock to be acquired was increased to 571,708.  Following the PIPE offering completed in February 2015, the anti-dilution provision of the warrant agreement further reduced the exercise price to $0.92 which is 80% of the Series B Convertible Preferred share price and the number of shares of the Company common stock to be acquired was increased to 745,706.

In December 2014, the Company entered into an agreement with an investor pursuant to which 162,662 shares of common stock held by the investor were exchanged for a five-year warrant to purchase up to 325,324 shares of common stock at a per-share price of $1.50.

Convertible Debt and Warrants

We entered into a Loan and Security Agreement with Trooien Capital, LLC on December 12, 2013 for loans of up to $4.0 million in the aggregate.  Loans made to us by Trooien Capital accrue interest at the rate of 10% per annum, mature on December 12, 2016 and are convertible into shares of our common stock. On July 14, 2014, a total of $1.0 million of the outstanding loans were converted into 980,213 shares of common stock and Trooien Capital was issued a five-year warrant to purchase up to 980,213 shares at $1.875 per share.  As of December 31, 2014, we have loans outstanding to Trooien Capital of approximately $2.3 million.  Upon the optional conversion of this outstanding debt (including any conversion of additional advances that Trooien Capital may make), we would also become obligated under the borrowing agreements with this lender to issue warrants for the purchase of additional shares of our common stock (in an amount equal to the number of shares issued upon such debt conversions) at a per-share price equal to $1.875 per share.

On May 7, 2014, we entered into a Revolving Line of Credit Note with Michael J. Hanson, a director for advances aggregating $1.5 million.  As of December 31, 2014, $1.0 million was outstanding under the note.  The note is payable upon the earlier to occur of a Company financing with gross proceeds in excess of $10 million or July 31, 2015, and is convertible at the option of Mr. Hanson into common stock at $1.20 per share with a five-year warrant equal to the number of common shares received with an exercise price of $1.875.

On July 14, 2014, we completed an initial public offering (an “IPO”) in which a total of 4,500,000 shares of common stock were issued at $1.50 resulting in gross proceeds of $6,750,000. The net proceeds from the offering were approximately $5.5 million, after deducting commissions and approximately $600,000 in offering costs. As part of the offering, we converted approximately $6.3 million of existing indebtedness into 5,139,169 shares of common stock and issued 3,563,545 warrants with an exercise price of $1.875 and a life of five-years, which included the common stock and warrants issued to Trooien Capital.

In December 2014, we entered into an Amendment to Conversion Agreement with two of our directors, effective June 17, 2014.  The amendment clarified the number of warrants to be received by the two directors as part of converting debt as outlined in the Conversion Agreement upon the successful completion of our IPO.  Specifically, (i) Michael Hanson received warrants to purchase 438,161 shares of common stock and (ii) James Davis received warrants to purchase 591,432 shares of common stock, which in each case equals 100% of the number of shares of common stock received by Hanson and Davis under the Conversion Agreement.  The amendment also reflects that the warrants have an exercise price of $2.00 per share and a five-year term.

During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share). Net proceeds to the Company after offerings costs were $3.0 million.  Since December 31, 2014, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15.  Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of $250,000 in debt held by Michael J. Hanson, one of our directors. None of the investors in this offering were deemed affiliates of the Company, except for one of our directors, Michael J. Hanson.

We will require additional funds to continue operations beyond April 15, 2015.

ITEM 6  SELECTED FINANCIAL DATA

Not applicable.

ITEM 7          MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this report.  This discussion contains forward-looking statements that involve significant uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “RISK FACTORS” elsewhere in this report.  For further information, see “Forward-Looking Statements” below.

OVERVIEW

Reverse Merger Transaction

Pursuant to an Agreement and Plan of Merger and Reorganization dated January 14, 2014, as amended on February 11, 2014 (referred to simply as the “Merger Agreement”), we acquired by merger the business of Cachet Financial Solutions Inc., a Minnesota corporation, described in this report.  The merger was completed and effective as of the close of business on February 12, 2014, upon the filing of Articles of Merger with the Minnesota Secretary of State (the “Effective Time”).

At the Effective Time and pursuant to the Merger Agreement:

•                  each share of common stock of Cachet Financial Solutions (Minnesota) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 10.9532 validly issued, fully paid and non-assessable shares of the Company’s common stock, with fractional shares rounded down to the nearest whole number (the “Exchange Ratio”); and

•                  all securities convertible into or exercisable for shares of common stock of Cachet Financial Solutions (Minnesota) (including shares of common stock issuable upon exercise of issued and outstanding options and warrants) that were outstanding immediately prior to the Effective Time were converted into securities convertible into or exercisable for that number of shares of common stock of the Company as the holders thereof would have been entitled to receive if such securities of Cachet Financial Solutions (Minnesota) had been converted into or exercised for shares of common stock of Cachet Financial Solutions (Minnesota) immediately prior to the Effective Time, based on the Exchange Ratio.  As part of this conversion, the price at which the holders securities convertible into and exercisable for common stock of the Company will be required to pay in connection with their later conversion or exercise is equal to the quotient obtained by dividing (i) the per-share price at which their related options and warrants for the purchase of common stock of Cachet Financial Solutions (Minnesota) were exercisable prior to the Effective Time by (ii) the Exchange Ratio.

In connection with the merger, we changed our corporate name to “Cachet Financial Solutions, Inc.” to reflect our ownership of the business of Cachet Financial Solutions (Minnesota).  Prior to the merger, our corporate name was “DE Acquisition 2, Inc.”

The merger represents a change in control of the Company inasmuch as greater than 50% of the issued and outstanding voting stock of Company, on a post-merger basis, came to be held by the former holders of securities of Cachet Financial Solutions.  As a result of the merger, the Company now owns Cachet Financial Solutions and its entire business.

The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

Unless noted otherwise, all share figures and share prices contained in this report are presented after giving effect to the capital stock transactions effected as part of the merger.  In addition, all share figures and share prices contained in this report are presented after giving effect to the stock combination (reverse stock split) effected as of March 20, 2014.

Business and Development of Business

We provide cloud-based Software-as-a-Service (“SaaS”) remote deposit capture (RDC) solutions targeting specific financial institution markets and financial service organizations, including but not limited to banks, credit unions, card issuers, check cashers and payday lenders throughout the United States, Canada and Latin America.   Our service offering, marketed as RDC Select, is a cloud-based and fully hosted SaaS platform, developed to run on both Windows and Mac operating systems, eliminating the need for institutions to manage their own RDC operations by having to install an RDC infrastructure that requires staffing for implementation, support and data management.  Further, we offer a cloud-based SaaS RDC Select Mobile product designed to allow the user to remotely take a picture of the front and back of the check and deposit to their account at their financial institution remotely.  The mobile product is also available to customers of financial service organizations, allowing the user to take a picture of the front and back of the check, submit to their FSO for their approval and, subject to the approval communicated via the user’s smartphone in real time, loading the funds from the check onto a prepaid debit card.  In addition, we generally provide marketing, sales and training support to assist the institutions with their sales efforts of RDC to their customers.

Cachet Financial Solutions Inc. (Minnesota) was formed in 2010 to develop and deploy the RDC capability to a broad base of small- to mid-sized financial institutions.   Since formation, operations have principally consisted of

(1) the build-out of the necessary capabilities to deliver the RDC technology to clients, (2) the development of the sales and marketing function to grow the client base, and (3) the development of corporate and administrative support functions to support planned growth.

In 2012, we began to increase our client base, adding clients that are expected to generate the transaction volume-based revenue that our business model is based upon.   As of December 31, 2014, we had grown the number of agreements we had entered into with various federal credit unions and other FSO to provide our cloud-based SaaS RDC services by 123% to 348.  Approximately 252 of those agreements were “active” as of December 31, 2014, meaning that they have implemented the RDC software enabling the processing of customer transactions.  A 2012 Celent survey (“State of Consumer RDC 2012) reports that 80% of United States financial institutions were planning to offer or considering offering mobile RDC.  Based on current industry trends which indicate rapid adoption of RDC technology and growing demand by consumers, we believe we will continue to be successful in signing up additional FSO at a similar rate in the future.  As more and more of our customers “go-live” and consumer adoption of our cloud-based SaaS RDC technology increases, we believe we will experience an overall increase to our revenues as a portion of our revenue is generated on a per transaction fee basis.  While we expect our revenues to continue to increase, revenues from transaction volume has not yet grown to the level needed to support our current cost structure.  As a result, we have incurred operating losses since inception.  The operating losses, combined with the financing and interest costs, have resulted in cumulative losses since inception of $51.7 million through December 31, 2014.  Our continued operation critically depends on obtaining suitable financing.

Personnel and related costs, and marketing and travel costs, comprise approximately 78% and 10%, respectively, of our cash operating costs.  With the exception of a portion of marketing and travel costs, most of these costs are relatively fixed in nature.

Our sources of revenue include:

•                  up-front payments associated with our initial implementation of RDC Select (or other product offerings) for our customers, which may include payments for the sale of scanning and related equipment and payments for additional marketing support from our Company;

•                  professional services, including implementation services, development of interfaces requested by customers, assistance with integration of the Company’s services with the customers’ applications, dedicated support, and advisory services to customers who choose to develop their own interfaces and applications; and

•                  recurring revenue associated with the following:

•                  deposit fees, monthly active-user fees, and bill-pay fees; and

•                  transaction-processing fees and fees for the ongoing support and maintenance of our software.

Recurring revenue is expected to include fixed monthly service charges to customers for our service, transactional fees for the number items processed, or a combination of both.  We believe that this model of recurring revenue will have a positive impact on our cash flow and valuation.  Reliance on recurring revenues will mean, however, that transactional volume will likely be a key metric for our ability to scale and generate sufficient revenues to ultimately become profitable.

CRITICAL ACCOUNTING POLICIES

Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements is as follows.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Cachet Financial Solutions Inc. The wholly owned subsidiary is the only entity with operational activity and therefore no intercompany transactions exist with the parent entity which would need to be eliminated.  The Company has prepared the consolidated financial statements included herein, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared on the basis that we will continue as a going concern.  From inception to December 31, 2014, we have had cumulative operating losses of approximately $51.7 million, and as of December 31, 2014, our current liabilities exceeded our current assets by approximately $3.2 million. In 2015, we expect to continue to grow our client base and increase our revenues through higher RDC transaction volumes and monthly active user fees (“MAUs”) from our Select Mobile Money offering.  Nevertheless, we expect to continue to incur operating losses through 2015.  We engaged an investment firm to assist in raising additional capital through the issuance of debt and equity. Our ability to continue as a going concern through 2015 is dependent on raising additional capital to support operations and refinance maturing debt.  In addition, we have a note payable maturing on April 30, 2015, with a principal and accrued interest balance as of December 31, 2014 of $714,553, and have an outstanding balance including accrued interest of approximately $1.1 million on a line of credit with one of our directors maturing on July 31, 2015.  We also have $620,000 of notes payable with two directors maturing on June 30, 2015.  There is no assurance we will be successful in raising the needed capital to fund our operations to December 31, 2015.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Debt

The Company has a note payable with an original maturity date of December 14, 2014.  The terms of this note payable were amended in December 2014 to provide for four $50,000 monthly payments starting December 31, 2014.  The remaining balance is due on April 30, 2015. Following the $50,000 payment made in December 2014, the outstanding principal and accrued interest totaled $714,553.  In July 2014, the Company completed an IPO issuing 4.5 million shares of common stock at $1.50 per share. Net proceeds to the Company after the offering costs were approximately $5.5 million.  After the repayment of the debt related to the Company’s acquisition of Select Mobile Money and other short-term borrowings that became due upon completion of the IPO, the Company available cash for operations as of July 14, 2014 totaled $2.3 million. After paying existing trade payables owed as of this date, the Company had approximately $1.0 million for working capital following the IPO.  In conjunction with the IPO, a total of $6.3 million of principal and accrued interest of borrowings converted into approximately 5.1 million shares of common stock, along with the issuance of 3.6 million warrants with an exercise price of $1.875 per share.  In December 2014, we issued to two of our directors warrants to purchase an additional 1.0 million shares of common stock with an exercise price of $2.00 and a life of five-years as part of the debt converted upon the completion of our IPO.

On July 30, 2014, the Company entered into a finance commitment agreement with two directors to lend the Company up to $2.5 million, bearing interest at 10%, and due January 31, 2015.  If any portion of the notes issued under the commitment letter were outstanding beyond January 31, 2015, the default interest rate would be adjusted to 18%.  As of December 31, 2014, we had a total principal amount outstanding under the commitment letter of $350,000.  Since December 31, 2014, we had additional advances under this agreement totaling $350,000. On February 3, 2015, Michael Hanson, one of our directors, converted $250,000 of the amount owed into 217,391 shares of Series B Convertible Preferred Stock (which Series B Convertible Preferred Stock was converted into common stock on February 27, 2015).  In March 2015, the Company amended the terms of the commitment letter to extend the principal amount outstanding of $450,000 and related accrued interest at 10% to January 31, 2016.  As part of the amendment, the directors did not renew the remaining amount available under the original terms of the financing commitment letter.  As of December 31, 2014, the Company believes it was in full compliance with all of its outstanding debt agreements.

During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share). Net proceeds to the Company after offerings costs were $3.0 million.  Between

December 31, 2014 and the date of this report, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15. The Series A preferred shares totaling 2,238,702 converted into 2,920,039 shares of the Company’s common stock, whereby the Series B preferred shares totaling 2,065,891converted into 2,065,891 shares of the Company’s common stock.  In addition, the Company issued 74,765 shares of common stock to the Series A and B convertible preferred holders related to the 8% dividend accrued through the conversion date.  Net proceeds to the Company after offering costs were approximately $5.3 million, including debt reduction of $ 250,000 held by one of our directors, Michael J. Hanson.

The Company will require additional funds to continue beyond April 15, 2015.  In February 2015, we engaged an investment firm to assist us in raising additional capital through the issuance of a either debt or equity linked securities or a combination of both. However, there is no assurance the Company will be successful in raising the needed capital to fund its operations beyond April 15, 2015 or obtain similar financing arrangements with other investors or lenders. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue Recognition

The Company generates revenue from the following sources: (1) subscription and support fees (2) transaction volume fees, (3) active monthly user fees for mobile wallet offering (4) fees related to the implementation of RDC and mobile wallet software for clients, and (5) professional services such as client specific software customization and other products and services.

The Company’s arrangements do not contain general rights of return. The Company’s subscription arrangements do not provide customers with the right to take possession of the SaaS technology platform and, as a result, are accounted for as service arrangements. The Company records revenue net of any sales or excise taxes.

The Company commences revenue recognition for its SaaS technology platform and professional services when all of the following criteria are met:

•                  there is persuasive evidence of an arrangement;

•                  the service has been or is being provided to the customer;

•                  collection of the fees is reasonably assured; and

•                  the amount of fees to be paid by the customer is fixed or determinable.

Subscription and Support Revenue

Subscription and support revenue is primarily derived from customers accessing the SaaS technology platform and includes subscription, support, transaction volume fees and active user fees for mobile wallet offering.  Subscription and support revenue is recognized ratably over the contracted term of each respective subscription agreement, commencing on the date the service is provisioned to the customer, provided the four revenue recognition criteria have been satisfied. Transaction volume fees are recognized as transactions are processed and monthly services performed and active user fees for mobile wallet offering revenue is recognized on a monthly basis as earned provided the four revenue recognition criteria have been satisfied.

Professional Services and Other Revenue

Professional services include implementation services, development of interfaces requested by customers, assistance with integration of the Company’s services with the customers’ applications, dedicated support, and advisory services to customers who choose to develop their own interfaces and applications. Professional services are typically performed within three to six months of entering into an arrangement with the customer. Professional services are typically sold on a fixed-fee basis, but are offered on a time-and-material basis as well. Revenue for time-and-material arrangements is recognized as the services are performed.  Revenue for fixed-fee arrangements are recognized under the proportional performance method of accounting as the Company has developed a history of accurately estimating activity. The Company uses labor hours incurred to the end of each reporting period compared to the total estimated labor hours as an input based measure of performance under customer arrangements. The Company believes labor hours incurred is materially representative of the value delivered to the customer at any point in time during the performance of the service. Professional services are not considered essential to the functionality of the SaaS offering.

Implementation Fees

The implementation fees are recognized over the term of the contract or expected life of the contract where no contractual term exists. Generally, client agreements are entered into for 12 to 36 months. A majority of the implementation service component of the arrangement with customers is performed within 120 days of entering into a contract with the customer.

Multiple Element Arrangements

The Company enters into multiple element arrangements in which a customer may purchase a subscription and professional services. For arrangements with multiple deliverables, the Company evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple element arrangement as separate units of accounting, the deliverables must have standalone value upon delivery. If the deliverables have standalone value upon delivery, the Company accounts for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables does not have standalone value upon delivery, the deliverables that do not have standalone value are combined with the final deliverable within the arrangement and treated as a single unit of accounting.

Subscription and support contracts have standalone value as the Company sells subscriptions and support separately. In determining whether professional services can be accounted for separately from subscription and support services, the Company considers the availability of the professional services from other vendors, the nature of its professional services and whether the Company sells its applications to new customers without professional services. Based on these considerations the Company assessed that its professional services have standalone value.

The Company determines the selling price for each element based on the selling price hierarchy of: (i) vendor-specific objective evidence (“VSOE”) of fair value, (ii) third-party evidence (“TPE”), and (iii) estimated selling price (“ESP”). The Company is unable to establish VSOE for any of its services, as the Company has not historically priced its services with sufficient consistency. The Company is also unable to establish TPE, as the Company does not have sufficient information regarding pricing of third-party subscription and professional services similar to its offerings. As a result, the Company has developed estimates of selling prices based on margins established by senior management as the targets in the Company’s selling and pricing strategies after considering the nature of the services, the economic and competitive environment, and the nature and magnitude of the costs incurred. The amount of arrangement fee allocated is limited by contingent revenue, if any.

Deferred Revenue

Deferred revenue consists of billings and payments received in advance of revenue recognition from the Company’s subscription and support offerings as described above and is recognized as the revenue recognition criteria are met. For subscription agreements, the Company typically invoices its customers in monthly or annual fixed installments. Accordingly, the deferred revenue balance does not represent the total contract value of these multi-year subscription agreements. Deferred revenue also includes certain deferred professional services fees, which are recognized in accordance with the Company’s revenue recognition policy. The portion of deferred revenue the Company expects to recognize during the succeeding 12-month period is recorded as current deferred revenue, and the remaining portion is recorded as noncurrent.

Cost of Revenue

Cost of revenue primarily consists of costs related to hosting the Company’s cloud-based application, providing customer support, data communications expense, salaries and benefits of operations and support personnel, software development fees, software license fees, amortization expense associated with acquired developed technology assets, and property and equipment depreciation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at one financial institution and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

Accounts receivable represent amounts due from customers.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts was approximately $25,000 and $89,000 as of December 31, 2014 and 2013, respectively. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the credit risk.

Property and Equipment

Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Item	Estimated Life
Computer and data center equipment	3 years
Purchased and acquired software	3 years
Leasehold improvements	3-5 years, or lease term if less
Furniture and fixtures	7 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported.

Goodwill and Finite Life Intangible Assets

We assess the carrying amount of our goodwill for potential impairment annually or more frequently if events or a change in circumstances indicate that impairment may have occurred.  We perform an impairment test for finite-lived assets, such as intangible assets, and other long-lived assets, such as fixed assets, whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.

We only have one operating and reporting unit that earns revenues, incurs expenses and makes available discrete financial information for review by our chief operation decision maker.  Accordingly, we complete our goodwill impairment testing on this single reporting unit.

In conducting the annual impairment test of our goodwill, qualitative factors are first examined to determine whether the existence of events, or circumstances, indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, a two-step impairment test is applied.  In the first step, we calculate the fair value of the reporting unit and compare that amount with the reporting unit’s carrying amount, including goodwill.  If the carrying amount exceeds the fair value, we perform the second step of measuring the amount of the goodwill impairment loss, if any, by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of goodwill.  This requires performing a hypothetical application of the acquisition method to determine the implied fair value of goodwill after measuring the reporting unit’s identifiable assets and liabilities.

Goodwill was $204,000 as of December 31, 2014.  We conducted its annual goodwill impairment test as of December 31, 2014 and determined there to be no indication of impairment.  We will continue to monitor conditions and changes that could indicate an impairment of goodwill.

As of December 31, 2014, we determined that no triggering events had occurred since the acquisition date of Select Mobile Money business on March 4, 2014 and our finite-lived assets and long-lived assets were not impaired.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the lives of the related debt agreements. The costs are amortized to interest expense using the effective interest method.  In the event debt is converted or paid prior to maturity, any unamortized issuance costs are charged to expense.

Deferred Commissions

The Company capitalizes commission costs that are incremental and directly related to the acquisition of customer contracts. Commission costs are capitalized and amortized over the term of the related customer contract.

Advertising

Advertising costs are expensed as incurred and are included in sales and marketing expense on the accompanying statements of operations.

Net Loss Per Common Share

Basic and diluted net loss per common share for all periods presented is computed by dividing the net loss available to common shareholders by the weighted average common shares outstanding and common stock equivalents, when dilutive. Potentially dilutive common stock equivalents include common shares issuable pursuant to stock warrants, stock options, convertible preferred stock and convertible note agreements. Common stock equivalents were not included in determining the fully diluted loss per share as they were anti-dilutive.

Fair Value of Financial Instruments

The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures.  Warrants issued with price protection features are recorded at fair value on a recurring basis.  The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:

•                  Level 1 Inputs—Quoted prices for identical instruments in active markets.

•                  Level 2 Inputs—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•                  Level 3 Inputs—Instruments with primarily unobservable value drivers.

The warrants that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes option pricing model under probability weighted estimated outcomes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.  Significant estimates include the Company’s ability to continue as a going concern, allowance for doubtful accounts, assumptions used to value stock options and warrants, conversion incentive and share purchase price adjustment, and the value of shares of common stock issued for services.

Stock-Based Compensation

The Company accounts for stock-based compensation using the estimated fair values of warrants and stock options. For purposes of determining the estimated fair values the Company uses the Black-Scholes option-pricing model. The Company calculates the estimated expected life based upon historical exercise data. The risk-free interest rate assumption is based on observed interest rates appropriate for the term of the Company’s stock options.  The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies that are publicly traded for periods prior to its public offering.  The dividend yield assumption is based on the Company’s history and expectation of no future dividend payouts.

The Company has used an expected life of three years for the term of the options.  As only a minimal number of options have been exercised, management has made an estimate of an average life that is slightly longer than the vesting period. The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impact the amount of unamortized compensation expense to be recognized in future periods.

Research and Development Costs

The Company considers those costs incurred in developing new processes and solutions to be research and development costs and they are expensed as incurred.

INCEPTION-TO-DATE OPERATING RESULTS

The Company’s cumulative losses through December 31, 2014 of $51.7 million include operating losses of $33.2 million and interest and non-operating charges totaling $18.5 million. The operating losses are the result of the Company’s early stage of development whereby only minimal revenues have been generated. The cost structure, both technology and personnel to support the SaaS cloud based applications, and the selling, general and administrative functions of the expected business in the future, has been built in advance of the revenue growth. As the Company has added clients and those clients begin to generate the transaction volume based revenue contemplated by the Company’s business model, operating performance is expected continue to improve in 2015.

Costs related to interest including the accretion of discount on debt issued contributed $12.0 million to the cumulative loss through 2014. Those costs were driven by the borrowings needed to support the Company’s cost structure in the absence of significant revenue and working capital needs, as well as the high cost of debt due to the Company’s early stage of development. In connection with the completion of the Company’s IPO in July 2014, a significant portion of debt and related interest was converted to equity and the cost of debt service was reduced.  In addition to the cost of debt, the Company completed several transactions to facilitate the conversion of debt and warrants to equity through the exchange of securities during 2014 and 2013. The charges for those exchanges totaled $0.4 million and $3.1 million in 2014 and 2013, respectively.

RESULTS OF OPERATIONS:  YEARS ENDED DECEMBER 31, 2014 AND 2013

Revenues

Revenues for the year ended December 31, 2014 increased 125% or $1,468,505 to $2,648,108, when compared to the prior year. The increase was primarily due to an overall increase in RDC transactions processed which totaled 3,510,547 for the year ended December 31, 2014, representing an increase of 119% or 1,910,356 from the prior year. The increase was attributable to an overall increase in the number of banks and credit unions which were “active” customers, meaning that they have implemented the RDC software enabling the processing of customer transactions.    As of December 31, 2014, we had entered into agreements to provide our RDC technology with approximately 348 banks and credit unions, of which 252 were active, meaning that they have implemented the RDC software enabling the processing of customer transactions.   This compares to a total of 230 signed agreements, of which 130 were active as of December 31, 2013.  In addition, we generated approximately $412,000 of revenue for the year ended December 31, 2014 for professional services. During the year ended December 31, 2014, approximately 70% of our revenue was generated from transactional volume fees, monthly active user fees and other recurring support services.  Approximately 16% represents revenue from professional services primarily related to integration development work performed as part of implementing our mobile money product offering, while the remaining 14% was from implementation fees that are recognized over the lives of our contracts with financial institutions. As expected, as more clients have implemented our SaaS cloud based technologies they are starting to process more significant transactional and monthly active user fees and therefore, the mix of revenues continues to shift towards a higher percentage that are recurring in nature versus one-time implementation fees.

Since the March 2014 acquisition of Select Mobile Money from DeviceFidelity, we entered into several significant contracts, including Navy Federal Credit Union (“NFCU”), which is the world’s largest credit union. Our technology is part of a program designed to offer their members a money management tool geared towards students called Visa Buxx. Our Mobile Money application allows student card holders to view balances, request money from their parents through SMS, email or in-app notification, and use the locator feature to easily locate the nearest branch or ATM. In addition, the parents will also have the ability to monitor their teens’ transactions, current balances, transfer funds directly from their Navy Federal debit and credit card, and have the ability to suspend the card.  Based on the success of this program, we received an additional order from NFCU during the third quarter of 2014 to provide the same mobile technology for their General Reloadable Purpose Card (“GRPC”).  In December 2014, NFCU launched this prepaid card program labeled “Go Prepaid” making it available to all of its six million members.  We also received an order from USBank, who has partnered with Kroger, one of the largest grocery retailers in the world in a joint effort to offer its supermarket customers a prepaid card.   Our prepaid mobile application now offers Kroger’s supermarket customers a full suite of convenient mobile account services. Our application allows prepaid card users to view balances and transaction detail, reload money, including check-to-card loads with “instant good funds,” and transfer funds from inside the app. Powerful back-end analytics and messaging capabilities allows the supermarket to segment cardholder behavior and send relevant marketing messages to keep its customers engaged in using the mobile application.  USBank/Kroger went live with this program at the end of December 2014.

Since a significant portion of the revenue we expect to generate from these programs will depend on the number of active users as well as fees earned through the reloading of the prepaid cards, ATM withdrawals and the transfer of money, we are currently unable to determine the overall impact these programs will have on our future revenues until we see the overall level of consumer adoption now that these programs are live.

Cost of Revenues

Cost of revenues for the year ended December 31, 2014 was $2,747,343, an increase of 12% or $285,256, compared to the prior year. The increase was primarily due to an increase in amortization expense associated with the intangible assets acquired as part of the Select Mobile Money acquisition in March 2014. During the year ended December 31, 2014, we recognized amortization expense of approximately $480,000. Partially offsetting these increases was an overall decrease in contract resources incurred to support our data center operation of $168,533 when comparing the year ended December 31, 2014 to the prior year.  Our overall support costs for our data center for the year ended December 31, 2014 totaled $2,049,356 compared to $2,061,369 for the prior year.

Cost of revenue consists primarily of our costs of deploying and supporting the RDC capability, along with contract developers dedicated to our mobile money prepaid offering. We believe that as our RDC services revenue continues to grow, our cost of revenue will remain relatively fixed as part of providing these services. As a result of our investment in fixed costs to support current and expected future operations, and the relatively early stage of recurring revenue generation, the reported gross loss may not be representative of our operating model. Similar to our revenue expectations, the dollar amount of our variable component of our cost of revenue is expected to increase as transaction volume increases and we pay volume-based costs. We also expect to continue to gain leverage on the fixed portion of our cost of operations as more clients are brought online and generating revenue through RDC transactions.  Our mobile money white label offering requires significant upfront customization and integration effort, which requires us to contract with software developers, which yields a lower gross margin compared to what we are able to achieve from our transactional revenue stream.  Since our mobile money offering is also a hosted application, we believe once the programs referenced above are live, we will be able to gain similar leverage on the fixed portion of our cost of operations as our RDC offering.

Operating Expenses

Our operating expenses increased 41% or $2,759,028 to $9,516,678 for the year ended December 31, 2014 compared to the prior year.

Sales and Marketing

Sales and marketing expenses include the salaries, employee benefits, commissions, stock compensation expense, travel and overhead costs of our sales and marketing personnel, as well as tradeshow activities and other marketing costs. Total sales and marketing expenses increased 29% or $646,270 to $2,854,959 for the year ended December 31, 2014 compared to the prior year.  The increase was primarily due to an overall increase in expenses incurred for tradeshows and other marketing programs of $280,244 when comparing the year ended December 2014 to the prior year.  Also, our employee compensation for sales and marketing expense, excluding stock compensation expense, had increased by $275,497 when comparing fiscal year 2014 to 2013.  Employee related travel expenses were also higher by $83,420 for fiscal year 2014 when compared to the prior year as result of an increase in sales personnel. Sales and marketing headcount as of December 31, 2014 was 17, an increase of 5, when compared to the prior year.    We continue to focus our efforts to maximize return on investment by attending many of the leading industry tradeshows, as we believe our presence is necessary to attract and retain new customers. We traditionally incur higher levels of tradeshow expenditures during the first and fourth quarters of our fiscal year compared to the second and third.  Stock compensation expense was $51,803 and $67,697 for the years ended December 31, 2014 and 2013.  We currently anticipate our sales and marketing costs will be higher for 2015 compared to 2014 as we hired new sales employees during the second half of 2014 in an effort to increase our revenues for both our RDC business as well as promoting our new prepaid mobile wallet offering as part of the Select Mobile Money acquisition. We may also see an increase in sales and marketing costs as a result of higher levels of commission expense resulting from an increase in our revenue.

Research and Development

Research and development expenses include salaries, employee benefits, stock-based compensation expense, related overhead costs and consulting fees associated with product development, enhancements, upgrades, testing, quality assurance and documentation. Total research and development expenses for the year ended December 31, 2014 increased 171% or $1,680,716 to $2,663,633 when compared to the prior year.  The increase was primarily due to an overall increase in the number of software developers who were either employees of the Company or full-time contractors all focused on continuing to develop new features and solutions to help differentiate our service offerings in the marketplace.  During 2014 we released our new Select Business platform designed specifically for providing our RDC technology to banks and credit unions’ merchant customers.  Excluding stock compensation expense, our employee compensation, contractor costs and related expenses increased $1,513,310 when comparing the year ended December 31, 2014 to the prior year. As of December 31, 2014, we had a total of 25 research and development employees and full-time contractors, compared to 7 as of December 31, 2013. Of the increase, 9 employees and full-time contractors were added as part of the Select Mobile Money acquisition on March 4, 2014.  Expenses associated with software licenses and support increased $144,967 when comparing fiscal year 2014 to the prior year.  Included in research and development expense was stock compensation expense of $41,365 and $48,609 for years ended December 31, 2014 and 2013, respectively.  We believe our research and development expenses will be higher for the year ended December 31, 2015 compared to 2014 as a result of the additional employees and full-time contractors we added as part of the Select Mobile Money acquisition.

General and Administrative

General and administrative expenses include the salaries, employee benefits, stock-based compensation expense and related overhead cost of our finance, information technology, human resources and administrative employees, as well as legal and accounting expenses, consulting and contractor fees and bad debt expense. Total general and administrative expenses increased 12% or $432,042 to $3,998,086 for the year ended December 31, 2014, when compared to the prior year. The increase when comparing fiscal year 2014 to 2013 was primarily due to an overall increase in professional fees of $331,160 incurred primarily associated with completing the reverse merger and public company expenses.    Excluding stock compensation expense, our employee compensation and related costs also increased $202,614 when comparing fiscal 2014 to 2013 as a result of an increase in headcount.   Travel and insurance expenses were also higher by $124,310, and $83,643, respectively, for the year ended December 31, 2014 when compared to the prior year primarily as result of becoming a public company. Partially offsetting these increases was a decline in stock compensation of $381,339 as a result of a higher number of shares granted in 2013 with immediate vesting, as well as the compensation cost attributable to the reduction in the exercise price of certain previously granted options. Included in general and administrative expense was stock compensation expense for the year ended December 31, 2014 of $201,255 compared to $582,594 for the prior year. We believe our general and administrative costs will be higher for 2015 relative to 2014 as we anticipate incurring additional professional fees related to the ongoing requirements of a public company and also the anticipated costs associated with completing capital raises.

Interest Expense

Interest expense for the year ended December 31, 2014 was $5,704,533 compared to $2,804,594 for 2013. The increase was primarily driven an overall increase in the level of indebtedness through our IPO date July 14, 2014 when compared the prior year.  Prior to July 14, 2014, our total principal and accrued interest outstanding was $14.9 million compared to approximately $9.9 million at the end of June 2013. On July 14, 2014, as part of completing our IPO, a total of $6.3 million of principal and accrued interest converted into 5.1 million shares of common stock. In addition, we repaid a total of $3.2 million of principal and accrued interest outstanding in July 2014.  Of this amount, $1.7 million was associated with a loan we entered into with one of our directors, whereby we agreed to issue common stock equal to 12.5% of the principal amount on the issuance date and 3.125% of the principal amount each successive fifth business day thereafter so long as any portion of the principal was outstanding. In addition, the initial interest rate of 24% increased to 48% until the loan is repaid in full. Interest expense associated with this note for year ended totaled $1,122,405 of which $890,624 related to the fair value of common stock to be issued in April 2014 as part of the agreement. Also included in interest expense for the year ended December 31, 2014 was $1,000,000 associated with agreeing to issue 666,667 shares of our common stock as part of being granted an extension of our senior secured note to May 12, 2014. We amortized the $1 million of cost as interest expense through the new maturity date of the note.  In addition, during the year ended December 31, 2014, we recorded approximately $2.7 million of interest expense associated with the amortization of a beneficial conversion feature for $3.3 million of principal debt outstanding, of which $1.0 million is held by a director. Approximately $6.0 million of debt automatically converted upon the IPO in July 2014.

We also recorded a fair value adjustment related to the outstanding warrants issued to our senior debt holder resulting in a $70,546 decrease in interest expense when comparing fiscal 2014 to 2013.  In addition, we recorded the fair value related to the outstanding warrants issued to the holders of the convertible preferred stock during fiscal year 2014 of $163,570.

Other Non-Operating Expense (income)

Other non-operating income for the year ended December 31, 2014 totaled $389,336 compared to $3.1 million in 2013.  In 2014, we recognized $424,335 of expense related to warrants provided as an inducement to convert debt into common stock.  Approximately $40,000 of other income was recognized during fiscal 2014 relating to the forgiveness of debt in exchange us agreeing to repay the outstanding balance owed.   In 2013, we recorded $3.07 in charges for the excess of the fair value of common stock issued in the conversion of debt and warrants into common stock.  Specifically these non-cash charges include, (a) $674,000 related to shares issued as consideration to incent noteholders to convert their debt to equity, (b) in conjunction with that conversion, $1.71 million related to the issuance of shares to adjust the conversion rate of previously converted debt, and (c) $681,000 related to the issuance of shares in exchange for the cancellation of outstanding common stock purchase warrants.  Approximately $53,000 of non-operating expense was recognized as finance costs.

Income Taxes

Effective January 1, 2014 the Company’s S Corporation election terminated and the Company became subject to Federal and state income taxes.  Prior to 2014 the Company did not pay corporate income taxes on its taxable income, as the shareholders were liable for income taxes on their respective share of the Company’s taxable income. Therefore, no current or deferred tax provision was recorded prior to January 1st, 2014. In connection with the reverse merger transaction on February 12, 2014, the public “shell company” changed its tax year end to December from its previous February year end.

The Company utilizes the asset and liability method of accounting for income taxes.  The Company recognizes deferred tax liabilities or assets for the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities.  We regularly assess the likelihood that our deferred tax assets will be recovered from future taxable income.  We consider projected future taxable income and ongoing tax planning strategies in assessing the amount of the valuation allowance necessary to offset our deferred tax assets that will not be recoverable.  We have recorded and continue to carry a full valuation allowance against our gross deferred tax assets that will not reverse against deferred tax liabilities within the scheduled reversal period.  We expect to provide a full valuation allowance on our future tax benefits until we can sustain a level of profitability that demonstrates our ability to realize these assets.  At December 31, 2014, we carried a valuation allowance of $4.9 million against our net deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES

Financial Condition.  At December 31, 2014 and 2013 we had approximately $112,000 and $151,000 in cash and cash equivalents. Our cash and cash equivalent balances consist of cash. Our financial condition and prospects critically depend on our access to financing in order to continue funding operations. During the year ended December 31, 2014, the cash used in operating activities was approximately $10.0 million, an increase of $3.6 million from the prior year. Much of our cost structure arises from personnel and related costs and therefore is not presently subject to significant variability. Prior to our IPO, we had historically utilized borrowings from accredited investors, including affiliates, to fund our working capital needs. Through July 14, 2014, we increased our net borrowings by approximately $6.0 million to fund our operations and complete the acquisition of Select Mobile Money. In July 2014 we completed an IPO in which a total of 4.5 million shares of common stock were issued at $1.50 resulting in gross proceeds of $6.8 million. The proceeds net from the offering were approximately $5.5 million, after deducting commissions and approximately $600,000 in offering costs. As part of the offering, we converted approximately $6.3 million of existing indebtedness into 5.1 million shares of common stock and issued 3.3 million warrants with an exercise price of $1.875 and a life of five-years.  After the repayment of the debt related to our acquisition of Select Mobile Money and other short-term borrowings that became due upon completion of the IPO, our available cash for operations as of July 14, 2014 totaled $2.2 million. After paying existing trade payables owed as of that date, we had approximately $1.0 million for working capital.  In December 2014, we issued two of our directors warrants to purchase an additional 1.0 million shares of common stock with an exercise price of $2.00 and a life of five-years as part of the debt converted upon the completion of our IPO.

On July 30, 2014, the Company entered into a financing commitment letter agreement with two directors to lend the Company up to $2.5 million through December 31, 2014, bearing interest at 10%, and due January 31, 2015.  If any portion of the notes issued under the commitment letter was outstanding beyond January 31, 2015, the default interest rate would be adjusted to 18%.  On February 3, 2015, Michael Hanson, one of our directors, converted $250,000 of the amount owned into 217,391 shares of Series B Convertible Preferred Stock (which Series B Convertible Preferred Stock was converted into common stock on February 27, 2015).  In March 2015, the Company amended the terms of the commitment letter agreement to extend the repayment date for the principal amount outstanding of $450,000 and related accrued interest at 10% to January 31, 2016.  As part of the amendment, the directors did not renew the remaining amount available under the original terms of the financing commitment letter.

During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share). Net proceeds to the Company after offerings costs were $3.0 million.  Between December 31, 2014 and the date of this report, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15. The Series A preferred shares totaling 2,238,702 converted into 2,920,039 shares of the Company’s common stock, whereby the Series B preferred shares totaling 2,065,891 converted into 2,065,891 shares of the Company’s common stock.   In addition, the Company issued 74,765 shares of common stock to the Series A and B convertible preferred holders related to the accrued 8% dividend accrued through the conversion date.   Net proceeds to the Company after offering costs were approximately $5.3 million, including debt reduction of $ 250,000 held by one of our directors, Michael J. Hanson.

We will require additional funds to continue our operations beyond April 15, 2015.

Cash Flow

Operating Activities

Net cash used in operating activities for the year ended December 31, 2014 was approximately $10.0 million compared to approximately $6.4 million for the prior year. Our net loss in fiscal year 2014 was approximately $15.7 million or approximately $1.7 million more when compared to the same period in 2013, although when adjusted for non-cash charges in our statement of operations, our cash flow from operations before changes in working capital decreased approximately $900,000 comparing the two periods. Changes in working capital included an increase in deferred commissions during fiscal years 2014 and 2013 of $119,865 and $199,538, respectively as a result of an overall increase in our revenues during these periods.  Our accounts receivable decreased by $14,814 for the year ended December 31, 2014, compared to an increase of $169,731 for 2013.  The significant increase in accounts receivable during 2013 was due to billing a reseller $200,000 in advance for us providing our RDC technology to their future customers.  Prepaid expenses decreased $85,619 and $77,741 during the years ended December 31, 2014 and 2013, respectively, as a result of expensing annual software and hardware support contracts over the period the services are provided and the amortization of prepaid software licenses. Other changes in working capital included an increase in deferred revenue to $247,255 for the year ended December 31, 2014 as compared to $687,140 for 2013. The increases in both periods were primarily due to receipt of implementation and prepaid transaction fees associated with new clients for both periods presented.    Accrued expenses also increased during the fiscal years ended 2014 and 2013 by $12,507 and $54,677, respectively, primarily as a result of an increase in accruals for various related operating costs incurred but unpaid at the end of both periods presented. Accrued interest expense declined during the year ended December 31, 2014 by $608,529 compared to an increase of $1,508,880 for the prior year. The decrease in accrued interest for the year ended December 31, 2014 was primarily due to the payoff of accrued interest owed to our senior debt lender, as well as additional debt converted or repaid following the IPO. The increase in accrued interest expense during the year ended December 31, 2013 was primarily due to the accrual of a payoff premium of $750,000 provided to our senior debt lender, along with an increase in accrued expense recognized on our other debt that remained outstanding. Accounts payable balance decreased during the year ended December 31, 2014 by $190,645 compared to an increase of $150,889 for the same period in the prior year. The primary reason for the decrease in accounts payable during the year ended December 31, 2014 was due to a significant amount of payments made in July 2014 following the completion of our IPO for professional service fees incurred through this date.  These services included completing the reverse merger, our annual audit, providing legal defense regarding a potential trademark infringement as well as costs associated with completing our IPO.  The primary reason for the increase in accounts payable for the year ended December 31, 2013, was due to recording a payable for the above mentioned fees.

Investing Activities

Purchases of fixed assets during the years ended December 31, 2014 and 2013 totaled $153,000 and $80,379, respectively.  These purchases were primarily part of hardware and software upgrades to our data centers where we host our SaaS cloud based platforms for our customers.  We made a significant investment in our data centers during fiscal year 2012 and in order to accommodate the overall increase in transactions in 2015; we have procured an additional $0.5 million of IT equipment through a capital lease (See Note 16 “Subsequent Events”).  Based on future growth, we may be required to make additional investments in our data centers.  Additional cash used in investing activities for the year ended December 31, 2014, included $2.125 million related to the acquisition of Select Mobile Money.

Financing Activities

Net of debt issuance costs, our borrowings during the years ended December 31, 2014 and 2013 totaled approximately $8.4 million and $6.7 million, respectively. Of this amount, $1.35 million was used to fund our acquisition of Select Mobile Money and $375,000 was used for working capital. During the year ended December 31, 2014, we repaid $1.6 million of principal owed under our senior secured financing arrangement and $300,000 owed under the secured convertible notes outstanding.  The remaining borrowings were used to fund our operations in 2014.  We also repaid $1.5 million of principal owed to a director for the loan associated with our acquisition of DeviceFidelity’s Select Mobile Money, along with $0.5 million of principal short-term debt owed to the same director.  We also repaid approximately $0.9 million of principal owed for various short-term notes in July 2014.   In addition, in March 2014, we repaid the entire outstanding installment note balance of $137,383 owed to Central Bank and the bank issued a new note for a total of $330,020. During the year ended December 31, 2014, we made additional principal payments against this loan totaling $215,160 compared to $91,537 during the prior year. We also paid debt issuance fees totaling $88,098 and $253,252 during the years ended December 31, 2014 and 2013, respectively. During fiscal year 2014, we issued shares of common stock and received net proceeds of $5,576,210 and $1,197,550. Proceeds from these debt and equity financings were used to fund cash used in operating activities as well as repay certain debt.  Also during fiscal 2014, we issued a total of 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share (since adjusted to $1.15), and issued five-year warrants to purchase 2,229,702 shares of our common stock at a per-share price of $2.00 (since adjusted to $1.15).  The net proceeds received from this offering net of issuance costs totaled approximately $3.0 million.

Debt and Capital Resources.  Since inception in February 2010, we have raised capital to support operating losses incurred in development of our RDC capability infrastructure, the marketing expenses to increase our client base and the general and administrative functions to support our planned growth.  Our net losses from inception through December 31, 2014 of $51.7 million have been funded primarily through the issuance of equity, debt, warrants and borrowings under our senior secured financing agreement.

Additionally, we entered into a borrowing arrangement with Trooien Capital LLC which allows us to request additional advances under to fund the refinancing of senior debt due and owing to Michaelson Capital Partners LLC.   During fiscal year 2014, we repaid Michaelson Capital Partners LLC a total of $2.8 million of principal and accrued interest through advances from Trooien Capital.  As of December 31, 2014, the total principal amount of advances made against the $4.0 million facility we have with Trooien Capital was $3.3 million, of which $1.0 million was converted into equity in July 2014 as part of a conversion agreement dated June 17, 2014 leaving $2.3 million outstanding as of December 31, 2014.  In addition, we borrowed against the entire $1.5 million line-of-credit provided by one of our directors in May 2014, of which $0.5 million was converted into equity in July 2014 as part of this same conversion agreement.  We also have a loan with a commercial bank that is due on demand or if no demand is made, requires monthly installments.

On July 14, 2014, we completed an IPO in which a total of 4,500,000 shares of common stock were issued at $1.50 resulting in gross proceeds of $6,750,000. The net proceeds from the offering were approximately $5.5 million, after deducting commissions and approximately $600,000 in offering costs. As part of the offering, we converted approximately $6.3 million of existing indebtedness into 5,139,169 shares of common stock and issued warrants to purchase 3,563,545 shares of common stock with an exercise price of $1.875 and a life of five-years. After the repayment of the debt related to our acquisition of Select Mobile Money and other short-term borrowings that became due upon completion of the IPO, our available cash for operations as of July 14, 2014 totaled $2.3 million. After paying existing trade payables owed as of that date, we had approximately $1.0 million for working capital.

From September 2014 through December 2014, the Company entered into a series of Securities Purchase Agreements with accredited investors pursuant to which it offered and sold an aggregate of 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) resulting in net proceeds of $3.0 million.  Between December 31, 2014 and the date of this report, the Company entered into a series of Securities Purchase Agreements with accredited investors pursuant to which it issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 and five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15, in a private placement exempt from registration under the Securities Act of 1933.  Gross proceeds to the Company from subscriptions under the Securities Purchase Agreements were approximately $2.4 million, including the cancellation of $250,000 in debt held by Michael J. Hanson, one of our directors.

The Company plans to raise additional capital in order to support the ongoing cash needs of operations including both working capital and future debt obligations.  The Company has entered into an agreement with an investment banking firm to assist in an equity offering of its securities. The timing and success of completing such an offering cannot be assured. Therefore, we may not be able to sell any securities or obtain any additional financing needed, or do so on terms and conditions acceptable or favorable to the Company, if at all.  If financing is not available, we may be forced to abandon our business plan or our entire business.   If we successfully enter into a financing transaction, any additional equity-linked financing would be dilutive to our shareholders, and additional debt financing, if any, may involve restrictive covenants.  Currently the Company has enough funds for operations through April 15, 2015.

OFF BALANCE SHEET ARRANGEMENTS

We had no off balance sheet arrangements as of December 31, 2014 or 2013.

CONTRACTUAL OBLIGATIONS

Operating and Capital Leases

At December 31, 2014, our leases consisted primarily of real estate and equipment, furniture and fixtures.  We conduct our U.S. operations from a 22,000 square foot office space located in Chanhassen, Minnesota.  The lease commenced on May 1, 2012 and extends through August 31, 2016. We also lease a total of 1,812 square feet of office space in Dallas, Texas related to the employees retained as part of the acquisition of Select Mobile Money  in March 2014.  The lease commenced on May 1, 2014 and extends through June 30, 2017.  In addition to the office space, we lease certain office furniture and equipment under operating leases through November 2016.

In February 2015, we secured approximately $0.5 million of additional IT equipment for our data centers through a three-year capital lease to support the overall increase in transactions and ensure we are able to meet the service level agreements we have with our customers.   If we continue to experience significant growth in the number of transactions we process, we anticipate we will need to make additional investments in our data centers of approximately $0.4 million by the end of 2015.

Debt Obligations

At December 31, 2014, we had total outstanding debt including principal and accrued interest of $5.0 million, of which $3.5 million is convertible into our common stock at the option of the holder.

The following table summarizes our obligations under contractual agreements as of December 31, 2014 and the time frame within which payments on such obligations are due:

	Payment Due by Period
Contractual Obligations	Total	Less Than 1 year	1-3 Years	3-5 Years	More Than 5 Years

Operating Lease Obligations	$677,000	$374,000	$303,000	$—	$—
Debt Obligations	5,125,315	2,398,236	2,535,079	—	192,000

	$5,802,315	$2,772,236	$2,838,079	$—	$192,000

We will need additional working capital to meet our current obligations beyond April 15, 2015.

FORWARD-LOOKING STATEMENTS

This report certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources.  Words such as “may,” “likely,” “anticipate,” “expect” and “believes” generally indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Forward-looking statements include statements about:

•                  our estimates of future expenses, revenue and profitability and ability to continue operations;

•                  trends affecting our financial condition and results of operations;

•                  our ability to obtain customer orders;

•                  the availability and terms of additional capital;

•                  our ability to develop new products;

•                  our dependence on key suppliers, manufacturers and strategic partners;

•                  industry trends and the competitive environment;

•                  the impact of losing one or more senior executive or failing to attract additional key personnel; and

•                  other factors referenced in this report, including those set forth under the caption “RISK FACTORS.”

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties.  We discuss many of these risks in this report in greater detail under the heading “RISK FACTORS.”  Given these uncertainties, you should not attribute undue certainty to these forward-looking statements.  Also, forward-looking statements represent our estimates and assumptions only as of the date of this report.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Although federal securities laws generally provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a recognized national securities exchange.  Our common stock does not trade on any recognized national securities exchange, and we cannot otherwise avail ourselves of an exclusion from the definition of “penny stock” under the Securities Exchange Act of 1934.  As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

ITEM 7A       QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8          FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Index to Consoldiated Financial Statements on Page F-1.

ITEM 9          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A       CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Our Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Annual report (the “Evaluation Date”). Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of the Evaluation Date, our disclosure controls and procedures were not effective as of December 31, 2014.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes policies and procedures that are intended to:

(1)  maintain records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(2)  provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

(3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A control system, no matter how well designed and operated, can provide only reasonable, but not absolute, assurance that the control system’s objectives will be met. The design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be considered relative to their costs.

Management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2014. In making this evaluation, management used the framework and criteria set forth in the report entitled Internal Control—

Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The COSO framework summarizes each of the components of a company’s internal control system, including: (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication and (v) monitoring.

Consistent with the results of management’s review and inquiry, management identified material weaknesses in the Company’s ability to appropriately account for complex or non-routine transactions and identified several significant deficiencies, including proper review and approval of corporate credit cards, segregation of duties and also initiating, authorizing and recording general journal entries.

As a result of the material weaknesses described above, management has concluded that our internal control over financial reporting was not effective at December 31, 2014 based on the guidelines established in Internal Control—Integrated Framework issued by COSO.

Changes in Internal Control over Financial Reporting and Remediation

In response to the material weaknesses in the Company’s internal control over financial reporting, we have implemented, or plan to implement, the changes to our internal control over financial reporting discussed below.

•                  We hired Darin P. McAreavey to serve as Chief Financial Officer of the Company effective April 3, 2014. Mr. McAreavey has relevant industry experience as well as experience with generally accepted accounting principles and SEC reporting and compliance.

•                  We have empowered Mr. McAreavey to assess the accounting and finance staff to ensure adequate internal control over financial reporting and operations.

•                  We have hired an outside firm to assist in our review and documentation of our internal controls over financial reporting.

•                  We have expanded the scope of our annual internal review plan to include quarterly procedures with emphasis on the review of journal entries and non-recurring transactions, and the preparation of quarterly and annual SEC and GAAP checklists.

Additional efforts to remediate the deficiencies identified in our internal controls over financial reporting include hiring a new accounting manager, who has greater experience working with SEC reporting companies.  We also implemented a new corporate card program to ensure all expenses are now being properly reviewed and approved.   We have also reviewed our controls to ensure there is proper segregation of duties among our limited accounting staff.  In addition, the Company is reviewing and instituting proper controls around the authorization and approval of recording general journal entries.

Other than the remediation efforts discussed above, which occurred in 2014 and have included the involvement of our new finance and accounting leadership in the preparation, review, and approval of the consolidated financial statements included in this Annual report, there have not been any changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) since January 1, 2014 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

This Annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to the rules of the SEC that permit us to provide only management’s report in this Annual report.

ITEM 9B       OTHER INFORMATION

None.

PART III

ITEM 10       DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

MANAGEMENT

The table below sets forth the name, age and position of each of our current directors and executive officers.

Name	Age	Positions
Jeffrey C. Mack	61	Chief Executive Officer, President and Director (Chairman)
Bruce Whitmore	52	Executive Vice President and Chief Information Officer
Lawrence C. Blaney	57	Executive Vice President of Sales
Darin McAreavey	46	Executive Vice President and Chief Financial Officer (1)
Christopher Ebbert	48	Executive Vice President, Product Development
Michael J. Hanson	56	Director
James L. Davis	70	Director
Rod Jardine	44	Director

(1)           Mr. McAreavey’s appointment as Chief Financial Officer and Executive Vice President was effective as of April 3, 2014.  Our prior Chief Financial Officer and Executive Vice President, Brian S. Anderson, resigned effective as of March 19, 2014.

The biographies of the above-identified individuals are set forth below:

Jeffrey C. Mack is our Chief Executive Officer, President and Director (Chairman), and has served in identical capacities at Cachet Financial Solutions Inc. (Minnesota) since its inception.  Mr. Mack has significant experience building and managing companies of all sizes and across a variety of industries.  Prior to Cachet, Mr. Mack served as a consultant to multiple small businesses, including a business engaged in the sale of banking technology and related services.  Previously, Mr. Mack served from January 2003 to September 2008 as Chairman, CEO and President of Wireless Ronin Technologies, Inc., a leader in dynamic digital signage.  In January 1990, Mr. Mack founded and became Chairman, CEO and President of Arcadia Financial Ltd. (formerly known as Olympic Financial Ltd.), one of the largest independent providers of automobile financing in the United States.  Prior to founding Arcadia Financial, Mr. Mack served as an executive in the commercial banking industry for 17 years.

Bruce Whitmore is our Executive Vice President and Chief Information Officer, and has served in such capacities since January 2015.  Mr. Whitmore served as Chief Technology Officer at SkyBridge Americas from June 2013 to January 2015. Prior to working for SkyBridge Americas, Mr. Whitmore served as Head of Information Technology and Executive Consultant for KDV Ltd from January 2011 to June 2013. From January 2008 to January 2011, Mr. Whitmore held various IT roles at Carlson Companies.  From 1992 to 1997, Mr. Whitmore also held various IT roles within United Health Care Group Corporation.  Mr. Whitmore earned a Bachelor of Science, Strategic Management of Information Technology Cardinal Stritch University.

Lawrence C. Blaney is our Executive Vice President of Sales for Cachet Financial Solutions, and has served in identical capacities at Cachet Financial Solutions Inc. (Minnesota) since June 2010.  He has a successful track record of building high-performance global sales and marketing organizations. Prior to joining Cachet, Mr. Blaney served as Senior Vice President of Development at Wireless Ronin Technologies, Inc.  From 1998 to 2008, Mr. Blaney was the Vice President of Sales and Marketing at Richardson Electronics, a global custom solutions company.  During his tenure at Richardson, he helped realign the sales force by creating a vertical market strategy focusing on financial institutions.  Richardson Electronics saw a growth in sales from $35 million to $95 million under his management.  In 1990, Mr. Blaney formed a startup systems integration company focusing on selling hardware and software to large financial institutions, which included major U.S. exchanges and international banks. Mr. Blaney sold his company to Richardson Electronics in 1998.

Darin P. McAreavey has served as our Chief Financial Officer and Executive Vice President since April 2014.  Prior to that, Mr. McAreavey served as the Senior Vice President and Chief Financial Officer at Wireless Ronin Technologies, Inc. since March 2009.  Prior to working for Wireless, Mr. McAreavey served as Chief Financial Officer for Xiotech Corporation from September 2007 to March 2009. From February 2007 to September 2007, Mr. McAreavey worked for Global Capacity Group as its Chief Financial Officer. In addition, Mr. McAreavey worked for Stellent, Inc. as the Chief Financial Officer, Executive Vice President and Treasurer from May 2006 to February 2007 and as the Corporate Controller from September 2004 to May 2006. Mr. McAreavey held several management level finance positions, including Director of Finance, at Computer Network Technology from August 1995 to September 2004. From November 1993 to August 1995, Mr. McAreavey was a Supervising Senior for KPMG LLP. Mr. McAreavey began his professional career as a Senior Accountant at Eide Helmeke & Co. from July 1991 to November 1993 and earned a Master of Business Administration degree in 1998 from the University of Saint Thomas.

Christopher F. Ebbert is currently our Executive Vice President, Product Development, and has served in similar capacities at Cachet Financial Solutions Inc. (Minnesota) since its inception.  Mr. Ebbert was our Executive Vice President and Chief Information Officer from February 2014 to January 2015. He is a strong technology leader with over 20 years’ experience driving IT development.  Prior to Cachet, Mr. Ebbert served as a consultant to small businesses across a variety of industries, including 3D animation and software development, technical translation services and banking technology.  Formerly, Mr. Ebbert was the Executive Vice President and Chief Technology Officer for Wireless Ronin Technologies, Inc.  Prior to joining Wireless Ronin in 2000, Mr. Ebbert was a Senior Software Engineer for Digital Content, a 3D Interactive gaming business.  Previously, he served as Technical Director for Windlight Studios, a commercial 3D animation company.  From December 1994 to February 1998, Mr. Ebbert was the Senior Software Engineer for Earth Watch Communications, a broadcast weather technologies company.

Michael J. Hanson is a director of our Company.  Mr. Hanson has served as President and Chief Executive Officer of Hunt Electric Corporation since 1996.  He began his career at Hunt in 1985 as an Assistant Project Manager and worked his way up through various senior and executive roles until he was promoted to his current position.  He became Hunt Electric’s majority stockholder in 2001.  Mr. Hanson serves as the Governor of the St. Paul Chapter of the National Electrical Contractors Association.  He is also a Representative and President of the Federated Electrical Contractors.  He currently serves as a Trustee for Dunwoody College of Technology.  Mr. Hanson has served as a director of Cachet Financial Solutions Inc. (Minnesota) since its inception.  Mr. Hanson became a director of our Company on March 19, 2014.

James L. Davis is a director of our Company.  Mr. Davis is the President of Davis & Associates, Inc., which he founded more than 30 years ago.  Davis & Associates represents the leading edge lighting and controls manufacturer, providing lighting and controls solutions for customers in the upper Midwest.  Mr. Davis is also a private investor and has served as a director on both private and public company boards for more than 20 years.  He is currently a director of ProUroCare Medical Inc., a publicly held medical device manufacturer.  Mr. Davis has served as a director of Cachet Financial Solutions Inc. (Minnesota) since its inception.  Mr. Davis became a director of our Company on March 19, 2014.

Rod Jardine is a director of our Company.  He is currently senior vice president and chief information officer of TMG Health, a leading provider of solutions for government sponsored health plans and subsidiary of Health Care Services Corporation.  Prior to TMG Health, Jardine was founder and president of an information technology (IT) management consulting practice.  Previously, he held executive leadership roles at UnitedHealth Group (UHG), where he led the development of myCustomHealth, a highly successful private Medicare exchange for retirees.  Jardine was also responsible for UHG’s health services web/consumer engagement strategy and was the chief architect for its $10 billion health services division, OptumHeath, where he guided the development and implementation of the division’s IT enterprise systems.  Mr. Jardine became a director of our Company on February 12, 2015.

Under our corporate bylaws, all of our directors serve for indefinite terms expiring upon the next annual meeting of our shareholders.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.  With regard to Mr. Mack, the Board of Directors considered his significant experience, expertise and background with regard to the Company’s business and his prior experience as a chief executive for other business enterprises.  With regard to Mr. Davis, the Board of Directors considered his background and experience as an investor in many different businesses, together with his prior experience serving on the boards of public companies.  With regard to Mr. Hanson, the Board of Directors considered his extensive experience with the business of the Company since its inception.  Finally, with regard to Mr. Jardine, the Board of Directors considered his extensive knowledge and experience in helping very large enterprises leverage technology in order to drive organic growth.

DIRECTOR INDEPENDENCE AND COMMITTEES

Our Board of Directors will periodically review relationships that directors have with the Company to determine whether the directors are independent.  Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fees (other than director fees) from the Company, are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations and the Nasdaq listing rules. In this latter regard, the Board of Directors will use the Nasdaq listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules. However, this is for disclosure purposes only. It should be understood that, as a corporation whose shares are not listed for trading on any securities exchange, our Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.

As of the date of this report, the Board of Directors has determined that Mr. Jardine is its only director that is independent within the meaning of Nasdaq rule 5605(a)(2).

Our Board of Directors does not currently have any committees formed.  As independent directors are added to our board, we intend to form a formal Audit Committee and Compensation Committee and adopt appropriate written charters for such committees.  Currently, however, there are no plans to appoint certain directors to specific committees.  Until such time as an Audit Committee and Compensation Committee is formed, the full Board of Directors fulfills the functions normally undertaken by committees of that sort.  If the Company had its shares listed for trading on the Nasdaq Stock Market, the composition of its Board of Directors would not currently meet the Nasdaq requirement that a majority of its directors be independent, and would not have met such requirement at any time during fiscal 2013 or 2014.

AUDIT COMMITTEE FINANCIAL EXPERT

The Company currently does not have a director serving on the board who qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Exchange Act.  As the Company adds independent directors to serve on its board, it expects to add one or more such independent directors who will qualify as an “audit committee financial expert,” as defined above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As explained above, we do not have any formally constituted Compensation Committee.  In the past, deliberations and decisions about the executive compensation of executives have been undertaken by the full Board of Directors of Cachet Financial Solutions (Minnesota) except in circumstances where the compensation of a particular executive poses a direct conflict of interest (e.g., compensation deliberations and decisions respecting our Chief Executive Officer and Chairman).

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, no officer, director, control person or promoter of the Company has been:

•              involved in any petition under the federal bankruptcy laws or any state insolvency law that was filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years, or any corporation or business association of which he was an executive officer at or within two years within the date of this report;

•              convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•              the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:  (1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (2) engaging in any type of business practice; or (3) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•              the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (1) in the bullet point  paragraph immediately above, or to be associated with persons engaged in any such activity;

•              found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•              found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•              the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:  (1) any federal or state securities or commodities law or regulation; or (2) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (3) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•              the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CODE OF ETHICS

We have adopted a Code of Ethics that governs the conduct of our officers, directors and employees in order to promote honesty, integrity, loyalty and the accuracy of our financial statements.  Our Code of Ethics was adopted effective as of February 12, 2014, and a copy is filed as an exhibit to this report.  You may obtain a copy of the Code of Ethics without charge by writing us and requesting a copy, attention:  Jeffrey C. Mack, 11518671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317. You may also request a copy by calling us at (952) 698-6980.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons considered to be beneficial owners of more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to the Company or publicly filed by its officers and directors and others, the Company believes that all such filings were filed on a timely basis for fiscal year 2014, except for the following reports which were filed after the dates prescribed by the SEC (i) one Form 3, and three Form 4s reporting a total of eight transactions, for Mr. Davis, (ii) one Form 3, and two Form 4s reporting a total of 22 transactions, for Mr. Hansen, and (iii) one Form 4 reporting one transaction for Mr. McAreavey.  In addition, Mr. Terril Peterson (a former director) did not file any Section 16 reports.

ITEM 11       EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation awarded to or earned by:  (i) each individual who served as the principal executive officer and principal financial officer of our Company during the year ended December 31, 2014; and (ii) each other individual that served as an executive officer of Cachet Financial Solutions Inc. (Minnesota), our wholly owned operating subsidiary, at the conclusion of the year ended December 31, 2014 and who received more than $100,000 in the form of salary and bonus during such fiscal year.  For purposes of this report, these individuals are collectively the “named executives” of the Company.  Nevertheless, the table below omits Messrs. Dennis Nguyen and Terril H. Peterson, each of whom served as the principal executive officer of our company prior to the consummation of the merger transaction in which we acquired the business of Cachet Financial Solutions (Minnesota).  Mr. Nguyen served as our principal executive officer from January 19, 2011 through October 10, 2012, and Mr. Peterson served as our principal executive officer from October 10, 2012 through February 12, 2014.  Neither Mr. Nguyen nor Mr. Peterson earned any compensation during the years covered by the table below.

		Salary	Bonus	Option Awards		Other Annual Compensation
Name/Title	Year	$	$	$ (1)		$		Total
Jeffrey C. Mack
Chairman of the Board of Directors	2014	262,917	—	75,634	(2)	13,200	(3)	$351,751
and Chief Executive Officer	2013	240,000	8,000	163,547	(4)	13,100	(3)	$424,647
	2012	240,000	15,000	—		13,200	(3)	$268,200

Darin P. McAreavey (5)
Chief Financial Officer	2014	163,449	—	124,954	(6)	—		$288,403
and Executive Vice President	2013	—	—	—		—		—
	2012	—	—	—		—		—

Brian S. Anderson (7)
Chief Financial Officer	2014	40,525	—	—		141,325	(8)	$181,850
and Executive Vice President	2013	175,000	—	47,093	(9)	6,000	(3)	$228,093
	2012	173,333	—	—		6,000	(3)	$179,333

Lawrence C. Blaney
Executive Vice President	2014	188,750	—	28,146	(10)	7,800	(3)	$224,696
of Sales & Marketing	2013	175,000	—	62,929	(11)	7,800	(3)	$245,729
	2012	175,000	—	—		7,800	(3)	$182,800

Christopher Ebbert
Chief Information Officer	2014	188,750	—	28,571	(12)	11,400	(3)	$228,721
and Executive Vice President	2013	175,000	—	47,093	(13)	11,400	(3)	$233,493
	2012	175,000	—	—		11,400	(3)	$186,400

(1)           The amounts in this column represent the aggregate grant date fair value with respect to stock options granted in the years indicated, including the incremental grant date fair value of any stock options repriced during the years indicated. The fair value was calculated in accordance with stock-based accounting rules (ASC 718). The assumptions used to determine the fair value are described in Note 13 of the financial statements included in this Form 10K for the year ended December 31, 2014.

(2)           Includes the aggregate grant date fair value of $60,403 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of $15,232 with respect to stock options that were repriced.

(3)           Amount represents car allowance.

(4)           Includes the aggregate grant date fair value of $101,806 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of $61,741 with respect to stock options that were repriced.

(5)           Mr. McAreavey became our Executive Vice President and Chief Financial Officer effective April 3, 2014.

(6)           Includes the aggregate grant date fair value of $111,025 with respect to stock options granted to Mr. McAreavey, and the incremental grant date fair value of $13,929 with respect to stock options that were repriced.

(7)           Mr. Anderson resigned his positions as Chief Financial Officer and Executive Vice President effective as of March 19, 2014.

(8)           Amount represents $1,500 car allowance, $6,395 paid time off and $115,500 consulting work through June 19, 2014 and $17,930 for health insurance through December 31, 2014.

(9)           Includes the aggregate grant date fair value of $36,198 with respect to stock options granted to Mr. Anderson, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.

(10)         Includes the aggregate grant date fair value of $23,475 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of $4,671 with respect to stock options that were repriced.

(11)         Includes the aggregate grant date fair value of $52,034 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.

(12)         Includes the aggregate grant date fair value of $25,322 with respect to stock options granted to Mr. Ebbert, and the incremental grant date fair value of $3,249 with respect to stock options that were repriced.

(13)         Includes the aggregate grant date fair value of $36,198 with respect to stock options granted to Mr. Ebbert, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

At December 31, 2014, we had outstanding equity awards as follows:

				Equity
				Incentive Plan
	Number of	Number of		Awards:
	securities	securities		number of
	underlying	underlying		securities
	unexercised	unexercised		underlying
	options	options		unexercised and	Option	Option
Name	(exercisable)	(unexercisable)		unearned options	exercise price	expiration date
Jeffrey C. Mack	75,000				$1.50	5/16/2016
	30,000				$0.80	3/3/2015
	31,250				$4.00	1/6/2016
	112,500				$1.50	2/27/2018
	286,250	286,250	(1)		$1.50	12/15/2019

Darin P. McAreavey (2)	36,666	73,334	(3)		$1.50	4/3/2019
	85,000	85,000	(1)		$1.50	12/15/2019

Brian S. Anderson (4)	20,000				$4.00	6/19/2015
	18,750				$4.00	6/19/2015
	40,000				$4.00	6/19/2015

Lawrence C. Blaney	11,250				$1.60	6/1/2015
	8,750				$4.00	11/1/2015
	18,750				$4.00	1/6/2016
	57,500				$1.50	2/27/2018
	111,250	111,250	(1)		$1.50	12/15/2019

Christopher Ebbert	22,500				$0.80	3/3/2015
	18,750				$4.00	1/6/2016
	40,000				$1.50	2/27/2018
	120,000	120,000	(1)		$1.50	12/15/2019

(1)   Options vest in full on December 15, 2015.

(2)   Mr. McAreavey became our Executive Vice President and Chief Financial Officer effective April 3, 2014.

(3)   Options vest to the extent of 36,667 shares on April 3, 2015 and the remaining 36,667 shares on April 3, 2014.

(4)   Mr. Anderson resigned his position as Chief Financial Officer and Executive Vice President effective as of March 19, 2014.

In December 31, 2014, the Board of Directors approved the repricing of options from $4.00 to $1.50 per share:

Executives:	Number of Options Repriced
Jeffrey C. Mack, Chief Executive Officer and President, Chairman of the Board	187,500
Darin P. McAreavey, Executive Vice President and Chief Financial Officer	110,000
Lawrence C. Blaney, Executive Vice President, Sales	57,500
Christopher Ebbert, Executive Vice President, Product Development	40,000

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

Executive Employment Agreements

We employ Jeffrey C. Mack, our President and Chief Executive Officer, at an annual base salary of $290,000 effective January 1, 2015.  We employ Bruce Whitmore, our Executive Vice President and Chief Information Officer, Christopher F. Ebbert, our Executive Vice President, Product Development, Lawrence C. Blaney, our Executive Vice President of Sales and Darin P. McAreavey, our Executive Vice President and Chief Financial Officer at annual base salaries of $197,550, $190,000, $220,000 and $230,000 each, respectively, effective January 1, 2015 or for Bruce Whitmore, the effective hire date of January 5, 2015.

We have employment agreements with each of the above-named executives.  Each employment agreement was entered into on February 28, 2013 (except for Mr. Whitmore’s employment agreement which was entered into on January 5, 2015 and has a one-year term that renews automatically unless either party provides the other with at least 60 days prior written notice.)  At the discretion of the Board of Directors, the base salary of each executive may be increased, but not decreased.  Each employment agreement provides the executive with the right to participate in our benefit plans, policies and programs as those plans, policies and programs are made available to our similarly situated executives.  In addition, each employment agreement provides the executive with 22 business days of vacation/paid time off per year.

The employment agreements will terminate upon the death or disability, as defined in the agreement, of the executive.  In addition, we can terminate the employment agreement with an executive for cause, as defined in the agreement, and the executive can terminate the employment agreement for good reason, as defined in the agreement.

The employment agreements obligate us to pay severance to the executives in the event that we terminate their agreement without cause or if an executive terminates their agreement with good reason.  We will also be obligated to make severance payments if each of the following conditions are met: (i) there is a change in control of our Company, as defined in the agreement, (ii) the executive is employed on a full-time basis at the time of the change in control, and (iii) the executive’s employment is terminated (including the executive’s own termination of employment with good reason) other than as a result of death, disability or cause.  The severance payment will be equal to 24 months of base salary at the time of termination, in the case of Mr. Mack, and equal to 12 months of base salary at the time of termination, in the case of all other executives.  In addition, if the event giving rise to the severance payment is a change in control or a termination without cause other than one occurring in connection with a change in control, then the executive will be entitled to receive a “severance bonus” in an amount equal to twice the bonus earned by that executive for the prior fiscal year.  No such severance bonus is permitted to exceed twice the maximum bonus target for that executive for the prior fiscal year.  As a condition to receiving any severance payments or severance bonus, an executive must execute and deliver a full separation agreement and release in form acceptable to Cachet.  All severance payments will be made in monthly installments, beginning on the date that is 30 days after the event resulting in the obligation to make severance payments, over the life of non-competition period specified in the executive’s employment agreement.  The employment agreements require that severance bonus payments be made in a lump sum within 30 days after the event resulting in the obligation to make severance payments.

The employment agreements contain customary inventions-assignment provisions, non-competition provisions that survive for a one-year period after the termination of employment, and non-solicitation provisions applicable to the customers and vendors of the business, and the employees of the business, that survive for a one-year period after the termination of employment.  In the case of Mr. Mack, however, the non-solicitation provisions contained in his employment agreement survive for a period of two years after the termination of employment.  All of the employment agreements contain mandatory and binding arbitration provisions for the resolution of disputes arising under the agreements.

In connection with the closing of our acquisition of Cachet Financial Solutions Inc. (Minnesota), we assumed the obligations and rights of Cachet Financial Solutions Inc. (Minnesota) under the above-described employment agreements (other than the agreement for Messrs. McAreavey and Whitmore, which were entered into after the merger).  In addition, each executive agreed that neither the merger nor the election of Messrs. Davis, Hanson, Mark Anderson and Mack to the Board of Directors of the Company would be deemed a “change of control” under their employment agreements.

New Chief Information Officer

On January 5, 2015, Cachet appointed Bruce Whitmore to serve as Cachet’s Chief Information Officer and Executive Vice President.  Mr. Whitmore’s employment with Cachet commenced according to the terms of an employment offer letter and Executive Employment Agreement effective January 5, 2015 (the “Employment Agreement”). The term of the Employment Agreement is for one year with automatic annual renewals. Under the Employment Agreement, Mr. Whitmore will receive an annualized base salary of $197,550, in accordance with Cachet’s standard payroll practices, and is eligible for performance-based cash bonuses in the discretion of Cachet’s Board of Directors and its compensation committee.  In addition, Mr. Whitmore has been offered Cachet’s standard employee benefits for health, dental and life and disability insurance. As contemplated by the Employment Agreement, on January 5, 2015, Cachet granted to Mr. Whitmore a stock option for the purchase of up to 175,000 shares at a price of $1.50 per share under Cachet’s current stock incentive plan. A total of 58,333 shares purchasable under the option vested immediately on January 5, 2015, 58,333 shares will vest on January 5, 2016 and the remaining 58,334 shares will vest on January 5, 2017, so long as Mr. Whitmore remains an employee of Cachet.

COMPENSATION OF DIRECTORS

Cachet has not in the past paid cash compensation to our directors for their service on the Board of Directors of Cachet.  Currently, we have no current plans to pay cash compensation to members of our Board of Directors for their services on our board.  As we seek to expand the board of the Company and add independent directors, we do, however, expect to change this policy.  In the past, we have issued stock options for the purchase of the equivalent of 30,000 shares of common stock to our non-employee directors.  Accordingly, we may issue stock options to other non-employee directors in the future, on terms to be determined by our Board of Directors.

The table below sets forth the compensation paid by Cachet Financial Solutions Inc. (Minnesota), now the Company’s wholly owned operating subsidiary as a result of the February 12, 2014 merger transaction, to its directors during fiscal year 2014.

Fees Earned
	or Paid in	Option
Name	Cash ($)	Awards ($)		Total ($)
Jeffrey C. Mack (1)	$—	$—		$—
James L. Davis	$—	$6,658	(2)	$6,658
Michael J. Hanson	$—	$6,658	(2)	$6,658
Terril H. Peterson	$—	$—		$—
Mark S. Anderson	$—	$—		$—

(1)           For information relative to Mr. Mack, please refer to the “Outstanding Equity Awards at Fiscal Year End 2014” table above.

(2)           During 2014, Cachet repriced options for the purchase of 30,000 shares held by these directors to $1.50 per share, with the incremental fair value of that repricing being $2,438.  On December 15, 2014, Cachet issued options to Messrs. Davis and Hanson for the purchase of 40,000 shares at a purchase price of $1.50 per share. Of these options, 20,000 vested immediately and the remaining 20,000 vest in December 2015 such options expire ten years from the date of grant.  In addition, each of Mr. Davis and Mr. Hanson hold additional options for the purchase of 30,000 shares at the per-share price of $0.80.

ITEM 12       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

As of the close of business on April 13, 2015, we had outstanding 21,995,190 shares of common stock.  Each share of common stock is currently entitled to one vote on all matters put to a vote of our shareholders.  The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of April 13, 2015, by:

•         each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

•         each of our current directors;

•         each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

•         all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership before this offering is based on 21,995,190 shares of common stock outstanding as of April 13, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person.

Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares.  In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the

“Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.  Unless otherwise indicated, the address of each of the following persons is 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

			Percentage of
	Number of Shares		Common Shares Beneficially
Name and Address	Beneficially Owned (1)		Owned (1)
Jeffrey C. Mack	612,208	(2)	2.7%
Christopher F. Ebbert	329,168	(3)	1.5%
Lawrence C. Blaney	220,366	(4)	1.0%
Darin P. McAreavey	122,667	(5)	* %
Bruce Whitmore	61,333	(6)	* %
Brian S. Anderson	60,000	(7)	* %
James L. Davis	6,102,495	(8)	24.8%
Michael J. Hanson	5,016,205	(9)	20.9%
Terril H. Peterson	486,094	(10)	2.2%
Rod Jardine	90,000	(11)	* %
Trooien Capital, LLC	2,303,414	(12)	10.0%
Jack B. Petersen	1,486,424	(13)	6.6%
All current executive officers and directors as a group	12,554,918	(14)	45.2%

*      less than one percent

(1)              The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)              Includes 535,000 common shares purchasable upon the exercise of outstanding options.

(3)              Includes 201,250 common shares purchasable upon the exercise of outstanding options and 2,918 shares purchased pursuant to the Company’s Associate Stock Purchase Plan, which remain subject to shareholder approval.

(4)              Includes 207,500 common shares purchasable upon the exercise of outstanding options and 2,866 shares purchased pursuant to the Company’s Associate Stock Purchase Plan, which remain subject to shareholder approval.

(5)              Includes 121,667 common shares purchasable upon the exercise of outstanding options.

(6)              Includes 58,333 common shares purchasable upon the exercise of outstanding options.

(7)              All shares reflected are issuable upon the exercise of outstanding options.  Mr. Anderson resigned as our Chief Financial Officer and Executive Vice President effective as of March 19, 2014.

(8)              Includes 80,000 common shares purchasable upon the exercise of options, 2,562,265 common shares purchasable upon exercise of outstanding warrants, 125,975 common shares owned by Mr. Davis’ self-directed retirement account plan, as well as 27,060 common shares held by Mr. Davis’ wife (either personally or through her individual retirement account), beneficial ownership of which Mr. Davis disclaims.

(9)              Includes 80,000 common shares purchasable upon the exercise of outstanding options and 1,920,135 common shares purchasable upon exercise of outstanding warrants.

(10)       Includes 486,094 shares of common stock owned which are held indirectly through Pinnacle Investments, LLC.  Mr. Peterson resigned from our Board of Directors on January 21, 2015.

(11)       Includes 40,000 common shares purchasable upon the exercise of outstanding options.

(12)       Includes 1,235,701 common shares and 1,067,713 common shares purchasable upon exercise of outstanding warrants.

(13)       Includes 62,500 shares held in a retirement account and warrants for the purchase of 362,825 common shares.

(14)       Includes Messrs. Mack, Ebbert, Blaney, McAreavey, Whitmore, Davis, Hanson and Jardine.  Also includes securities held by Mr. Davis’ wife, as described in note (8) above.

ITEM 13       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

CERTAIN RELATIONSHIPS AND TRANSACTIONS

In February 2013, loans in the principal amount of $2,335,000 from Mr. Davis (including his 401k profit-sharing plan and his spouse), $721,991 from Mr. Hanson, $300,000 from Mr. Anderson and $1,105,000 from Mr. Lane were converted into shares of common stock at the rate of $3.64 per share.  In November 2013, loans in the principal amount of $743,332 from Mr. Hanson and $125,000 from Mr. Lane were converted into shares of common stock at the rate of $4.00 per share.

In October 2012, we entered into a Loan and Security Agreement with Michaelson Capital Partners, LLC, for borrowings of up to $1.5 million, which maximum was subsequently increased to $2.5 million in February 2013.  The financing was contingent upon our director, Mr. James L. Davis, providing his personal guarantee.  In February 2013, we issued warrants to Mr. Davis to purchase 281,250 shares of common stock at $4.00 per share in consideration for the personal guarantee Mr. Davis provided to Michaelson Capital Partners.

From April through December 2013, we borrowed an aggregate of $2,550,000 from two directors in exchange for promissory notes that accrued interest at the per annum rate of 10% and maturities that ranged from three to seven months. An aggregate of $875,000 was loaned to us by our director Michael Hanson, and an aggregate of $1,675,000 was loaned to us by our director James L. Davis.

In January through March 31, 2014, we borrowed $425,000 from Mr. Hanson, $375,000 from Mr. Davis, and $15,000 from director Terril H. Peterson, in exchange for promissory notes. These notes are due in 2015 and accrue interest at rates of 8% or 10% per annum.

In January 2014, we issued warrants to purchase common stock equal to 25% of the principal amounts under certain short-term promissory notes. In these transactions, warrants for the purchase of up to 718,750 shares of our common stock were issued two directors, Michael J. Hanson and James L. Davis.

In March 2014, we borrowed $1,500,000 from Michael J. Hanson to fund our acquisition of Select Mobile Money from DeviceFidelity.  The note had an interest rate equal to 24%, payable monthly commencing April 2014.  Since we failed to pay the accrued interest on the note due April 2014, the interest rate increased to 48% in April 2014 and continued to accrue at this rate until the note and all accrued interest was repaid in full in July 2014.  The principal and any unpaid accrued interest became due on May 15, 2014.  In addition, we agreed to issue common stock as consideration for the note equal to 12.5% of the principal amount or $187,500, which equals 78,125 shares using the required share price of $2.40.  Because we failed to pay the accrued interest due April 2014, we owed additional common stock equal to 3.125% of the outstanding principal amount or $46,875, which equals 19,531 shares on each successive 5th business day for as long as any portion of the principal amount of the loan is outstanding.  We issued a total of 382,809 shares of common stock and repaid a total of $1,731,781 of principal and accrued interest in July 2014.

In April 2014, we borrowed $500,000 for working capital purposes from Messrs. Hanson and Davis and issued them promissory notes bearing interest at the per annum rate of 10%. Repayment of these borrowings was due upon the earlier of the availability of sufficient funds as determined by the applicable noteholder or February 2015.  In July 2014, a total of $150,000 was repaid to Mr. Hanson and the balance or $350,000 was converted into common stock.

In May 2014, we entered into a $1.5 million line-of-credit agreement with our director Michael J. Hanson.  The borrowing terms include a stated interest rate of 10% per annum on the principal amount outstanding, and payment of both the principal and unpaid accrued interest upon the earlier of September 30, 2014 or completion of a public offering of securities. There are no financial covenants with the line-of-credit.  Through the second quarter of 2014, we had drawn down the entire $1,500,000 under this facility.  At the option of the director, all the principal and unpaid accrued interest under the line-of-credit could have been converted upon the completion of an IPO of our common stock at a 20% discount to the price at which the shares are of our stock were sold in the offering.  The director did exercise this conversion right for $500,000 in connection with our July 2014 IPO (see June 24, 2014 Letter Agreement below).  The remaining $1,000,000 is owed the earlier of us completing a $10 million financing or July 31, 2015.

On June 18, 2014, we entered into a Conversion Agreement with Trooien Capital, Michael J. Hanson and James L. Davis.  Under this agreement, those debtholders agreed to convert, upon the consummation of our IPO, a principal amount of debt and related interest owed by us aggregating to $2,135,193 as of June 24, 2014 (which amount was not previously convertible automatically upon the consummation of this offering).  The Conversion Agreement provides for the conversion of this debt upon terms substantially equivalent to those provided to our most recent debt investors, specifically 80% of the per-share price at which our common stock is sold in the IPO.  Of the $2,135,193 debt and interest to be so automatically converted under the Conversion Agreement, $1,097,905 owed to Messrs. Hanson and Davis as of June 24, 2014 was not previously convertible by its terms, and the remaining $1,037,288 was previously convertible by Trooien Capital, but at its sole option.

Under the Conversion Agreement, we also amended the conversion terms contained within convertible promissory notes, the principal and accrued interest of which aggregates to $1,533,685 as of June 24, 2014, earlier issued to Messrs. Hanson and Davis so as to match the conversion terms described above.  On December 16, 2014, the Company entered into an amendment to the Conversion Agreement.  The amendment clarifies the number of warrants to be received by Messrs. Hanson and Davis as part of converting debt as outlined in the Conversion Agreement upon the successful completion of the Company’s IPO. Specifically, (i) Mr. Hanson received warrants to purchase 438,161 shares of common stock and (ii) Davis received warrants to purchase 591,432 shares of common stock, which in each case equals 100% of the number of shares of common stock received by Hanson and Davis under the Conversion Agreement. The amendment also reflects that the warrants have an exercise price of $2.00 per share and a five-year term.

On June 24, 2014, we entered into a letter agreement with Mr. James L. Davis and Michael J. Hanson pursuant to which Mr. Davis agreed to convert $929,052 in principal amount of debt and related interest owed to him, and Mr. Hanson agreed to convert $500,000 in principal amount of debt owed to him, upon the consummation of the IPO.  In the case of Mr. Davis, the debt and interest he agreed to convert pursuant to the letter agreement was not previously convertible by its terms.  In the case of Mr. Hanson, the $500,000 in principal amount was previously convertible by its terms (in connection with a Revolving Line of Credit Note we entered into with him on May 7, 2014), but at his sole option.  Conversions will be effected on the same terms as those provided in the Conversion Agreement dated June 18, 2014 (see paragraph above).  The letter agreement also memorialized our agreement with Mr. Hanson to extend the maturity date under that Revolving Line of Credit Note until such time as we conclude a subsequent financing (excluding this offering) in which we raise gross proceeds aggregating to at least $10 million or July 31, 2015, whichever is earlier.

On July 14, 2014, we completed our IPO resulting in $3,375,000 of principal and $204,134 of accrued interest of short-term notes payable with a stated interest rate of 10% converting into 2,982,611 shares of the Company’s common stock.  In addition, Messrs. Davis and Hanson received five-year warrants to purchase a total of 2,250,000 shares of the Company’s common stock at an exercise price of 125% of the IPO price or $1.88 per share.  Lastly, as part of the letter agreement entered into on June 24, 2014, Mr. Hanson agreed to convert $500,000 of principal related to the $1.5 million line-of-credit outstanding into 416,667 shares of common stock and also received five-year warrants to purchase a total of 333,333 shares of our common stock at an exercise price of 125% of the IPO price or $1.88 per share.  We repaid $525,000 in principal and $5,815 of accrued interest of short-term borrowings with a stated rate of 10% to Mr. Hanson, which included $150,000 of principal related to the April 2014 promissory note discussed above.

On July 30, 2014, the Company entered into a financing commitment letter with two directors to lend the Company up to $2.5 million, bearing interest at 10%, and due January 31, 2015.  If any portion of the notes issuable under the commitment letter was outstanding beyond January 31, 2015, the default interest rate would be adjusted to 18%.  As of December 31, 2014, the principal balance outstanding, including accrued interest totaled $359,466.  In February 2015, the Company amended the terms of the commitment letter to extend the outstanding principal balance owed as of this date of $450,000 to January 31, 2016 at a rate of 10% per annum.  As part of the amendment, the directors did not renew the remaining amount available under the original terms of the financing commitment letter.

In December 2014, our Board of Directors amended the Conversion Agreement dated June 17, 2014, to clarify the number of shares issuable under warrants to be received by Messrs. Hanson and Davis as part of converting debt as outlined in the Conversion Agreement upon the successful completion of the Company’s IPO.  Specifically, (i) Mr. Hanson received warrants to purchase 438,161 shares of common stock and (ii) Mr. Davis received warrants to purchase 591,432 shares of common stock, which in each case equals 100% of the number of shares of common stock received by

Messrs. Hanson and Davis under the Conversion Agreement.  The amendment also reflects that the warrants have an exercise price of $2.00 per share and a five-year term.

On February 3, 2015, Mr. Hanson entered into a Securities Purchase Agreement with the Company pursuant to which he purchased 217,391 shares of Series B Convertible Preferred Stock at $1.15 per share, together with five-year warrants to purchase an aggregate of 217,391 shares of its common stock at a per-share price of $1.15, in a private placement exempt from registration under the Securities Act of 1933.  Mr. Hanson and the Company agreed to cancel $250,000 of the debt outstanding under the Company’s $2.5 million financial commitment agreement with Mr. Hanson as payment for the Series B Convertible Preferred Stock issued under the Securities Purchase Agreement.

On April 13, 2015, we amended warrants issued to Messrs. Hanson and Davis on January 14, 2014 to adjust the exercise price from $3.60 to $1.40.  The number of shares issuable under the warrants issued to Mr. Hanson totaled 231,250 and Mr. Davis totaled 487,500.

Since December 31, 2014, the Company borrowed $310,000 each from directors, Mr. Hanson and Mr. Davis.  The loans are unsecured at a stated interest rate of 10% and mature on June 30, 2015.

RELATED PARTY TRANSACTION POLICY

The Board of Directors has no formal written policy regarding related-party transactions but follows the requirements of state law applicable to such transactions.  In particular, after full disclosure of all material facts, review and discussion, the board approves or disapproves such transactions.  No director is allowed to vote on any approval of a related-party transaction for which he or she is the related party, except that such a director may otherwise participate in a related discussion and shall provide to the board all material information concerning the related-party transaction and the director’s interest therein.

ITEM 14                      PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table summarizes the fees we were billed for audit and non-audit services provided by Lurie Besikof Lapidus & Company, LLP for fiscal years 2014 and 2013.

	2014	2013
Audit Fees	$112,120	$118,423
Audit-Related Fees	110,180	25,000
Tax Fees	12,700	12,700
All Other Fees	73,390	15,500
Total	$308,390	$171,623

Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and reviews of the interim consolidated financial statements included in our quarterly reports, and services that are normally provided by our independent public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include audits in connection with acquisitions, attestation services that are not required by statute or regulation, tax consultation concerning treatment of income taxes in U.S. GAAP based financial statements and consultations concerning financial accounting and reporting standards.

Tax Fees consist of fees billed for professional services for corporate tax return preparation and filing, compliance, tax advice and tax planning.

All Other Fees (if any) consist of fees for products and services other than the services reported above.

Approval Policy.  Our Board of Directors approves in advance all services provided by our independent registered public accounting firm.  All engagements of our independent registered public accounting firm in years ended 2014 and 2013 were pre-approved by the board.

PART IV

ITEM 15       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)         See “Index to Consolidated Financial Statements” on page F-1 and “Exhibit Index” on page E-1

(b)         See “Exhibit Index” on page E-1.

(c)          Not Applicable

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.

/s/ Jeffrey C. Mack	4/14/15
Jeffrey C. Mack
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Jeffrey C. Mack	4/14/15	/s/ James L. Davis	4/14/15
Jeffrey C. Mack, Director,		James L. Davis, Director
Chief Executive Officer (principal executive officer)

		/s/ Michael J. Hanson	4/14/15
Michael J. Hanson, Director

/s/ Darin P. McAreavey	4/14/15	/s/ Rod Jardine	4/14/15
Darin P. McAreavey		Rod Jardine, Director
Chief Financial Officer (principal accounting officer)

CACHET FINANCIAL SOLUTIONS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Cachet Financial Solutions, Inc.

Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of Cachet Financial Solutions, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, shareholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2014.  Cachet Financial Solutions, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cachet Financial Solutions, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has limited revenues, suffered recurring losses from operations and has a shareholders’ deficit.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LURIE BESIKOF LAPIDUS & COMPANY, LLP

Minneapolis, Minnesota

April 14, 2015

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$112,221	$150,555
Accounts receivable, net	314,743	329,557
Deferred commissions	80,348	62,732
Prepaid expenses	402,040	487,659
TOTAL CURRENT ASSETS	909,352	1,030,503

PROPERTY AND EQUIPMENT, net	295,925	353,420
GOODWILL	204,000	—
INTANGIBLE ASSETS, NET	1,437,001	—
DEFERRED COMMISSIONS	103,312	101,468
DEFERRED FINANCING COSTS	61,153	107,936
TOTAL ASSETS	$3,010,743	$1,593,327

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$746,554	$937,200
Accrued expenses	201,768	153,113
Accrued interest	182,184	1,953,502
Deferred revenue	747,113	510,319
Warrant liability	163,570	—
Current portion of long-term debt	2,070,217	3,170,672
TOTAL CURRENT LIABILITIES	4,111,406	6,724,806

LONG TERM DEBT, net of current portion	2,566,486	3,933,253
WARRANT LIABILITY	146,000	309,000
DEFERRED REVENUE	412,219	401,758
ACCRUED INTEREST	160,593	95,270
ACCRUED RENT	25,333	61,482
TOTAL LIABILITIES	7,422,037	11,525,569

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 2,229,702 and 0 shares issued and outstanding	223	—
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 16,934,497 and 5,625,957 issued and outstanding	1,694	563
Additional paid-in-capital	47,307,314	26,668,258
Accumulated deficit	(51,720,525)	(36,601,063)
TOTAL SHAREHOLDERS’ DEFICIT	(4,411,294)	(9,932,242)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,010,743	$1,593,327

See accompanying Notes to Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,	December 31,
	2014	2013
REVENUE	$2,648,108	$1,179,603

COST OF REVENUE	2,747,343	2,462,087
GROSS LOSS	(99,235)	(1,282,484)

OPERATING EXPENSES
Sales and Marketing	2,854,959	2,208,689
Research and Development	2,663,633	982,917
General and Administrative	3,998,086	3,566,044
TOTAL OPERATING EXPENSES	9,516,678	6,757,650

OPERATING LOSS	(9,615,913)	(8,040,134)

INTEREST EXPENSE	5,704,533	2,804,594

INDUCEMENT TO CONVERT DEBT AND WARRANTS	424,335	1,355,603

SHARE PRICE / CONVERSION ADJUSTMENT	—	1,710,475

OTHER (INCOME) EXPENSE	(34,999)	54,213
NET LOSS	(15,709,782)	(13,965,019)

LESS: CUMULATIVE UNPAID PREFERRED DIVIDENDS	(48,409)	—

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(15,758,191)	$(13,965,019)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	11,337,482	3,897,081

Net loss per common share - basic and fully diluted	$(1.39)	$(3.58)

See accompanying Notes to Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In-	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2012	—	$—	1,524,991	$15,250	$10,135,786	$(22,636,044)	$(12,485,008)
Issuance of shares, net of $78,450 related costs	—	—	319,000	3,190	1,194,360	—	1,197,550
Exercise of stock options	—	—	30,000	300	23,700	—	24,000
Conversion of debt and interest into shares	—	—	2,765,953	27,660	11,036,157	—	11,063,817
Inducement to convert debt	—	—	168,604	1,686	672,728	—	674,414
Inducement to convert warrants	—	—	389,790	3,898	677,291	—	681,189
Share price/conversion adjustment	—	—	427,619	4,276	1,706,199	—	1,710,475
Issuance of warrants	—	—	—	—	465,625	—	465,625
Stock compensation expense	—	—	—	—	700,715	—	700,715
Net loss	—	—	—	—	—	(13,965,019)	(13,965,019)
Balance December 31, 2013	—	—	5,625,957	56,260	26,612,561	(36,601,063)	(9,932,242)
Conversion of debt and interest into shares	—	—	5,386,036	539	7,287,487	—	7,288,026
Common stock issued for debt issuance - Related Party	—	—	382,809	38	890,587	—	890,625
Issuance of common stock, net of costs	—	—	4,542,782	454	5,578,754	—	5,579,208
Issuance of common stock related to debt modifications	—	—	666,667	67	999,933	—	1,000,000
Issuance of convertible preferred stock, net of costs	2,229,702	223	—	—	3,039,278	—	3,039,501
Warrant exchange	—	—	3,938	—	7,906	—	7,906
Warrants issued as inducement for debt conversion to equity	—	—	—	—	416,429	—	416,429
Issuance of warrants for professional services	—	—	—	—	23,735	—	23,735
DE acquisition 2, Inc. reverse merger	—	—	488,970	(55,648)	(32,496)	—	(88,144)
Beneficial conversion feature for convertible notes payable	—	—	—	—	2,757,268	—	2,757,268
Stock compensation expense	—	—	—	—	316,176	—	316,176
Stock exchange	—	—	(162,662)	(16)	(590,304)	590,320	—
Net loss	—	—	—	—	—	(15,709,782)	(15,709,782)
Balance December 31, 2014	2,229,702	$223	16,934,497	$1,694	$47,307,314	$(51,720,525)	$(4,411,294)

See accompanying Notes to Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31, 2014	December 31, 2013
OPERATING ACTIVITIES
Net loss	$(15,709,782)	$(13,965,019)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount/amortization of financing costs	2,814,213	1,199,874
Accrued debt related costs	1,890,625	—
Debt forgiveness	(40,000)	—
Depreciation and amortization of intangibles	694,495	366,718
Stock compensation	316,176	700,715
Warrants issued for professional services	23,735	—
Amortization of deferred commissions	100,404	89,281
Debt/warrant inducement and share price adjustment	424,334	3,066,078
	(9,485,800)	(8,542,353)
Changes in operating assets and liabilities:
Accounts receivable	14,814	(169,731)
Deferred commissions	(119,865)	(199,538)
Prepaid expenses	85,619	77,741
Accounts payable	(270,801)	150,889
Accrued expenses	12,507	54,677
Accrued interest	(608,529)	1,508,880
Deferred revenue	247,255	687,140
Net cash used in operating activities	(10,124,800)	(6,432,295)

INVESTING ACTIVITIES
Purchase of fixed assets	(72,845)	(80,379)
Cash paid for acquisition	(2,125,000)	—
Net cash used in investing activities	(2,197,845)	(80,379)

FINANCING ACTIVITIES
Proceeds from issuance of notes and warrants	8,261,340	6,703,499
Repayment of notes	(4,622,500)	(1,000,000)
Issuance of shares of common stock, net of costs	5,579,208	1,197,550
Issuance of shares of convertible preferred stock, net of costs	3,039,501	—
Proceeds from exercise of options	—	24,000
Payment of debt issuance costs	(88,098)	(253,252)
Repayment of bank borrowing	(92,838)	(91,537)
Proceeds from bank borrowing	207,698	—
Net cash provided by financing activities	12,284,311	6,580,260

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(38,334)	67,586
CASH AND CASH EQUIVALENTS
Beginning of period	150,555	82,969
End of period	$112,221	$150,555

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,594,700	$142,968

NONCASH FINANCING TRANSACTIONS
Conversion of debt and interest to equity	7,288,025	11,063,816
Debt issuance costs in exchange for notes and warrants	—	267,402
Fixed asset purchases in accounts payable	80,156	—
Conversion of accrued interest to note payable	150,660	43,332

See accompanying Notes to Consolidated Financial Statements.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.             Nature of Operations and Summary of Significant Accounting Policies

Nature of Business and Operations Overview

Cachet Financial Solutions, Inc. (the “Company” or “Cachet”) is a provider of technology solutions and services to the financial services industry.  The Company’s solutions and services enable its clients—banks, credit unions and other types of financial institutions or financial service organizations—to provide their customers with remote deposit capture technology (“RDC”) and related services. The Company’s cloud based Software as a Service (“SaaS”) RDC solutions allow customers to scan checks remotely through their smart phones or other devices and transmit the scanned, industry compliant images to a bank for posting and clearing.  In addition, the Company’s offerings include a mobile wallet solution which provides a virtual account for customers that do not have a bank account and is focused on the pre-paid card market.  Through the Company’s cloud based SaaS mobile wallet offering we provide consumers the ability to deposit and withdraw funds, transfer funds, and pay bills with their mobile phone or tablet.  As of December 31, 2014, we had entered into 348 contracts with customers for our products and services.  Approximately 252 of those agreements were “active,” meaning that they have implemented the RDC software enabling the processing of customer transactions or deployed the mobile wallet application.  The Company offers its services to financial institutions in the United States, Canada and Latin America.  Our business operations are conducted through our wholly owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Cachet Financial Solutions Inc. as of December 31, 2014 and December 31, 2013 and for the years ended December 31, 2014 and 2013.  The wholly owned subsidiary is the only entity with operational activity and therefore no intercompany transactions exist with the parent entity which would need to be eliminated.  The Company has prepared the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern.  From inception to December 31, 2014, the Company has cumulative operating losses of approximately $51.7 million, and as of December 31, 2014, our current liabilities exceeded our current assets by approximately $3.2 million. In 2015, the Company expects to continue to grow our client base and increase our revenues through higher RDC transaction volumes and monthly active user fees (“MAUs”) from our Select Mobile Money offering.  Nevertheless, the Company expects to continue to incur operating losses through December 31, 2015.  The Company engaged an investment firm to assist in raising additional capital through the issuance of debt and equity. The Company’s ability to continue as a going concern is dependent on raising additional capital to support operations and refinance maturing debt.  In addition, the Company has a note payable maturing on April 30, 2015, with a principal and accrued interest balance as of December 31, 2014 of $714,553, and has an outstanding balance including accrued interest of approximately $1.1 million on a line of credit with one of its directors.  The line of credit is payable to the director upon the earlier of the Company completing financings with gross proceeds of $10 million or July 31, 2015.  The Company also has $620,000 of notes payable with two directors maturing on June 30, 2015.  There is no assurance we will be successful in raising the needed capital to fund our operations to December 31, 2015.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share). Net proceeds to the Company after offering costs were $3.0 million.  As of December 31, 2014, the Company believes it was in full compliance with its debt agreements.

On July 30, 2014, the Company entered into a financing commitment letter with two directors to lend the Company up to $2.5 million through December 31, 2014, bearing interest at 10%, and due January 31, 2015, which was

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

later extended to January 31, 2016.  If any portion of the notes issued under the commitment letter was outstanding beyond January 31, 2016, the default interest rate would be adjusted to 18%.  As of December 31, 2014, the Company had an outstanding obligation under the commitment letter, including accrued interest totaling $359,466.  Subsequent to December 31, 2014, the Company had additional advances totaling $350,000.  As part of a PIPE transaction completed in February 2015, Michael J. Hanson, one of the Company’s directors converted, $250,000 of the balance owed under the commitment letter into 217,391 shares of Series B Convertible Preferred Stock and was issued a five-year warrant to purchase an aggregate of 217,391 shares of its common stock at a per-share price of $1.15.

Since December 31, 2014, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15.  Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of $250,000 in debt held by Michael J. Hanson, one of our directors.  None of the investors in this offering were deemed affiliates of the Company, except for one of our directors, Michael J. Hanson.  Also in February 2015, the Company amended the terms of the $2.5 million commitment letter agreement to extend the outstanding principal balance owed as of this date of $450,000 to January 31, 2016 at a rate of 10% per annum (See Note 16 “Subsequent Events”).  As part of the amendment, the directors did not renew the remaining amount available under the original terms of the financial commitment letter.

The Company will require additional funds to continue beyond April 15, 2015 and has engaged an investment banking firm to assist in completing a equity or equity-linked capital raise.  There is no assurance the Company will be successful in raising the needed capital to fund its operations beyond April 15, 2015 or obtain similar financing arrangements with other investors or lenders. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements is as follows:

Revenue Recognition

The Company generates revenue from the following sources: (1) subscription and support fees (2) transaction volume fees, (3) active monthly user fees for mobile wallet offering (4) fees related to the implementation of RDC and mobile wallet software for clients, and (5) professional services such as client specific software customization and other products and services.

The Company’s arrangements do not contain general rights of return. The Company’s subscription arrangements do not provide customers with the right to take possession of the SaaS technology platform and, as a result, are accounted for as service arrangements. The Company records revenue net of any sales or excise taxes.

The Company commences revenue recognition for its SaaS technology platform and professional services when all of the following criteria are met:

•                  there is persuasive evidence of an arrangement;

•                  the service has been or is being provided to the customer;

•                  collection of the fees is reasonably assured; and

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

•                  the amount of fees to be paid by the customer is fixed or determinable.

Subscription and Support Revenue

Subscription and support revenue is primarily derived from customers accessing the SaaS technology platform and includes subscription, support, transaction volume fees and active user fees for mobile wallet offering.  Subscription and support revenue is recognized ratably over the contracted term of each respective subscription agreement, commencing on the date the service is provisioned to the customer, provided the four revenue recognition criteria have been satisfied. Transaction volume fees are recognized as transactions are processed and monthly services performed and active user fees for mobile wallet offering revenue is recognized on a monthly basis as earned provided the four revenue recognition criteria have been satisfied.

Professional Services and Other Revenue

Professional services include implementation services, development of interfaces requested by customers, assistance with integration of the Company’s services with the customers’ applications, dedicated support, and advisory services to customers who choose to develop their own interfaces and applications. Professional services are typically performed within three to six months of entering into an arrangement with the customer. Professional services are typically sold on a fixed-fee basis, but are offered on a time-and-material basis as well. Revenue for time-and-material arrangements is recognized as the services are performed.  Revenue for fixed-fee arrangements is recognized under the proportional performance method of accounting as the Company has developed a history of accurately estimating activity. The Company uses labor hours incurred to the end of each reporting period compared to the total estimated labor hours as an input based measure of performance under customer arrangements. The Company believes labor hours incurred is materially representative of the value delivered to the customer at any point in time during the performance of the service. Professional services are not considered essential to the functionality of the SaaS offering.

Implementation Fees

The implementation fees are recognized over the term of the contract or expected life of the contract where no contractual term exists. Generally, client agreements are entered into for 12 to 36 months. A majority of the implementation service component of the arrangement with customers is performed within 120 days of entering into a contract with the customer.

Multiple Element Arrangements

The Company enters into multiple element arrangements in which a customer may purchase a subscription and professional services. For arrangements with multiple deliverables, the Company evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple element arrangement as separate units of accounting, the deliverables must have standalone value upon delivery. If the deliverables have standalone value upon delivery, the Company accounts for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables does not have standalone value upon delivery, the deliverables that do not have standalone value are combined with the final deliverable within the arrangement and treated as a single unit of accounting.

Subscription and support contracts have standalone value as the Company sells subscriptions and support separately. In determining whether professional services can be accounted for separately from subscription and support services, the Company considers the availability of the professional services from other vendors, the nature of its professional services and whether the Company sells its applications to new customers without professional services. Based on these considerations the Company assessed that its professional services have standalone value.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company determines the selling price for each element based on the selling price hierarchy of: (i) vendor-specific objective evidence (“VSOE”) of fair value, (ii) third-party evidence (“TPE”), and (iii) estimated selling price (“ESP”). The Company is unable to establish VSOE for any of its services, as the Company has not historically priced its services with sufficient consistency. The Company is also unable to establish TPE, as the Company does not have sufficient information regarding pricing of third-party subscription and professional services similar to its offerings. As a result, the Company has developed estimates of selling prices based on margins established by senior management as the targets in the Company’s selling and pricing strategies after considering the nature of the services, the economic and competitive environment, and the nature and magnitude of the costs incurred. The amount of arrangement fee allocated is limited by contingent revenue, if any.

Deferred Revenue

Deferred revenue consists of billings and payments received in advance of revenue recognition from the Company’s subscription and support offerings as described above and is recognized as the revenue recognition criteria are met. For subscription agreements, the Company typically invoices its customers in monthly or annual fixed installments. Accordingly, the deferred revenue balance does not represent the total contract value of these multi-year subscription agreements. Deferred revenue also includes certain deferred professional services fees, which are recognized in accordance with the Company’s revenue recognition policy. The portion of deferred revenue the Company expects to recognize during the succeeding 12-month period is recorded as current deferred revenue, and the remaining portion is recorded as noncurrent.

Cost of Revenue

Cost of revenue primarily consists of costs related to hosting the Company’s cloud-based application, providing customer support, data communications expense, salaries and benefits of operations and support personnel, software development fees, software license fees, amortization expense associated with acquired developed technology assets, and property and equipment depreciation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at one financial institution and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

Accounts receivable represent amounts due from customers.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts was approximately $25,000 and $89,000 as of December 31, 2014 and December 31, 2013, respectively. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the credit risk.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Property and Equipment

Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Computer and Data Center Equipment	3 years
Purchased and Acquired software	3 years
Leasehold Improvements	3 - 5 years, or lease term if less
Furniture and fixtures	7 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported.

Goodwill

Goodwill represents the excess purchase price over the appraised value of the portion of identifiable assets that were acquired from the DeviceFidelity Inc. acquisition completed in March 2014.  Goodwill is not amortized but is reviewed at least annually for impairment, or between annual dates if circumstances change that would more likely than not cause impairment. Management performs its annual impairment test at the close of each fiscal year, and considers several factors in evaluating goodwill for impairment, including the Company’s current financial position and results, general economic and industry conditions and legal and regulatory conditions. No impairment of goodwill was identified for the years ended December 31, 2014 and 2013.  See Note 11 for further discussion.

Impairment of Long-lived Assets, Including License Agreements

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company did not identify any impairment events or circumstances during the year ended December 31, 2014 or December 31, 2013.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the lives of the related debt agreements. The costs are amortized to interest expense using the effective interest method.  In the event debt is converted or paid prior to maturity, any unamortized issuance costs are charged to expense.

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and marketing expense on the accompanying statements of operations.  During the years ended December 31, 2014 and 2013, advertising costs totaled $15,888 and $15,495, respectively.

Deferred Commissions

The Company capitalizes commission costs that are incremental and directly related to the acquisition of customer contracts. Commission costs are capitalized and amortized over the term of the related customer contract.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Net Loss Per Common Share

Basic and diluted net loss per common share for all periods presented is computed by dividing the net loss available to common shareholders by the weighted average common shares outstanding and common stock equivalents, when dilutive. Potentially dilutive common stock equivalents include common shares issued pursuant to stock warrants, stock options, convertible preferred stock and convertible note agreements. Common stock equivalents were not included in determining the fully diluted loss per share as they were antidilutive.

On February 12, 2014, the Company completed a merger transaction with DE Acquisition 2, Inc.  (“DE2”), a public company with no operations. Pursuant to the terms of the merger, each share of the Company’s common stock that was issued and outstanding at such time was cancelled and converted into 10.9532 (the “exchange ratio”) shares of DE2’s common stock.

On March 18, 2014, the Company completed a reverse stock split of the Company’s issued and outstanding common stock on a 1-for-10.9532 basis. The Company’s authorized capital shares previous to this transaction consisted of 22,500,000 shares of $.01 par value common stock and 2,500,000 shares of preferred stock.  As a result of the DE 2 transaction, the Company’s new authorized capital consists of 500,000,000 shares of $.0001 par value common stock and 20,000,000 shares of preferred stock.

All amounts in the accompanying financial statements and notes related to shares, share prices and loss per share reflect retrospective presentation of the reverse split.

The following table reflects the amounts used in determining loss per share:

	Year Ended
	December 31,	December 31,
	2014	2013
Net loss	$(15,709,782)	$(13,965,019)
Less: Cumulative unpaid preferred stock dividends	(48,409)	—
Net Loss attributable to common stockholders	(15,758,191)	(13,965,019)
Weighted average common shares outstanding	11,337,482	3,897,081
Net loss per common share — basic and diluted	$(1.39)	$(3.58)

The following potential common shares were excluded from the calculation of diluted loss per share from continuing operations and diluted net loss per share attributable to common stockholders because their effect would have been anti-dilutive for the periods presented:

	As of
	December 31,	December 31,
	2014	2013
Convertible Preferred Stock	2,229,702	—
Stock Options	2,703,587	827,543
Warrants	8,903,348	407,904
	13,836,637	1,235,447

Fair Value of Financial Instruments

The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures.  Warrants issued with price protection features are recorded at fair value on a recurring basis.  The carrying value of cash and cash equivalents, accounts receivable and accounts payable

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:

Level 1 Inputs— Quoted prices for identical instruments in active markets.

Level 2 Inputs— Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs— Instruments with primarily unobservable value drivers.

The warrants that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes option pricing model under probability weighted estimated outcomes.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates. Significant estimates include the Company’s ability to continue as a going concern, allowance for doubtful accounts, assumptions used to value stock options and warrants, conversion incentive and share purchase price adjustment, and the value of shares of common stock issued for services.

Stock-Based Compensation

The Company accounts for stock-based compensation using the estimated fair values of warrants and stock options. For purposes of determining the estimated fair values the Company uses the Black-Scholes option pricing model.  For the periods prior to the Company’s common stock being traded, the Company estimated the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded; for later periods, the Company uses its actual common stock trading to compute volatility. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.  The fair values of stock award grants are determined based on the number of shares granted and estimated fair value of the Company’s common stock on the date of grant.

Research and Development Costs

The Company considers those costs incurred in developing new processes and solutions to be research and development costs and they are expensed as incurred.

Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The core principle of the ASU is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration, or payment, to which the company expects to be entitled in exchange for those goods or services. The ASU may also result in enhanced disclosures about revenue. For public entities, the ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Due to the recent date of issuance for

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

this ASU, management is currently evaluating what impact, if any, the pronouncement will have on the Company’s disclosures, its financial position or results from operations.

In June 2014, the FASB issued authoritative guidance related to share-based payments when the terms of an award provide that a performance target could be achieved after the requisite period.  The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition.  The requirements of the new standard are effective for the annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods.  We do not anticipate that this guidance will have a material impact on the Company’s financial position or results of operations.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern.  The amendments provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures.  The standard will be effective for the Company on December 31, 2016.  The adoption of this pronouncement may impact future assessment and disclosures related to the Company’s ability to continue as a going concern.

2.             Note Receivable

The Company has a note receivable, bearing interest at 5%, for fees being refunded for an unsuccessful capital raising transaction. The note has a face value of $501,000 and was due in October 2013. The collectability of this note is uncertain and the Company has established a reserve for 100% of the balance owed as of December 31, 2014 and December 31, 2013.  In February 2015 the Company obtained a default judgment in our favor relating to such note in the amount of approximately $542,000 (including interest).  The Company continues to believe the collectability of the note is uncertain and therefore maintains a reserve for 100% of the balance owed.

3.             Prepaid Expenses

Prepaid expenses primarily consist of prepayment of licenses and maintenance fees, or deposits with, the providers of RDC software capabilities to the Company.

4.             Property and Equipment

Property and equipment consists of the following:

	As of
	December 31,	December 31,
	2014	2013
Computer equipment	$216,486	$208,593
Data center equipment	444,906	405,057
Purchased software	651,016	570,860
Furniture and fixtures	84,433	59,890
Leasehold improvements	58,024	53,465
Total property and equipment	1,454,865	1,297,865
Less: accumulated depreciation	(1,158,940)	(944,445)
Net property and equipment	$295,925	$353,420

Depreciation expense was approximately $214,000 and $346,000, for the years ended 2014 and 2013, respectively.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.             Accrued Expenses

Accrued expenses consist of the following:

	As of
	December 31,	December 31,
	2014	2013
Accrued compensation	$128,135	$122,517
Accrued rent	36,149	30,596
Accrued sales tax	37,484	—
Total accrued expenses	$201,768	$153,113

6.             Financing Arrangements

The Company has raised debt through several forms of borrowing including bank loans, loans from directors and other affiliated parties and unaffiliated third party investors.  Certain of the debt was issued with warrants that permit the investor to acquire shares of the Company’s common stock at prices as specified in the individual agreements. See Note 12 for additional information regarding conversions of debt and accrued interest into common stock in 2013 and the year ended December 31, 2014.

Following is a summary of debt outstanding:

	As of
	December 31,	December 31,
	2014	2013
Senior Secured Note Payable, due August 2013	$—	$1,562,500
Secured Convertible Notes, due June through August 2014	—	770,000
Notes Payable to Directors and Affiliates	1,350,000	2,350,000
Convertible Notes, due March 2015, interest at 10%	—	575,000
Convertible Term Loans, due December 2016, interest at 10%	2,300,000	500,000
Convertible, Subordinated Notes, due March 2012 interest at 6%	—	112,561
Convertible Subordinated Note, due April 2015 interest at 9%	—	200,000
Series Subordinated Notes, due April 2015 Stated interest rate of 12%, effective interest of 38%.	613,808	863,808
Notes Payable, due February 2015, interest at 10%	—	100,000
Notes Payable, due the earlier of raising $10 million in proceeds from private placements or January 2016, interest between 8.25% and 12%	74,486	—
Note Payable, due August 2021, interest 0%	192,000	—
Installment Note Payable — Bank	252,244	137,383
Total	4,782,538	7,171,252
Unamortized discount	(145,835)	(67,327)
Total debt, net	4,636,703	7,103,925
Less: current maturities	2,070,217	3,170,672
Long-term portion	$2,566,486	$3,933,253

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Future maturities of long-term debt at December 31, 2014 are as follows:

2015	$2,070,217
2016	2,374,486
2017	—
2018	—
2019	—
Thereafter	192,000
$4,636,703

Senior Secured Note Payable

In October 2012, the Company entered into a Loan and Security Agreement (the “Secured Loan Agreement”) with Michaelson Capital Partners, LLC (the “Senior Secured Lender”) that provides for borrowings of up to $1,500,000. Borrowing under the Secured Loan Agreement is secured by all property of the Company including tangible and intangible property. In addition, the Secured Loan Agreement contained certain negative pledges and restrictions on certain types of transactions and use of loan proceeds. The note is guaranteed by a Company director and the spouse of the director.  The loans carry stated interest rates from 10-16%.  In the event of default the interest rate increases to 14% - 20%. The Secured Loan Agreement’s stated expiration date was April 23, 2013. Beginning in August 2013, the Company was in default and outstanding borrowings and interest began to accrue at the default rates. In addition, the agreement contains certain covenants, some of which the Company was not in compliance with. The note was amended in February 2013 and an additional $1,000,000 was borrowed.  Further, as part of this amendment the lender received a payoff premium of $750,000 which the Company accrued as interest expense in 2013 and paid in 2014.

On December 6, 2013, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Senior Secured Lender.  The Forbearance Agreement provided that the Senior Secured Lender would not accelerate repayment of the amounts owing, or enforce its security interests or any other rights, under the Secured Loan Agreement, until March 6, 2014.

In March 2014 the Forbearance Agreement was extended to May 12, 2014. In consideration for the extension the Company agreed to issue $1 million of the Company’s common stock, the number of shares to be determined by reference to the lowest per share price in the Company’s then planned public offering of common stock. On July 14, 2014 the Company issued to the Senior Secured Lender 666,667 shares of common stock at $1.50 per share for a total value of $1,000,000.   In 2014, the Company recorded interest expense of $1,000,000, related to this extension.

On May 1, 2014, the Company entered into an agreement with an investor to draw on the $4 million convertible term loan, due December 2016, described below for an amount sufficient to satisfy their outstanding obligation to the Senior Secured Lender, but not to exceed the loan limit of $4 million, for a maximum borrowing of $3.4 million as of March 31, 2014.  On May 19, 2014, the Company entered into a second forbearance agreement with the Senior Secured Lender through May 23, 2014 in return for the Company repaying a total sum of $500,000 on this date.  In addition, the Company agreed to reduce the price per share related to the $1.0 million of common stock to 80% of the lowest price per share of common stock issued to any investor in the Company if the stock was not publicly traded on or before July 15, 2014.  On May 29, 2014, the Company received an advance totaling $1.950 million under the terms of the convertible term loan and repaid a total of $2.0 million of the outstanding balance to the Senior Secured Lender, leaving a remaining balance of $150,660.  On May 30, 2014, the Company entered into an unsecured convertible note payable with the Senior Secured Lender for a total of $150,660.  The note bore interest at an annual rate of 10% and the principal and accrued interest were due on or prior to July 31, 2014.  Upon a thirty day written notice to the Company from the issuance date, the Senior Secured Lender had an option to convert the note into common stock at 90% of the conversion terms offered in the Convertible Subordinated Notes, due June 2015, described below.  In addition, upon conversion of the note, the holder was entitled to receive warrants equal to the number of shares received from the conversion at a price

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

of 125% of the IPO price.  In July 2014, the Company repaid the remaining note outstanding of $150,660, along with accrued interest totaling $2,559 which satisfied all remaining obligations to the Senior Secured Lender.

The Senior Secured Lender also received a warrant to purchase 76,228 shares of Company common stock at $9.00 per share. The warrant expires in October 2017.  Including the value of the warrant at the date of issuance, the effective interest rate on the full $2,500,000 available under the Secured Loan Agreement was 38%. The exercise price of the warrant is subject to downward adjustment in the event of the subsequent sale of common stock or convertible debt at a lower price, as defined, prior to exercise of the warrant. As a result of this provision, the Company determined that the warrant should be accounted for as a liability carried at fair value.  In February 2013, the exercise price was adjusted to $2.88 and the number of shares of Company common stock to be acquired was increased to 238,212 based on a qualifying transaction.  In July 2014, the Company entered into an agreement to modify the terms of the warrant. Under the new terms, the exercise price was reduced to $1.20 per share which is 80% of the IPO share price and the number of shares of Company common stock to be acquired was increased to 571,708.  In connection with the issuance of warrants with an exercise price of $1.15 as part of the PIPE transaction completed in 2015, the Company increased the total number of shares of common stock issuable upon exercise of the warrant issued to the Senior Secured Lender to 745,706 and reduced the exercise price to $.92 per share (See Note 16 “Subsequent Events”).

The Company determined the value of the warrant to be $146,000 and $309,000 at December 31, 2014 and December 31, 2013, respectively, and both of these amounts were recorded as a liability on the balance sheet as of these dates.

The Company also incurred financing costs in conjunction with this transaction aggregating $62,500 that are owed under the same terms as terms as the Secured Loan Agreement.  The entire amount was fully amortized as of December 31, 2014.

Secured Convertible Notes, due June through August 2014

From June through August 2013, the Company borrowed $770,000 under various secured convertible notes. The notes bore interest at the annual rate of 10% and mature one year from the date of issue.  Had the Company defaulted on the notes, the annual rate of interest would have increased by 5%. There was no early repayment penalty on the loans.  Borrowings under the notes were secured by all property of the Company including tangible and intangible property. In addition, the notes contained certain negative pledges and restrictions on certain types of transactions and use of loan proceeds.

Upon completion of certain equity financing transactions as defined in the notes, the outstanding principal and unpaid interest was automatically converted into common stock. The conversion rate per share was equal to 75% of the per share price of the securities offered in the defined financing transaction.  On May 12, 2014, the Company entered into a loan modification agreement under which the holder of the note agreed to provide a $40,000 discount of the outstanding balance with a repayment of $150,000 of principal outstanding as of this date.  During the year ended December 31, 2014, the Company repaid a total of $660,000 of principal and $66,055 of accrued interest.  In addition, the Company converted into equity $70,000 of principal and $1,764 of accrued interest at a conversion rate of $4.00 per share. (See Note 12).  No obligation remained outstanding under these notes as of December 31, 2014.

Notes Payable to Directors and Affiliates

In November 2010, the Company borrowed $300,000 from a director. The loan was unsecured, had a stated interest rate of 6% and was due in equal monthly installments of $9,127 until fully repaid in November 2013. In conjunction with the loan agreement, the director received 17,484 shares of common stock with an aggregate value of $69,937. The remaining balance on this loan was converted to common stock in 2013. (See Note 12)

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In 2012, the Company borrowed $1,000,000 under unsecured notes from certain current or former directors or their affiliates. These notes had a stated effective annual interest rate of 24% for the first 60 days and 40% thereafter until paid. These loans were converted to common stock in 2013.  (See Note 12)

In October 2012, a director of the Company loaned the Company $1,105,000, replacing a note payable to a bank in an equal amount. The loan was due in November 2013 and had an interest rate equal to the prime rate plus 1.25%, but not less than 4.5%. The note issued in connection with this loan was secured by the pledge of 86,875 shares of Company stock and 136,250 options owned by the President/CEO of the Company. The loan was subordinate to the Senior Secured Note Payable until such time as that note is repaid; afterwards the loan would have become senior to all other debt. Concurrent with this loan, the Director received a warrant to purchase 50,000 shares of Company common stock at $4.00 per share.  In November 2013, the warrant was exchanged for common stock. This note was converted into common stock in the February 2013 debt conversion.  (See Note 12)

In 2013, the Company borrowed an additional $3,093,332 (including the refinancing of a $250,000 note and related interest of $43,332) from two directors.  Certain of these and other previously outstanding loans to these directors were converted to common shares in 2013 as described in Note 12.

In March 2014, the Company borrowed $1,500,000 from a director to fund the acquisition of Select Mobile Money from DeviceFidelity. (See Note 10)  The note had an interest rate equal to 24%, payable monthly commencing April 2014.  The Company failed to pay the accrued interest on the note due April 2014.  As a result, the interest rate increased to 48% in April 2014 and continued to accrue at this rate until the note and all accrued interest was repaid in full.  The principal and any unpaid accrued interest became due on May 15, 2014.  In addition, the Company agreed to issue common stock as consideration for the note equal to 12.5% of the principal amount or $187,500, which equals 78,125 shares using the required share price of $2.40.  Because the Company failed to pay the accrued interest due April 2014, the Company owed additional common stock equal to 3.125% of the outstanding principal amount or $46,875, which equals 19,531 shares on each successive 5th business day for as long as any portion of the principal amount of the loan was outstanding. The Company issued a total of 382,809 shares of common stock and recorded interest expense of $890,624 related to the common stock issued for the year ended December 31, 2014.  A total of $1,731,781 of principal and accrued interest was repaid in July 2014.

In addition to the $1,500,000 March 2014 note above, the Company also issued a total of $3,690,000 of new notes to three directors during the year ended December 31, 2014.  Of this amount, $1,925,000 of the notes bears interest at a rate of 10% and becomes due between February and September of 2015, and $1,500,000 represents a line-of-credit agreement with one director of the Company.  The original terms of the line-of-credit agreement provided for a stated interest rate of 10% on the principal amount outstanding.  Both the principal and unpaid accrued interest is payable upon the earlier of September 30, 2014 or completion of a public offering of securities. There are no financial covenants with the line-of-credit.  Through the second quarter of 2014, the Company had drawn down the entire $1,500,000 under this facility.  At the option of the director, all the principal and unpaid accrued interest under the line-of-credit could have been converted upon the completion of an IPO of the Company’s common stock at a 20% discount to the price at which the shares are of the Company’s stock were sold in the offering.  The director exercised this conversion right with respect to $500,000 of indebtedness in connection with our July 2014 IPO (see June 24, 2014 Letter Agreement below).  The Company entered into three notes with directors totaling $265,000 that were due June 30, 2015 and accrued interest at a rate of 8%.  The terms of these notes included a provision whereby all principal and accrued interest automatically converted into the Company’s common stock upon the successful consummation of an IPO.  On July 14, 2014, the Company completed an IPO and the conversion price equaled 80% of the per share purchase price at which the Company’s common stock was sold in the IPO.  On July 14, 2014, $265,000 of principal and $6,763 of accrued interest converted into 226,468 shares of common stock.

On June 17, 2014, the Company entered into a conversion agreement with two directors under which a total of $1,050,000 of principal related to the 10% term notes due between February and March 2015 would automatically convert into common stock upon the completion of an IPO of the Company’s common stock at a 20% discount to the

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

price at which the shares of the Company’s stock were sold in the IPO.  These notes were converted into common stock at the time of our IPO.  Upon conversion, the two directors also received 100% warrant coverage at a price equal to 125% of the IPO price or $1.875.

On June 24, 2014, the Company entered into a letter agreement with two directors under which a total of $900,000 of the principal of the 10% term notes due between February and March 2015 and $500,000 of principal owed under the 10% line-of-credit due September 2014 would automatically convert upon the Company completing an IPO.  In addition, the director agreed to amend the repayment terms of the line-of-credit to occur on the earlier of (a) raising an aggregate gross proceeds in one or more financing transactions (other than the IPO) of at least $10 million or (b) July 31, 2015.  The conversion terms are the same as described in the conversion agreement dated June 17, 2014 above.

On July 14, 2014, the Company completed its IPO resulting in $3,375,000 of principal and $204,134 of accrued interest of short-term notes payable with a stated interest rate of 10% converting into 2,982,611 shares of the Company’s common stock.  In addition, the two directors received five-year warrants to purchase a total of 2,250,000 shares of the Company’s common stock at an exercise price of 125% of the IPO price or $1.88 per share.  Lastly, as part of the letter agreement entered into on June 24, 2014, a director agreed to convert $500,000 of principal related to the $1.5 million line-of-credit outstanding into 416,667 shares of common stock and also received five-year warrants to purchase a total of 333,333 shares of the Company’s common stock at an exercise price of 125% of the IPO price or $1.88 per share.  The amount of principal owed under the $1.5 million line-of-credit as of December 31, 2014 was $1,000,000 plus accrued interest of $62,315.

As a result of the Company completing its IPO on July 14, 2014, the Company determined there was a beneficial conversion feature related to the $1.0 million outstanding balance of the line-of-credit which totaled $250,000.  This amount was recorded as a discount to the debt and is being amortized into interest expense through the maturity date of July 31, 2015.  For the fiscal year ended December 31, 2014, the Company recorded interest expense of $104,165 related to amortization expense associated with the beneficial conversion feature. The unamortized balance of the beneficial conversion feature as of the end of December 31, 2014 was approximately $146,000.

On July 30, 2014, the Company entered into a financing commitment letter with two directors to lend the Company up to $2.5 million through December 31, 2014, bearing interest at 10%, and due January 31, 2015, which was later extended to January 31, 2016.  If any portion of the notes issued under the commitment letter was outstanding beyond January 31, 2015, the default interest rate would be adjusted to 18%.  As of December 31, 2014, the total principal and accrued interest amount outstanding owed to its directors related to advances under commitment letter equaled $350,000 and $9,465, respectively.  On February 3, 2015, Michael Hanson, one of our directors, converted $250,000 of the amount owed into 217,391 shares of Series B Convertible Preferred Stock (which Series B Convertible Preferred Stock was converted into common stock on February 27, 2015).  Also in February 2015, the Company amended the terms of the commitment letter to extend the repayment of the outstanding principal balance owed as of that date of $450,000 to January 31, 2016 at a rate of 10% per annum (See Note 16 “Subsequent Events”).  As part of the amendment, the directors did not renew the remaining amount available under the original terms of the commitment letter.

Convertible Notes due March 2015

In 2013, the Company borrowed $575,000 under convertible notes. These notes were due March 15, 2015 and carry same general conversion provisions as the 2013 Notes Payable to the two directors described above. The notes bear a stated interest rate of 10%. Warrants to purchase 87,500 shares of common stock at $4.00 per share were issued with $350,000 of this debt, resulting in an effective interest rate of 19% on that portion of the borrowing.

In May 2014, the Company entered into an amendment with various lenders to modify the terms on $350,000 of these convertible notes to the terms provided under the convertible notes due December 2016.  Therefore, prior to the Company’s completion of its IPO on July 14, 2014, the total principal amount outstanding of convertible notes due

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

March 31, 2015 was $225,000.  Upon the completion of the Company’s IPO, the total outstanding balance of $225,000 in principal and $15,015 of accrued interest automatically converted into 177,786 shares of common stock.

Convertible Term Loan, due December 2016

In December 2013, the Company entered into an agreement to issue convertible notes to an investor in a principal amount of up to $4 million. The proceeds of borrowings under the notes are expressly to be used to repay amounts owed under the Senior Secured Note Payable. Borrowings under the agreement bear interest at 10% and the note matures in December 2016. In the event of default, the interest rate increases by either 2% or 4%, depending on the nature of the default.  Under the note agreement, the investor has the right, but not the obligation, to advance additional amounts up to the $4 million. The terms of the agreement provide that the investor may have several options to convert the notes at varying rates and times following the completion of a qualifying financing transaction. Depending on the timing of conversion, the holder may also receive warrants to purchase common stock. In addition to conversion of the notes, the holder has the right to request shares of common stock, rather than cash, as payment for interest.  In May 2014 the Company agreed to include $356,616 in principal and accrued interest of the convertible notes, due March 2015, under the terms of the Convertible Term Loan, due December 2016.  The outstanding balance including accrued interest as of December 31, 2013 was $502,603.

On May 1, 2014, the Company entered into an agreement which requires, within 10 calendar days of a written request on or prior to May 12, 2014, the holder of the convertible notes agreed to make additional advances to the Company in an amount sufficient to satisfy the senior debt amount outstanding, but not to exceed the loan limit of $4.0 million.

On May 12, 2014, the Company entered into an agreement to amend the conversion terms of the Convertible Term loan, due December 2016 as follows:

First Conversion Right.  The holder had the right at its election to convert the principal and accrued interest of the note into common stock at a conversion rate equal to 90% of the price based on the terms offered in the Convertible Subordinated Note, due June 2015.  The first conversion right was extended for a period of 120 days following the closing date of the IPO, July 14, 2014.  Upon the holder’s election to convert, the Company would issue the holder 100% warrant coverage, with the exercise price being the same offered in the IPO or 125% of the price at which the common stock was sold in the IPO.

Second Conversion Right.  To the extent that the holder did not elect to exercise the First Conversion Right, then the holder has the right through the maturity date of the Note, December 2016, to convert the principal and accrued interest into common stock at a conversion rate equal to 125% of the price at which the common stock was sold in the IPO.  Under the terms of this conversion agreement, the holder will receive 100% warrant coverage under the same terms provided pursuant to the First Conversion Right.

On June 18, 2014, the holder agreed to convert $1,000,000 of the then outstanding principal balance of $3,250,000 together with the accrued related interest into common stock upon the completion of the IPO based on the terms described above in the First Conversion Right.  Upon completion of the Company’s IPO on July 14, 2014, the $1,000,000 of principal and $58,630 of accrued interest converted into 980,213 shares of common stock and the Company also issued to the investor a five-year warrant to purchase 705,753 shares of the Company’s common stock at an exercise price equal to 125% of the IPO price, or $1.875.

As a result of the Company completing its IPO on July 14, 2014, the Company determined there was a beneficial conversion feature related to the remaining $2.3 million outstanding balance of the Convertible Term Loan, due December 2016 which totaled $894,444.  This amount was recorded as a discount to the debt and was amortized into interest expense on a straight-line basis over the 120 days following the closing of the IPO which represents the period that allows for the debt to be converted at a discount to the IPO price.  During the year ended December 31, 2014, the

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company recorded interest expense of $894,444 related to amortization expense associated with the beneficial conversion feature. The unamortized balance of the beneficial conversion feature as of December 31, 2014 was $0.  The balance of the note as of December 31, 2014 was $2.3 million plus accrued interest of $140,275.  Total advances under the note during 2014 totaled $3.3 million.

Convertible Subordinated Notes, due March 2012

In March 2011, the Company issued $1,432,561 in face amount of convertible debt, the “March 2011 Notes”. These notes had a stated interest rate of 6%. The terms of the notes allowed the holders to convert the debt into common stock at any time prior to maturity at a conversion rate equal to the lesser of $9.00 per share or 25% below the offering price in the sale of securities in a qualified sale of securities, as defined. Payment of principal and interest on these notes was unsecured and subordinated to senior indebtedness, as defined.  Concurrent with the issuance of these notes, the Company issued warrants to purchase 107,442 shares of Company common stock at $4.00 per share. In July and August 2011, the Company prepaid the majority of these notes and accrued interest. After the prepayment, holders of these notes purchased 124,449 shares of Company stock at $9.00 per share for an aggregate purchase price of $1,120,000. In February 2013 and January 2014 an additional $200,000 and $14,422 was converted into common stock, respectively.  (See Note 12)  The remaining outstanding balance of $100,000 was converted into 25,000 shares of the Company’s common stock as part of its IPO on July 14, 2014 and the Company repaid accrued interest totaling $19,644 as of this date.

Convertible Subordinated Note, due April 2015

In April 2013 the Company borrowed $200,000 under a convertible note. The note had a stated interest rate of 9% and was due April 1, 2015. The note was convertible at the option of the holder any time after April 1, 2014. The note would be automatically converted upon the occurrence of certain equity financing transactions or a change in control as defined in the note. The conversion price was $4.00 per share. On July 14, 2014, the outstanding principal balance of $200,000 and $21,699 of accrued interest was converted into 55,424 shares of common stock as a result of completing the Company’s IPO.

Convertible Subordinated Notes, due February 2015

In February 2014 the Company borrowed $100,000 under a convertible note. The note was non-interest bearing and was due the earlier of February 27, 2015 or the completion of an equity offering by the Company of at least $5,000,000.  The note was convertible at the option of the holder at the time at in which the Company completed such an equity offering of its common stock.  The conversion price was equal to the offering price of the Company’s common stock.  During the year ended December 31, 2014, the Company repaid the principal balance outstanding of $100,000.

Convertible Subordinated Notes, due June 2015

In May 2014 the Company borrowed $330,000 under convertible notes. The notes bore interest at a stated rate of 8% per annum.  The principal amounts of the notes, along with the accrued interest, were both due June 2015.  The terms of these notes includes a provision whereby all principal and accrued interest automatically converted into the Company’s common stock upon the successful consummation of an IPO.  The conversion price was 80% of the per share price at which the Company’s common stock was sold in our IPO.  Upon completion of the July 14, 2014 IPO which raised $6,750,000 gross proceeds, the principal amount outstanding of $330,000 was converted into 275,000 shares of common stock.  The Company repaid accrued interest totaling $5,017 to the holders of the notes.

Series Subordinated Notes

Between June 2011 and December 2012, the Company borrowed approximately $7,800,000 utilizing a series of notes (the “Series Notes”). The Series Notes were issued in tranches that contained various terms with regard to maturity

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

dates, interest rates, subordination, conversion features and the number of warrants issued with each tranche. Certain Series Notes contained a Company option to extend the due dates by up to 90 days, as well as provisions for acceleration upon completion of certain financings. In connection with these Series Notes, the Company issued warrants to purchase an aggregate of 780,000 shares of Company common stock at $4.00 per share. These warrants expire in November 2015.

During, 2013 the Company borrowed an additional $430,000, and issued warrants to purchase 35,688 shares, under the same general provisions as the Series Notes. In 2013 all but $863,808 face amount of the Series Notes and $104,096 in accrued interest had been converted into common stock and all but approximately 75,000 of the related warrants were exchanged for common stock.  In January 2014 an additional $250,000 in debt and $650,647 in accrued interest were converted into 225,162 share of common stock at a conversion rate of $4.00 per share.  (See Note 12)  The remaining $613,808 in principal and accrued interest of $100,745 was originally due in December 2014.  In December 2014, the Company amended the terms of the note to include monthly installments of $50,000 due December 2014 and additional $50,000 due at the end of each following month through April of 2015, when the remaining principal balance and related accrued interest becomes due.

Notes Payable, due February 2015

In December 2013 and January 2014, the Company issued promissory notes for $100,000 and $150,000, respectively.  The notes accrued interest at a rate of 10% and were originally due the earlier of the Company raising sufficient new funds as determined by the holder or March 31, 2014.  In February 2014, the Company entered into an amendment which extended the maturity date of the agreement to February 18, 2015.  All other terms of the agreement remained unchanged.  During the year ended December 31, 2014, the Company repaid the principal amount outstanding of $250,000, along with accrued interest totaling $13,233.

During fiscal year 2014, the Company issued detachable warrants to purchase common stock equal to 25% of the principal amounts under these notes.  The life of the warrants range between three and five years with an exercise price of $3.60.  The total number of shares issuable under the warrants totaled 821,250 related to a total of $3,285,000 short term notes issued in consideration for the loans to the Company.  Of this total, $2,875,000 and warrants to purchase 718,750 shares relates to two directors of the Company.  In addition, of the total warrants issued, warrants to purchase 302,500 shares relates to short term notes, which were converted into equity during 2013.  The Company determined the fair value of the warrants to be $573 using the Black-Scholes model.  See Note 12 for the inputs used in valuing the warrants using the Black-Scholes model.

Notes Payable, due January 2016

In January 2014, the Company assumed notes payable totaling $74,486 related to the acquisition of DE2.  The original terms of the notes required repayment on the earlier of January 31, 2016 or the date the Company completes a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company.  The reverse merger was completed in February 2014, and the terms of the note were amended to state that the principal and related accrued interest is due the earlier of January 31, 2016 or the date the Company completes one or more private placements of debt or equity securities resulting in aggregate proceeds of $10,000,000.

Note Payable, due August 2021

In August 2014, the Company entered into a 0% interest $192,000 note payable with the State of Minnesota as part of an Angel Loan program fund.  There are no financial loan covenants associated with the loan, which has a maturity date of August 2021.  The loan contains a provision whereby if the Company transfers more than a majority of its ownership, the loan becomes immediately due, along with a 30% premium amount of the principal balance. In addition, if the Company is more than 30 days past due on any payments owed under the loan, an interest rate of 20% per annum becomes due.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Installment Note Payable — Bank

In March 2014, the Company entered into an installment note with a bank for a total of $330,020. The note bears interest at the prime rate plus 1%, but not less than 5%.  The note is due on demand; if no demand is made then the note is due in monthly payments of $9,903 from April 2014 through April 2017.  Borrowings are secured by substantially all of the Company’s property and are guaranteed by three of the Company’s directors.

Other Information Regarding Debt

The Company determined there was a contingent beneficial conversion feature related to $6.0 million of principal and accrued interest for various convertible term loans and other short-term borrowings which automatically converted upon completion of its IPO.  The total beneficial conversion feature of $1,612,251 was recognized as interest expense in fiscal year 2014 upon the successful completion of the Company’s IPO.

The prime interest rate was 3.25% at December 31, 2014 and December 31, 2013.

At December 31, 2014 and December 31, 2013, $0 and $1,675,061 in principal amount of debt was past due, respectively.

As a result of either the short term duration or recency of the financing, the Company believes that the fair value of its outstanding debt approximates market value.

7.                                      Employee Benefit Plan

The Company has a defined contribution 401(k) saving plan covering all employees satisfying certain eligibility requirements.  The plan permits, but does not require, Company contributions; the Company did not make any contributions for the year ended December 31, 2014 and 2013.

8.                                      Commitments and Contingencies

Operating Leases

The Company leases approximately 22,000 square feet of office space in Chanhassen, Minnesota.  The lease commenced on May 1, 2012 and extends through August 31, 2016.  In addition to the office space, the Company leases certain office furniture and equipment under operating leases through November 2016.  The Company entered into a lease agreement in April 2014 for a total of 1,812 square feet of office space in Dallas, Texas related to the employees retained as part of the acquisition of Select Mobile Money.  The lease commenced on May 1, 2014 and extends through June 30, 2017.  Rent expense under all leases was $441,148 in 2014 and $383,807 in 2013.

The Company’s office space lease calls for rent increases over the term of the lease. The Company records rent expense on a straight line basis using average rent for the term of the lease. The excess of the expense over cash rent paid is shown as accrued rent.

The Company also has various computer leases with three year terms. The Company is recording the expense on a monthly basis.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Total future minimum contractual lease payments for all operating leases are as follows:

Minimum Lease Commitments:

2015	$374,000
2016	260,000
2017	43,000
$677,000

Litigation

An entity named Cachet Banq contacted the Company in December 2010 regarding their U.S. Trademark Registration No. 2,857,465 (registered on June 29, 2004) for the standard character mark CACHET covering “financial services, namely automated clearinghouse processing services for the payroll service industry.” Cachet Banq alleged that the Company’s use of “CACHET” infringes on their federal trademark registration. On March 4, 2013, Cachet Banq filed a trademark infringement lawsuit against the Company in the United States District Court for the Central District of California. The parties have filed cross motions for summary judgment. The initial brief was filed on May 30, 2014, replies were filed on June 26, 2014 and the court took these motions under advisement on July 8, 2014. The Company has denied that its use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and will vigorously defend this and any future similar claims made by Cachet Banq.

The Company is not currently involved in any other material legal proceedings.

Financial Service Agreements

The Company has an agreement with a financial advisory services company.  The agreement contains various provisions including assisting the Company in identifying potential investors.  The agreement may require the Company to pay the advisor a monthly fee of cash, warrants or combination thereof, based upon certain defined events including the closing of financing transactions.  The agreement also contains a termination provision which requires the Company to pay the advisor for transactions closing subsequent to the agreement termination.

The Company amended the agreement on March 25, 2014, to include an additional financial advisory services company.  Per the terms of the amended agreement, both investment firms are to provide investment advisory services in connection with raising additional capital for a six month period. The agreement provides for a fixed retainer for advisory services aggregating $100,000 in cash and equity securities. In addition, the agreement provides for a fee based upon the amount of capital raised (the “Agent fee”). The Agent fee is to be paid in cash based upon a percentage and type of the capital raised. The Company has also agreed to sell to the parties to the agreement, at a nominal price, warrants to purchase shares of the Company’s common stock. The number of shares and the exercise price of the warrant are based upon the size and terms of the securities issued.  On June 23, 2014, the Company amended the agreement to have $100,000 fee be paid 100% in cash.

On August 8, 2014, the Company entered into an agreement with the same financial advisory services company to assist in identifying potential investors with the intent of conducting a private offering of equity.  The terms of the agreement include compensation of 8% of any funds raised as well as the issuance of five-year warrants to purchase the Company’s stock equal to 3% of shares issued as part of the offering for a fee of $50. The exercise price of the warrants is equal to the same provided to the investors as part of the offering.  If there are no warrants offered to the investors, the exercise price is equal to the conversion price of the common stock issued in the offering.  The Company also agreed to pay a total of $50,000 of legal and other out of pocket expenses incurred from the offering.  The term of this agreement is for a period of six months, but may be extended upon mutual consent of the parties.  The Company provided a notice of termination to this financial advisory services company in December 2014.  No additional fees were owed upon terminating the agreement.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In January 2015, the Company entered into an engagement letter with a new financial advisory services company.  The terms of this agreement include a six month term in which the financial advisory services company will assist the Company is completing a $15.0 million offering of its equity or equity-linked securities at a 7% commission. In addition, the Company agreed to provide the financial advisory services company warrants equal to 7% of the securities issued in the offering at 120% of the price of the securities sold under the offering.  The terms of the warrant will be five years from the closing date of the offering.  The Company also agreed to reimburse any reasonable out of pocket expenses in connection with this engagement.  The agreement is cancelable by either party with a 30 day notice.

9.                                      Income Taxes

The Company has not recorded a current or deferred tax provision for the year ended December 31, 2014 due to the Company’s net losses and the uncertainty of realization of any related tax benefit in the future.  The Company did not record any tax provision for the year ended December 31, 2013 as the Company was an S Corporation and therefore did not pay corporate income taxes. Due to the full valuation allowance on the Company’s net deferred tax assets, there was no deferred tax benefit or provision recorded as a result of the tax status conversion.

A reconciliation of our statutory tax expense (benefit) to our actual tax expense (benefit) is as follows:

December 31,
2014
Federal statutory rate at 34 percent	$(5,341,000)
State taxes, net of federal tax expense (benefit)	(440,000)

Nondeductible interest	750,000
Stock-based compensation	67,000
Nondeductible acquisition costs	34,000
Nondeductible meals & entertainment	27,000
Change in valuation allowance	4,903,000

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The components of our net deferred tax assets and liabilities are as follows:

December 31,
2014
Deferred Tax Assets:
Non-Current:
Net operating loss carry forward	$4,396,000
Definite-lived intangibles	142,000
Non-qualified stock-based compensation	293,000

Current:
Accounts receivable allowance	9,000
Accrued expenses	72,000
Gross deferred tax assets	4,912,000

Deferred Tax Liabilities:
Non-Current:
Amortization of indefinite-lived intangible	(4,000)
Property, plant and equipment	(28,000)
Gross deferred tax liabilities	(32,000)
Net deferred tax assets before valuation allowance	4,880,000
Less: valuation allowance	(4,880,000)
Total net deferred tax asset (liability)	$—

The valuation allowance for net deferred tax assets as of December 31, 2014 was $4,880,000.  In assessing the need for a valuation allowance, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

As of December 31, 2014 the Company had approximate Federal NOL carryforwards of $11,818,000 and various state NOL carryforwards of $6,886,000.  The loss carryforwards for federal tax purposes will expire beginning in 2030.  The expiration of the statute of limitations related to the state NOL carryforwards varies by state.  The Company is subject to income taxes in the U.S. federal and various state jurisdictions.  We are generally subject to U.S. federal and state tax examinations for all years after 2010.

Section 382 of the U.S. Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss carryforwards that might be used to offset taxable income when a corporation has undergone significant changes in stock ownership.  During 2014 the Company has had significant equity transactions resulting from the reverse merger, IPO, and debt-to-equity conversions.  The Company has not yet completed a Section 382 analysis of the net operating loss carryforwards.  Consequently, the Company’s NOL carryforwards may be subject to annual limitations under Section 382.

The Company recognizes tax liabilities for uncertain income tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required.  The Company had no uncertain tax positions as of December 31, 2014. It is the Company’s practice to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.  The Company does not expect any material changes in unrecognized tax positions over the next twelve months.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company has not recorded a current or deferred tax provision for the years ended December 31, 2014 and 2013 respectively. The change in tax status did not impact the deferred tax provision due to the valuation allowance on our net deferred tax assets.  In addition, separate state tax information has not been presented as it is considered not material.

10.                               Acquisition

Acquisition of Select Mobile Money

On March 4, 2014, the Company purchased from DeviceFidelty, Inc. (“DFI”), a Texas corporation, certain tangible and intangible assets of a business engaged in the development and provision of technology platforms supporting mobile wallet applications.  The acquisition includes strategic relationships with Visa, Mastercard, MoneyGram and Navy Federal Credit Union, the providers of those services to their consumers.  The Company believes this capability complements and supports its RDC and mobile deposit business by adding new features and services for consumers, creating an expanded consumer base and target market, and also expands the scope of its potential partners in the FSO market.  The software asset the Company purchased included an assignment of a contract with Visa, to provide their customers the Visa endorsed mobile platform.  It also includes the first mobile Moneygram implementation and Moneygram’s endorsement of the mobile solution to their customers.

The aggregate purchase price of up to $2,125,000 includes $1,125,000 paid at closing and contingent consideration aggregating up to $1,000,000 based on satisfaction of certain performance related contingencies.  The performance related contingencies are as follows: (1) $375,000 in the event the Company enters into a new master services agreement or other agreement with a party of Visa U.S.A. Inc. or any affiliate of Visa, (2) $250,000 on or before April 15, 2014 upon the Company’s receipt of written confirmation from MoneyGram Payment Systems, Inc. on or before April 14, 2013 that its service is operational pursuant to a previously executed contract between DFI and MoneyGram, and (3) $375,000 upon the Company’s execution of a contract with U.S. Bank on or before August 1, 2014.  The Company received written confirmation from MoneyGram Payment Systems that its service was operational as of April 7, 2014 and the $250,000 was paid in May 2014.  The Company also entered into a master services agreement with Visa U.S.A. Inc. in July 2014 resulting in $375,000 of contingent consideration becoming due.  The Company made a payment to DFI in July 2014 related to the signing of this contract.  The Company received a contract with U.S. Bank in July 2014, resulting in the third and final contingent consideration becoming due of $375,000.  The Company made the final installment payment in October 2014.

Purchase Price:
Cash paid	$1,125,000
Contingent consideration	1,000,000
Total purchase price	2,125,000
Fair Value of Assets Acquired and Liabilities Assumed
Tangible assets acquired:
Property and equipment, net	$4,000
Total tangible assets acquired	4,000
Identified intangible assets acquired:
Customer contracts	1,000,000
Proprietary software	917,000
Total assets acquired in excess of liabilities assumed	1,921,000
Goodwill	204,000
Total purchase price	$2,125,000

The fair value of assets acquired and liabilities assumed has been determined based upon our estimates of the fair values of assets acquired and liabilities assumed in the acquisition as determined by an independent third-party valuation firm.  The Company recorded goodwill because the purchase price exceeded the fair value of net assets

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

acquired, due to Select Mobile Money’s assembled workforce and other intangible assets which do not qualify for separate recognition as well as anticipated synergies to be realized from combining the Select Mobile Money operations with the Company’s.

The following tables set forth the unaudited pro forma results of the Company for the years ended December 31, 2014 and 2013, as if the acquisition had taken place on the first day of the period presented.  These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined:

	Year Ended
	December 31,	December 31,
	2014	2013
	(unaudited)	(unaudited)
Revenues	$2,670,142	$2,108,727
Net Loss	$(16,443,673)	$(15,144,439)
Basic and diluted net loss per common share	$(1.43)	$(3.54)
Weighted average shares - basic and diluted	11,477,666	4,279,890

11.                               Goodwill and Finite Life Intangible Assets

The Company assesses the carrying amount of our goodwill for potential impairment annually or more frequently if events or a change in circumstances indicate that impairment may have occurred.  The Company performs an impairment test for finite-lived assets, such as intangible assets, and other long-lived assets, such as fixed assets, whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.

The Company has only one operating and reporting unit that earns revenues, incurs expenses and makes available discrete financial information for review by the Company’s chief operations decision maker.  Accordingly, the Company completes its goodwill impairment testing on this single reporting unit.

In conducting the annual impairment test of the Company goodwill, qualitative factors are first examined to determine whether the existence of events, or circumstances, indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, a two-step impairment test is applied.  In the first step, the Company calculates the fair value of the reporting unit and compares that amount with the reporting unit’s carrying amount, including goodwill.  If the carrying amount exceeds the fair value, the Company performs the second step of measuring the amount of the goodwill impairment loss, if any, by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of goodwill.  This requires performing a hypothetical application of the acquisition method to determine the implied fair value of goodwill after measuring the reporting unit’s identifiable assets and liabilities.

Goodwill was $204,000 as of December 31, 2014.  The Company conducted its annual goodwill impairment test as of December 31, 2014 and determined there to be no indication of impairment.  The Company will continue to monitor conditions and changes that could indicate an impairment of goodwill.

As of December 31, 2014, the Company determined that no triggering events had occurred since the acquisition date of Select Mobile Money business on March 4, 2014 and the Company’s finite-lived assets and long-lived assets were not impaired.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Identified intangible assets are summarized as follows:

	Amortizable	December 31, 2014
	Period	Gross	Accumulated	Net
	(years)	Assets	Amortization	Assets
Customer Contracts	3 - 5	$1,000,000	$(226,869)	$773,131
Proprietary Software	3	917,000	(253,130)	663,870
Total identified intangible assets		$1,917,000	$(479,999)	$1,437,001

Amortization expense for identified intangible assets is summarized below:

		Statement of
	Year Ended	Operations
	December 31, 2014	Classification
Customer Contracts	$226,869	Cost of Revenue
Proprietary Software	253,130	Cost of Revenue
Total amortization on identified intangible assets	$479,999

Based on the identified intangible assets recorded at December 31, 2014, future amortization expense is expected to be as follows:

2015	$589,000
2016	589,000
2017	170,000
2018	75,000
2019	14,001
$1,437,001

12.                               Shareholders’ Equity

Reverse Merger

On February 12, 2014, the Company completed a merger transaction with DE Acquisition 2, Inc.  (“DE2”), a public company with no operations. Pursuant to the terms of the merger, each share of the Company’s common stock that was issued and outstanding at such time was cancelled and converted into 10.9532 (the “exchange ratio”) shares of DE2’s common stock. As a result of the merger, all of the Company’s outstanding warrants and stock options at the time were converted and exchanged for warrants and stock options of DE2. The number of shares subject to and exercise prices of DE2 convertible securities issued under the exchange was determined by application of the exchange ratio to the terms of the Cachet convertible debt and options outstanding as of the Merger date. Subsequently DE2 changed its name to Cachet Financial Solutions, Inc.

On dates up to 30 and 120 days following the merger, additional shares were required to be issued to those DE2 shareholders existing immediately prior to the merger, for no additional consideration, such that they would hold 3% of the fully diluted shares outstanding as of those dates.  Accordingly, as of the 120th day following the merger acquisition, the Company issued an additional 32,484 shares to the shareholders of DE2.

The fair value of estimated consideration paid to DE2 in exchange for the 3% interest was estimated to be $507,000 plus the long term debt assumed of $85,105. As DE2 had no tangible or identifiable intangible assets at the time of the Merger, and recognition of goodwill is not permitted in this type of merger transaction, no assets were recorded as a result of the Merger.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On March 18, 2014, the Company completed a reverse stock split of the Company’s issued and outstanding common stock on a 1-for-10.9532 basis. The Company’s authorized capital consists of 500,000,000 shares of $.0001 par value common stock and 20,000,000 shares of preferred stock.

Convertible Preferred Stock

During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share). Net proceeds to the Company after offering costs were $3.0 million.  Between December 31, 2014 and the date of this report, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15.  Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of $250,000 in debt held by Michael J. Hanson, one of our directors.  In February 2015, all 2,238,702 outstanding Series A preferred shares were converted into 2,920,039 shares of the Company’s common stock, while all 2,065,891 outstanding Series B preferred shares converted into 2,065,891 shares of the Company’s common stock.  In addition, the Company issued 74,765 shares of common stock to the Series A and B convertible preferred holders related to the 8% dividend accrued through the conversion date. None of the investors in this offering were deemed affiliates of the Company, except for one of our directors, Michael J. Hanson.

Both the Series A Convertible Preferred Stock and the Series B Convertible preferred stock entitled their holders to an 8% per annum dividend, payable quarterly in cash or in kind (or a combination of both) as determined by the Company.  Subject to certain customary exceptions, our Series A Convertible Preferred Stock had full-ratchet conversion price protection in the event that the Company issued common stock below the conversion price, as adjusted, until the earlier of (i) 180 days from the closing or (ii) such time as the Company shall have obtained, after the closing, financing aggregating to at least $5 million. The warrants issued to purchasers of the Series A Convertible Preferred Stock contain similar full-ratchet exercise price protection in the event that the Company issues common stock below the exercise price, as adjusted, again subject to certain customary exceptions.  On February 3, 2015, the Company issued the Series B Convertible Preferred Stock at $1.15 per share, resulting in an adjustment to (i) the conversion price of the Series A Convertible Preferred Stock from $1.50 per share to $1.15 per share and (ii) and the exercise price of the warrants issued therewith, from $2.00 per share to $1.15 per share. Since the Company has now raised an aggregate of more than $5 million, these full-ratchet price protections can no longer be triggered.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the preferred stock would have been entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (as defined in the Company’s Certificate of Designation for the applicable series of preferred stock), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the applicable Certificate of Designation, for each share of Series A and B Preferred Stock, before any distribution or payment would have been made to the holders of any Junior Securities (as defined in the Company’s Certificate of Designation for the applicable series of preferred stock), and would not have participated with the holders of Common Stock or other Junior Securities thereafter.  If the assets of the Company had been insufficient to pay in full such amounts, then the entire assets distributed to the holders would have been ratably distributed among the holders in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Common Stock

The estimated fair value assigned to shares issued for other than cash was based upon recent cash sales transactions.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

During the year ended December 31, 2013 the Company issued 319,000 shares of common stock at $4.00 per share for gross proceeds of $1,276,000.  During the year ended December 31, 2014, the Company also issued 488,970 shares of common stock to the shareholder of DE2 as consideration for completing the reverse merger described above.  In addition, the Company issued a total of 382,809 shares of commons stock to a member of the Board of Directors as part of consideration for the promissory note provided to the Company to finance the acquisition of Select Mobile Money from DeviceFidelity and also issued 4,500,000 shares of common stock at $1.50 per share for gross proceeds of $6,750,000 from the IPO completed on July 14, 2014.  In addition, the Company issued a consultant 2,222 shares of common stock as consideration for identifying prospective investors.  The Company recognized $3,000 of expense associated with fair value of this common stock issued during fiscal year 2014.

In February 2013, the Company offered to convert debt, plus accumulated interest, into shares of the Company’s common stock. To encourage conversion the Company agreed to provide the debt holders a 10% share premium. As a result, $6,744,139 of debt and accumulated interest was converted into 1,854,638 shares of common stock and the value of the premium shares of $674,414 was recorded as an expense during the year ended December 31, 2013.  Included in this conversion is $1.1 million of conversions by a former director. In June 2013, a lender converted $140,000 of notes into 35,000 shares of common stock.  In January 2014, an additional $986,793 of debt and accumulated interest was converted into 246,867 shares of common stock.  The Company did not provide a share premium to those debt holders that converted in June 2013 or January 2014.

Concurrent with the conversion of the those notes, the Board of Directors determined that it was in the best interest of the Company to adjust the conversion rates for former noteholders that had previously converted or purchased shares at $9.00 per share.  An adjustment was made to reduce their conversion rate or purchase price, as applicable, to $4.00 per share. As a result, the Company issued an additional 427,619 shares with a fair value of $1,710,475 which was recorded in other expense during the year ended December 31, 2013 in the statement of operations.

In November 2013, the Company offered to exchange 1 share of common stock for every 5 warrants outstanding. As a result 389,790 shares were issued and warrants to purchase 1,948,948 common shares were cancelled. At the time of the exchange, the fair value of the shares issued exceeded the fair value of the warrants by $681,189 which was recorded in other expense in the 2013 statement of operations.

In July 2014, the Company completed its IPO resulting in $6,301,241 of debt and accumulated interest converting into 5,139,169 shares of common stock.

During the year ended December 31, 2014, the Company exchanged warrants to purchase 19,692 shares of common stock with an exercise price of $4.00 for 3,938 shares of common stock.  The Company recorded $7,906 in other expense which represents the excess of the fair value of the stock issued and the fair value of the warrants as determined using the Black-Scholes option pricing model.  In addition, the Company issued a total of 382,809 shares of common stock to a director related to the loan for the Company’s acquisition of Select Mobile Money during the year ended December 31, 2014.

Warrants

In addition to warrants issued in connection with debt described above, the following are transactions involving issuance of warrants during the year ended December 31, 2014 and 2013:

During fiscal 2013, three directors guaranteed the note payable — bank each providing a guarantee of up to $1,041,000.  Each director received a warrant with an aggregate fair value of approximately $1,191,000 to purchase 78,125 share of the Company’s common stock for providing their guarantees.

In addition, a director received a warrant with a fair value of approximately $389,000 to purchase 76,560 shares of Company common stock in exchange for his pledge of certain personal assets to secure the $1,105,000 loan provided

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

under the bank credit facility.  In consideration for his incremental guarantee of that asset pledge, another director received a warrant with a fair value of approximately $42,100 to purchase 8,291 shares.

In February 2013, the Company issued warrants with a fair value of approximately $205,000 to purchase 281,250 shares of the Company’s common stock at $4.00 per share and expiring November 2017 to a director for the director guaranteeing the Senior Secured Note Payable.

In addition to the warrants issued in February 2013 above, and those issued in connection with debt as described in Note 6, the Company issued warrants to purchase 232,450 shares of common stock with an exercise price ranging from $4.00  to $5.00 in conjunction with other debt, guarantees, issuances of equity and financing costs.  These warrants had a fair value of approximately $157,000.  These warrants were all exchanged for shares in November 2013 described above.

In January 2014, the Company issued detachable warrants to purchase common stock equal to 25% of the principal amounts under the short term notes payable.  The life of the warrants ranges between three and five years with an exercise price of $3.60.  The total number of shares issuable under the warrants totaled 821,250 related to a total of $3,285,000 short term notes issued by the Company from March 2013 to February 2014.  Of this total, $2,875,000 or 718,750 of the shares issuable under the warrants, relates to two directors of the Company.  In addition, of the total warrants issued, 302,500 of the shares issuable under the warrants relates to short term notes, which were converted into equity during 2013.  The Company determined the fair value of the warrants to be $573 using the Black-Scholes option pricing model.

In May 2014, the Company entered into an agreement to issue five-year warrants to purchase 50,000 shares of common stock to a consulting firm providing professional services, upon the completion of an IPO.  Additional warrants to purchase 30,000 shares of common stock could be issued upon achieving certain performance goals agreed to between the Company and the consulting firm.  The exercise price of the warrants was set to equal the price of the shares offered in the Company’s IPO of $1.50 per-share. The Company recognized expense of $20,611 in 2014 related to the fair value of warrants to purchase 50,000 shares of common stock issued in July 2014.  The fair value for the other 30,000 warrants will be recognized upon achieving the performance goals.

In July 2014, the Company issued five-year warrants to purchase shares of its common stock totaling 3,289,086 at an exercise price equal to 125% of the IPO price or $1.88 as a result of providing warrants on $5.1 million of the $6.3 million of debt and accumulated interest that converted as of this date. Warrants to purchase 2,583,333 shares of common stock were issued as part of an inducement to convert the debt into equity. In December 2014, we entered into an Amendment to Conversion Agreement with two of our directors, effective June 17, 2014.  Under the amendment the number of shares to be covered by warrants to be received by the two directors as part of converting debt as outlined in the Conversion Agreement upon the successful completion of our IPO was clarified.  Specifically, (i) Michael Hanson received warrants to purchase 438,161 shares of common stock and (ii) James Davis received warrants to purchase 591,432 shares of common stock, which in each case equals 100% of the number of shares of common stock received by Hanson and Davis under the Conversion Agreement.  The amendment also reflects that the warrants have an exercise price of $2.00 per share and a five-year term.  The Company recognized a non-cash expense during the year ended December 31, 2014 of approximately $46,000 which represented the fair value of the warrants determined using the Black-Scholes option pricing model.

Effective December 2014, the Company entered into an agreement with an investor which provided for the exchange of 162,662 shares of common stock for a five-year warrant to purchase up to 325,324 shares of common stock at a per-share price of $1.50. A total of $590,320, representing the difference between the fair value of the stock on the issuance date of $650,647 and the fair value of the warrant issued using the Black-Scholes model of $60,327, was recorded as a reduction to additional paid in capital and accumulated deficit.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As mentioned above, the Company issued five-year warrants to purchase 2,229,702 shares of the Company’s stock at a per share price of $2.00 (since adjusted to $1.15 per share) as part of issuing 2,229,702 shares of Series A Convertible Preferred Stock.  As of December 31, 2014, the Company accounted for the warrants as a liability on the consolidated balance sheet at their estimated fair value because the warrants had full-ratchet conversion price protection in the event that the Company issued common stock below the conversion price, as adjusted.  The Company determined the fair value of the warrants as of December 31, 2014 to be $163,570 based on the Black-Scholes option pricing model.  Subsequent to December 31, 2014, the Company issued five-year warrants to purchase 9,000 shares of the Company stock at a per share price of $2.00 (since adjusted to $1.15 per share) as part of issuing 9,000 shares of Series A Convertible Preferred Stock.  Additionally, the Company issued five-year warrants to purchase 2,065,891 shares of Company’s stock at a per share price of $1.15 as part of issuing 2,065,891 shares of Series B Convertible Preferred Stock.  Since the Company exceeded the $5.0 million of gross proceeds threshold in February 2015, the full-ratchet provisions provided in the terms of the warrants expired.

In connection with the private placement of the securities, the Company issued the placement agent a five-year warrant for the purchase of up to 100,224 shares of common stock at $2.00 per share during fiscal year 2014.  Since December 31, 2014, the Company issued additional five-year warrants to the placement agents to purchase a total of 109,931 shares of common stock at $1.15 per share.

In February 2015, the Company issued a five-year warrant for the purchase up to 407,614 shares of common stock at $1.15 per share to a director of the Company for providing a personal guarantee on a lease (See Note 16 “Subsequent Events”).

The following is a summary of warrant activity for 2014 and 2013:

	Number of		Weighted
	Shares Issuable	Weighted Avg.	Remaining
	Under Warrants	Exercise Price	Life (Years)

Balance, December 31, 2012	1,557,980	$4.16
Issued	798,872	3.80
Exchanged for shares	(1,948,948)	4.02
Balance, December 31, 2013	407,904	3.35	3.43
Issued	8,495,444	2.05
Balance, December 31, 2014	8,903,348	2.06	4.57

The fair value of the warrants was determined using the Black-Scholes option pricing model and the following assumptions for the years ended December 31, 2014 and 2013:

Both
Periods
Expected term	1.5 - 5 Years
Expected dividend	0
Volatility	26% - 38%
Risk-free interest rate	0.12% - 1.14%

13.                               Stock-Based Compensation and Benefit Plans

On February 9, 2010, the board of directors adopted the 2010 Equity Incentive Plan (2010 EIP).  The plan was approved by its shareholders.  Participants in the plan include its employees, officers, directors, consultants, or independent contractors.  As of December 31, 2014, the number of shares of common stock reserved for issuance under the 2010 EIP was 625,000 shares.  On February 12, 2014, the Board of Directors approved the assumption of the 2010 EIP as part of the reverse merger transaction with DE2; however it was agreed that no new grants would be made from

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

this plan.  On this same date the board of directors adopted the 2014 Equity Incentive Plan (2014 EIP) with an aggregate of 1,524,327 shares of common stock, $0.0001 par value per share.  The plan will be administered by the Company’s Board of Directors or an authorized committee.  The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant non-qualified (non-statutory) stock options for up to 100,000 common shares to new employees of the Company who are not officers of the Company during each fiscal year.  Incentives under the plan may be granted in one or a combination of the following forms: (a) non-statutory stock options (no incentive stock options may be issued, because the plan was not submitted to and approved by our stockholders); (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares.  Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors.  No person is eligible to receive grants of stock options and SARs under the plan that exceed, in the aggregate, 100,000 shares of common stock in any one year.  The term of each stock option shall be determined by the board or committee, but shall not exceed ten years.  Vested stock options may be exercised in whole or part by the holder giving notice to the Company.  Options under the plan may provide for the holder of the option to make payment of the exercise price by surrender of shares equal in value to the exercise price.  The plan expires on February 12, 2020.  Options granted to employees generally vest over two to three years. Stock awards granted to non-employee directors generally vest 50% on the grant date and 50% on the first anniversary of the date of the grant. Options expire five years from the date of grant.

In February 2013 the Board of Directors approved an adjustment to the exercise price of all outstanding employee stock options that had been issued at a price greater than $4.00 per share. The vesting period for these options was unchanged. The aggregate excess of the fair value of the $4.00 options over the $9.00 options on the date of modification was $236,000.  As a result of this modification the Company recorded additional share-based compensation expense of $119,000 for the vested portion of those options immediately, and the remaining $117,000 will be recognized over the remaining vesting term.

the year ended December 31, 2013, the Company originally issued options to purchase 330,470 shares with exercise prices ranging from $4.00 to $9.00 per share and an aggregate fair value of approximately $306,000. Of those options, options issued to executive management to purchase 250,000 shares were 100% vested immediately.

In December 2014, the Board of Directors approved an adjustment to the exercise price of options to purchase 455,000 shares with an exercise price of $4.00 per share to $1.50 per share. The vesting for these options was unchanged. The aggregate excess of fair value of the $1.50 options over the $4.00 options on the date of the modification was approximately $42,000.  As a result of this modification the Company recorded additional share-based compensation expense of approximately $36,000 for the vested portion of those options immediately, and the remaining $6,000 will be recognized over the remaining vesting term through March 2016.

During the year ended December 31, 2014, the Company issued options to purchase 2,004,420 shares to its directors, executives and associates of the Company at a weighted average exercise price of $1.50. The Company determined the fair value of the options granted to be $339,671 for the fiscal year ended December 31, 2014 using the Black-Scholes option pricing model.  Of the stock options granted, options with respect to 337,750 shares are being expensed one third on date of grant and the other two thirds over the two anniversary periods and options with respect to 1,665,670 shares were expensed 50% on date of grant and 50% on a straight-line basis over a one year period.  As of December 31, 2014, the Company had options with respect to a total of 698,420 shares granted under the 2014 EIP.  As of this date, the 2010 EIP had outstanding stock options issued to employees totaling 255,167 shares.  The Company had also issued outside of the EIP plans options with respect to 1,750,000 shares of Company common stock to directors, certain officers and business consultants.

Stock Compensation Expense Information

FASB ASC 718-10 requires measurement and recognition of compensation expense for all stock-based payments including warrants, stock options, restricted stock grants and stock bonuses based on estimated fair values.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Compensation expense recognized for the issuance of warrants, stock options, restricted stock grants and stock bonuses for the years ended December 31, 2014 and 2013 was as follows:

	Year Ended
	December 31, 2014	December 31, 2013
Stock-based compensation costs included in:
Cost of revenue	$21,753	$1,815
Sales and marketing expenses	51,803	67,697
Research and development expenses	41,365	48,609
General and administrative expenses	201,255	582,594
Total stock-based compensation expense	$316,176	$700,715

As of December 31, 2014 the total compensation cost related to unvested options awards not yet recognized was $178,934. That cost will be recognized over a weighted average period of 7.6 months. There were no options exercised during the years ended December 31, 2014 and 2013.

The estimated fair values of stock options granted and assumptions used for the Black-Scholes option pricing model were as follows:

	Year Ended
	December 31,	December 31,
	2014	2013
Estimated Fair Value	$339,671	$306,189
Shares Issuable Under Options Granted	2,004,420	330,470
Expected Term	2 to 3 Years	3 Years
Expected Dividend	—%	—%
Volatility	27% to 29%	30% to 33%
Risk Free Interest Rate	0.22% to 1.00%	0.34% to 0.90%

Following is a summary of stock option activity in 2014:

				Weighted
	Number of			Remaining
	Shares Issuable	Weighted Avg.		Contractual	Intrinsic
	Under Options	Exercise Price		Life (Years)	Value

Balance, December 31, 2012	614,042	$6.00
Granted	330,470	4.13
Exercised	(30,000)	0.80
Forfeited or Expired	(86,969)	4.55
Balance, December 31, 2013	827,543	3.49	*	2.81	$423,000
Granted	2,004,420	1.50	*
Exercised	—	—
Forfeited or Expired	(127,376)	3.69
Balance, December 31, 2014	2,704,587	2.01	*	4.05	$61,875
Exercisable at December 31, 2014	1,665,809	2.33	*	3.55	$61,875

* Reflects the February 2014 and December 2014 exercise price adjustment.

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Information with respect to common stock options outstanding and exercisable at December 31, 2014:

	Stock Options Outstanding				Options Exercisable
Range of Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value	Options Exercisable	Weighted Average Exercise Price	Aggregate Intrinsic Value

$0.80	112,500	0.21	$0.8	$61,875	112,500	$0.8	$61,875
$1.35 to $1.60	1,898,670	4.85	1.5	—	933,262	1.5	—
$4.00	693,417	2.49	4	—	620,047	4	—

	2,704,587	4.05	$2.01	$61,875	1,665,809	$2.33	$61,875

The Company calculates the estimated expected life based upon historical exercise data. The risk-free interest rate assumption is based on observed interest rates appropriate for the term of the Company’s stock options.  The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies that are publicly traded for periods prior to its public offering.  The dividend yield assumption is based on the Company’s history and expectation of no future dividend payouts.

The Company has used an expected life of two to three years for the term of the options.  As only a minimal number of options have been exercised, management has made an estimate of an average life that is slightly longer than the vesting period. The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impacts the amount of unamortized compensation expense to be recognized in future periods.

2014 Associate Stock Purchase Plan

In September 2014, the Company’s Board of Directors approved the 2014 Associate Stock Purchase Plan, under which 500,000 shares were reserved for purchase by the Company’s associates (employees).  The Company has one year from September 2014 to obtain Shareholder approval for the plan to qualify for favorable tax treatment under IRS Section 422.  The purchase price of the shares under the plan is the lesser of 85% of the fair market value on the first or last day of the offering period. Offering periods are every six months ending on June 30 and December 31. Associates may designate up to ten percent of their compensation for the purchase of shares under the plan.  The first plan period starts on September 1, 2014 and ends December 31, 2014.  The total number of shares purchased for the plan period ended December 31, 2014 totaled 40,560.

14.                               Related Party Transactions

Balances with related parties consisting of members of the Board of Directors (collectively Affiliates) for borrowings and warrants were as follows:

	As of
	December 31,	December 31,
	2014	2013
Debt held by related parties	$1,350,000	$2,362,561
Warrants held by related parties	4,265,009	942

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year Ended
	December 31,	December 31,
	2014	2013
Interest paid to related parties	$237,596	$125,000
Related party interest expense	$1,608,372	$120,687

15.                               Concentrations

The Company continues to rely on vendors to provide technology and licensing components that are critical to its solutions.  In addition, the Company engaged a development firm located in Toronto, Canada beginning in March 2014 to augment its software development efforts.  During the year ended December 31, 2014, the Company expensed a total of $679,481, representing 10.1% of its total supplier expenditures.  As of December 31, 2014, the Company had total payables of $98,384 owed to the development firm, representing 13.2% of its accounts payable balance.

No customer accounted for more than 10% of the Company’s revenue for the years ended December 31, 2014 or 2013.  Also, no customer accounted for more than 10% of its outstanding accounts receivable balance at December 31, 2014 or 2013.

16.                               Subsequent Events

Addendum to Financing Commitment Letter

In February 2015, the Company entered into an addendum to the financing commitment letter dated as of July 30, 2014 with our directors James L. Davis and Michael J. Hanson, under which addendum Messrs. Davis and Hanson agreed to extend from January 31, 2015 to January 31, 2016 the maturity date for the repayment of principal advanced under the commitment letter ($450,000), plus interest.  Under the addendum, interest will continue to accrue from the date of advance at the rate of 10% per annum.  As part of the amendment, the directors did not renew the remaining amount available under the original terms of the financial commitment letter.

Guarantee of Lease by a Director

In February 2015, the Company entered into an agreement with a director, James L. Davis which guarantees financial responsibility for the obligations under the terms of a lease arrangement which he entered into on behalf of the Company.  In addition, the Company entered into an agreement with Mr. Davis which provides for the same lease terms as he entered into on behalf of the Company.  The lease agreement provides financing up to $500,000 of IT equipment the Company anticipates procuring for its data centers to accommodate the overall increase in transactions and ensure it is able to meet customer uptime requirements.   As consideration to the director for providing his guarantee, the Company issued the director a five-year warrant to purchase up to 407,614 shares of common stock at $1.15 per share.  The warrant was 100% vested and exercisable upon issuance.

Executive Employment and Board of Directors

On January 5, 2015, the Company appointed Bruce Whitmore to serve as its Chief Information Officer and Executive Vice President.  Mr. Whitmore’s employment with the Company commenced according to the terms of an employment offer letter and executive employment agreement effective January 5, 2015 (the “Employment Agreement”). The term of the Employment Agreement is for one year with automatic annual renewals. Under the Employment Agreement, Mr. Whitmore will receive an annualized base salary of $197,550, in accordance with the Company’s standard payroll practices, and is eligible for performance-based cash bonuses in the discretion of Company’s board of directors and its compensation committee.  In addition, Mr. Whitmore has been offered the Company’s standard employee benefits for health, dental and life and disability insurance. As contemplated by the Employment Agreement, on January 5, 2015, the Company granted to Mr. Whitmore a stock option for the purchase of up to 175,000 shares at a price of $1.50 per share under its current stock incentive plan. A total of 58,333 shares

CACHET FINANCIAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

purchasable under the option vested immediately on January 5, 2015, 58,333 shares will vest on January 5, 2016 and the remaining 58,334 shares will vest on January 5, 2017, so long as Mr. Whitmore remains an employee of the Company.

On January 21, 2015, Terril H. Peterson resigned from the board of directors of the Company.  The Company does not believe that Mr. Peterson’s resignation was caused by any disagreement with the Company or any of its executive officers or with respect to any matter relating to the Company’s operations, policies or practices.

On February 12, 2015, the Company appointed Rod Jardine as a director of our Company. In connection with his election, the Board approved the issuance to Mr. Jardine of options to purchase 120,000 shares of the Company’s common stock, at an exercise price equal to $1.00 per share, outside of the Company’s 2014 Equity Incentive Plan.  These options vest one-third on the date of grant and one-third on the first two anniversaries of the grant date, and have a 5 year term from the grant date.

Amendment of Warrants

On April 13, 2015, the Company’s board of directors amended the exercise price of warrants issued on January 14, 2014 to the note holders who provided short-term financing.  The number of shares covered by warrants issued totaled 821,250 which previously had an exercise price of $3.60. The amendment reduced the exercise price to $1.40. All other terms of the warrants remained the same.

Notes Payable

Since December 31, 2014, the Company borrowed $310,000 each from directors, Mr. Hanson and Mr. Davis.  The loans are unsecured at a stated interest rate of 10% and mature on June 30, 2015.

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization dated January 14, 2014, by and among the registrant, Cachet Acquisition Co., a Minnesota corporation, and Cachet Financial Solutions Inc., a Minnesota corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 21, 2014)

2.2

Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated February 11, 2014 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

2.3	Asset Purchase Agreement with DeviceFidelity, Inc., dated March 4, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

3.1

Amended and Restated Certificate of Incorporation, filed with the State of Delaware on March 18, 2014 (incorporated by reference to Exhibit 3.3 the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

3.2	Amended and Restated Bylaws, effective as of March 18, 2014 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

10.1

Loan and Security Agreement with Michaelson Capital Partners, LLC (f/k/a Imperium Special Finance Fund, LP), dated October 26, 2011, as amended on February 19, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.2

Forbearance Agreement with Michaelson Capital Partners, LLC, dated as of December 6, 2013 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.3

Loan and Security Agreement with Trooien Capital, LLC, dated December 10, 2013 (together with form of promissory note) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.4	Employment Agreement with Jeffrey C. Mack, dated February 28, 2012 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.5	Employment Agreement with Brian S. Anderson, dated February 28, 2012 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.6	Employment Agreement with Christopher Ebbert, dated February 28, 2012 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.7	Employment Agreement with Lawrence C. Blaney, dated February 28, 2012 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.8

Form of Assignment and Assumption of Employment Agreement by and among Cachet Financial Solutions Inc., the Company and executive officers (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.9

Form of Promissory Note Amendment entered into between the Company and holders of certain promissory notes as of February 11, 2014 (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.10	Cachet Financial Solutions Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.11

Amendment No. 1 to Loan and Security Agreement with Michaelson Capital Partners, LLC (f/k/a Imperium Special Finance Fund L.P.), dated February 19, 2013 (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.12	2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.13

Warrant to Purchase Common Stock issued to Michaelson Partners, LLC (f/k/a) Imperium Special Finance Fund, L.P.), dated October 26, 2012 (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.14

First Amendment to Forbearance Agreement with Michaelson Capital Partners, LLC, dated effective as of March 7, 2014 (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K/A filed on March 31, 2014)

10.15	Transition Agreement with Brian S. Anderson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 26, 2014)

10.16	Employment Agreement with Darin P. McAreavey dated effective as of April 3, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March, 2014)

10.17	Form of Subscription Agreement and Promissory Note (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

10.18	Loan and Security Agreement with Michael J. Hanson, dated as of March 5, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

10.19

Promissory Note dated March 4, 2014 in favor of Michael J. Hanson, in original principal amount of $1,500,000 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

10.20

Financing Commitment Letter with Michael J. Hanson and James L. Davis, dated as of July 30, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 6, 2014)

10.21

Conversion Agreement with Trooien Capital, Michael J. Hanson, James L. Davis dated as of June 18, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 18, 2014)

10.22	Bridge Loan with Michael J. Hanson dated as of June 18, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 18, 2014)

10.23

Amendment to Conversion Agreement with Michael J. Hanson and James L. Davis, dated as of December 16, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 19, 2014)

10.24	Amendment to Term Note with Margaret De Jonge Trust dated as of December 16, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 19, 2014)

10.25	Employment Agreement with Bruce Whitmore, dated January 5, 2015 (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K filed on January 7, 2015)

10.26	Addendum to Finance Commitment Letter as of February 16, 2015 (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K filed on February 16, 2015)

10.27	Agreement between Michael J. Hanson and Registrant as of February 3, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8—K filed on February 9, 2015)

10.28

Securities Purchase Agreement by and among the Registrant and certain purchasers, including Form of Warrant as of February 3, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K on February 4, 2015)

10.29

Securities Purchase Agreement by and among the Registrant and certain Purchasers, as of September 19, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 22, 2014)

10.30

Form of Warrant to Purchase Common Stock of the Registrant, to be issued to the Purchasers under the Securities Purchase Agreement, as of September 19, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K on September 22, 2014)

14	Code of Ethics (incorporated by reference to Exhibit 14 to Company’s Current Report on Form 8-K filed on February 12, 2014).

21	List of Subsidiaries (filed herewith).

31.1	Certification pursuant to Section 302 of the Sarbanes Oxley Act of 2002 (filed herewith).

31.2	Certification pursuant to Section 302 of the Sarbanes Oxley Act of 2002 (filed herewith).

32	Certification pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

101.0	Financials in XBRL Format.

Exhibit 21

Subsidiaries of Cachet Financial Solutions, Inc.

The following are subsidiaries of Cachet Financial Solutions, Inc.:

State of Incorporation
Cachet Financial Solutions Inc.	Minnesota

Exhibit 31.1

SECTION 302 CERTIFICATION

I, Jeffrey C. Mack, certify that:

1.                                      I have reviewed this annual report on Form 10-K of Cachet Financial Solutions, Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                                      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)                                 Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)                                 Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)                                  Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)                                 disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.                                      The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)                                 All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)                                 Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 14, 2015	/s/ Jeffrey C. Mack
Jeffrey C. Mack
Chief Executive Officer

Exhibit 31.2

SECTION 302 CERTIFICATION

I, Darin P. McAreavey, certify that:

1.                                      I have reviewed this annual report on Form 10-K of Cachet Financial Solutions, Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                                      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)                                 Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)                                 Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)                                  Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)                                 disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.                                      The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)                                 All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)                                 Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Darin P. McAreavey
Date: April 14, 2015	Darin P. McAreavey
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cachet Financial Solutions, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey C. Mack, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.                          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey C. Mack
Jeffrey C. Mack
Director, Chief Executive Officer

April 14, 2015

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cachet Financial Solutions, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Darin P. McAreavey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.                          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Darin P. McAreavey
Darin P. McAreavey
Chief Financial Officer

April 14, 2015

Appendix 2

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period ended March 31, 2015

or

☐         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

Commission File Number 000-53925

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2205650
(State of incorporation)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 698-6980

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:  Common stock, $.0001 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  ☐ Yes  ☒ No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  ☐ Yes  ☒ No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for the past 90 days ☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  ☒ Yes ☐ No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “accelerated filer,” large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). ☐ Yes   ☒ No

As of May 15, 2015, there were 21,995,190 shares of our common stock outstanding.

DOCUMENTS INCORPORATED IN PART BY REFERENCE:  None.

Cachet Financial Solutions, Inc.

Form 10-Q

		Page
PART I	FINANCIAL INFORMATION	3
Item 1.	Financial Statements
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	28
Item 4.	Controls and Procedures	37

PART II	OTHER INFORMATION
Item 6.	Exhibits

SIGNATURES		40
EXHIBITS		E-1

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PART 1. FINANCIAL INFORMATION

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
	2015	2014
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$199,042	$112,221
Accounts receivable, net	557,334	314,743
Deferred commissions	91,032	80,348
Prepaid expenses	396,381	402,040
TOTAL CURRENT ASSETS	1,243,789	909,352

PROPERTY AND EQUIPMENT, net	383,846	295,925
GOODWILL	204,000	204,000
INTANGIBLE ASSETS, NET	1,289,752	1,437,001
DEFERRED COMMISSIONS	106,898	103,312
DEFERRED FINANCING COSTS	129,998	61,153
TOTAL ASSETS	$3,358,283	$3,010,743

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,222,911	$746,554
Accrued expenses	228,858	201,768
Accrued interest	119,905	182,184
Deferred revenue	664,134	747,113
Warrant liability	—	163,570
Current maturities of capital lease obligations	67,590	—
Current portion of long-term debt	2,574,973	2,070,217
TOTAL CURRENT LIABILITIES	4,878,371	4,111,406

CAPITAL LEASE OBLIGATIONS, net of current maturities	138,229	—
LONG TERM DEBT, net of current portion	2,566,486	2,566,486
WARRANT LIABILITY	49,000	146,000
DEFERRED REVENUE	390,585	412,219
ACCRUED INTEREST	219,167	160,593
ACCRUED RENT	15,833	25,333
TOTAL LIABILITIES	8,257,671	7,422,037

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 0 and 2,229,702 shares issued and outstanding	—	223
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 21,995,190 and 16,934,497 issued and outstanding	2,199	1,694
Additional paid-in-capital	50,069,405	47,307,314
Accumulated deficit	(54,970,992)	(51,720,525)
TOTAL SHAREHOLDERS’ DEFICIT	(4,899,388)	(4,411,294)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,358,283	$3,010,743

See accompanying Notes to Condensed Consolidated Financial Statements.

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CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2015	2014
REVENUE	$1,005,439	$476,482

COST OF REVENUE	892,909	618,529
GROSS INCOME (LOSS)	112,530	(142,047)

OPERATING EXPENSES
Sales and Marketing	955,353	534,221
Research and Development	884,971	352,072
General and Administrative	1,074,038	1,018,190
TOTAL OPERATING EXPENSES	2,914,362	1,904,483

OPERATING LOSS	(2,801,832)	(2,046,530)

INTEREST EXPENSE	348,280	764,946

INDUCEMENT TO CONVERT DEBT AND WARRANTS	—	7,906

OTHER EXPENSE	14,375	52,501
NET LOSS	$(3,164,487)	$(2,871,883)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	18,754,072	6,117,842

Net loss per common share - basic and fully diluted	$(0.17)	$(0.47)

See accompanying Notes to Condensed Consolidated Financial Statements.

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CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

(unaudited)

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In-	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2014	2,229,702	$223	16,934,497	$1,694	$47,307,314	$(51,720,525)	$(4,411,294)
Issuance of convertible preferred stock and warrants, net of costs	1,857,500	186	—	—	1,847,484	—	1,847,670
Conversion of debt into preferred stock	217,391	22	—	—	249,978	—	250,000
Series A & B preferred stock conversion into common stock	(4,304,593)	(431)	4,985,930	498	(67)	—	—
Conversion of warrant liability to additional paid-in-capital	—	—	—	—	420,090	—	420,090
Payment of preferred dividend paid with common shares	—	—	74,764	7	85,973	(85,980)	—
Issurance of warrants for capital lease arrangement	—	—	—	—	76,489	—	76,489
Warrant issued for professional fees	—	—	—	—	11,238	—	11,238
Stock compensation expense	—	—	—	—	70,906	—	70,906
Net loss	—	—	—	—	—	(3,164,487)	(3,164,487)
Balance March 31, 2015	—	$—	21,995,191	$2,199	$50,069,405	$(54,970,992)	$(4,899,388)

See accompanying Notes to Condensed Consolidated Financial Statements.

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CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
OPERATING ACTIVITIES
Net loss	$(3,164,487)	$(2,871,883)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount/amortization of financing costs	229,664	35,851
Accrued debt related costs	—	560,634
Change of fair value of warrant liability	—	(93,000)
Depreciation and amortization of intangibles	194,745	106,544
Stock compensation	70,906	46,510
Warrants issued for professional services	11,238	—
Amortization of deferred commissions	26,262	24,091
Debt/warrant inducement and share price adjustment	—	7,906
	(2,631,672)	(2,183,347)
Changes in operating assets and liabilities:
Accounts receivable	(242,591)	20,356
Deferred commissions	(40,531)	(26,427)
Prepaid expenses	5,659	23,914
Accounts payable	556,509	67,116
Accrued expenses	17,590	85,311
Accrued interest	(3,705)	259,717
Deferred revenue	(104,613)	54,175
Deferred financing costs	—	57,652
Net cash used in operating activities	(2,443,354)	(1,641,533)

INVESTING ACTIVITIES
Purchase of fixed assets	(6,329)	(590)
Cash paid for acquisition	—	(1,125,000)
Net cash used in investing activities	(6,329)	(1,125,590)

FINANCING ACTIVITIES
Proceeds from issuance of notes and warrants	750,000	2,865,000
Repayment of notes	(31,093)	(350,000)
Issuance of shares of convertible preferred stock, net of costs	1,847,670	—
Repayment of capital lease	(3,424)	—
Repayment of bank borrowing	(26,649)	(137,383)
Proceeds from bank borrowing	—	330,020
Net cash provided by financing activities	2,536,504	2,707,637

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	86,821	(59,486)
CASH AND CASH EQUIVALENTS
Beginning of period	112,221	150,555
End of period	$199,042	$91,069

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$121,967	$1,005

NONCASH FINANCING AND INVESTING TRANSACTIONS
Conversion of debt and interest to equity	250,000	986,793
Fixed asset purchases in accounts payable cancelled	80,156	—
Capital lease obligations	209,245	—
Debt issuance costs in exchange for warrants	76,489	—
Common stock issued for preferred stock dividends	85,980	—
Conversion of warrant liability to additional paid-in-capital	420,090	—

See accompanying Notes to Condensed Consolidated Financial Statements.

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1.                                      Nature of Operations and Summary of Significant Accounting Policies

Nature of Business and Operations Overview

Cachet Financial Solutions, Inc. (the “Company” or “Cachet”) is a provider of technology solutions and services to the financial services industry.  The Company’s solutions and services enable its clients—banks, credit unions and other types of financial institutions or financial service organizations—to provide their customers with remote deposit capture technology (“RDC”) and related services. The Company’s cloud based Software as a Service (“SaaS”) RDC solutions allow customers to scan checks remotely through their smart phones or other devices and transmit the scanned, industry compliant images to a bank for posting and clearing.  In addition, the Company’s offerings include a mobile wallet solution which provides a virtual account for customers that do not have a bank account and is focused on the pre-paid card market.  Through the Company’s cloud based SaaS mobile wallet offering we provide consumers the ability to deposit and withdraw funds, transfer funds, and pay bills with their mobile phone or tablet.  As of March 31, 2015, we had entered into 385 contracts with customers for our products and services.  Approximately 276 of those agreements were “active,” meaning that they have implemented the RDC software enabling the processing of customer transactions or deployed the mobile wallet application.  The Company offers its services to financial institutions in the United States, Canada and Latin America.  Our business operations are conducted through our wholly owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation.

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Cachet Financial Solutions Inc. as of March 31, 2015 and December 31, 2014 and for the three months ended March 31, 2015.  The wholly owned subsidiary is the only entity with operational activity and therefore no intercompany transactions exist with the parent entity which would need to be eliminated.  The Company has prepared the condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  The condensed consolidated financial statements included herein, without audit, are pursuant to the rules and regulations of the United States (“U.S.”) Securities and Exchange Commission (“SEC”).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to ensure the information presented is not misleading. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Company believes that all necessary adjustments, which consist only of normal recurring items, have been included in the accompanying condensed consolidated financial statements to present fairly the results of the interim periods. The results of operations for the interim periods presented are not necessarily indicative of the operating results to be expected for any subsequent interim period or for the year ending December 31, 2015.

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern.  From inception to March 31, 2015, the Company has cumulative operating losses of approximately $55.0 million, and as of March 31, 2015, our current liabilities exceeded our current assets by approximately $3.6 million. In 2015, the Company expects to continue to grow our client base and increase our revenues through higher RDC transaction volumes and monthly active user fees (“MAUs”) from our Select Mobile Money offering.  Nevertheless, the Company expects to continue to incur operating losses through December 31, 2015.  The Company engaged an investment firm to assist in raising additional capital through the issuance of debt and equity. The Company’s ability to continue as a going concern is dependent on raising additional capital to support operations and refinance maturing debt.  In addition, the Company had a note payable maturing on April 30, 2015, with a principal and accrued interest balance as of March 31, 2015 of approximately $583,000, and has an outstanding balance including accrued interest of approximately $1.1 million on a line of credit with one of its directors.  The Company entered into an amendment in May 2015 to extend the maturity date of the note due on April 30, 2015 to December 31, 2015.  Under the new agreement, the Company is required to make monthly payments of $50,000 beginning May 31, 2015 and continuing to December 31, 2015, which any remaining principal and unpaid accrued interest become due.  The line of credit is

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payable to the director upon the earlier of the Company completing financings with gross proceeds of $10 million or July 31, 2015.  The Company entered into $400,000 of notes payable with two directors during the three months ended March 31, 2015 which mature on June 30, 2015.  There is no assurance we will be successful in raising the needed capital to fund our operations to December 31, 2015.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

On July 30, 2014, the Company entered into a financing commitment letter with two directors to lend the Company up to $2.5 million through December 31, 2014, bearing interest at 10%, and due January 31, 2015, which was later extended to January 31, 2016.  If any portion of the notes issued under the commitment letter was outstanding beyond January 31, 2016, the default interest rate would be adjusted to 18%.  During the three months ended March 31, 2015, the Company had additional advances totaling $350,000.  As part of a PIPE transaction completed in February 2015, Michael J. Hanson, one of the Company’s directors converted, $250,000 of the balance owed under the commitment letter into 217,391 shares of Series B Convertible Preferred Stock and was issued a five-year warrant to purchase an aggregate of 217,391 shares of its common stock at a per-share price of $1.15.  As of March 31, 2015, the Company had an outstanding obligation under the commitment letter, including accrued interest totaling approximately $472,000.

During the three months ended March 31, 2015, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15.  Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of $250,000 in debt held by Michael J. Hanson, one of our directors.  None of the investors in this offering were deemed affiliates of the Company, except for one of our directors, Michael J. Hanson.  Also in February 2015, the Company amended the terms of the $2.5 million commitment letter agreement to extend the maturity date of the outstanding principal balance owed as of this date of $450,000 to January 31, 2016 at a rate of 10% per annum.  As part of the amendment, the directors did not renew the remaining amount available under the original terms of the commitment letter.

The Company will require additional funds to continue its operations and therefore has engaged an investment banking firm to assist in completing an equity or equity-linked capital raise.  There is no assurance the Company will be successful in raising the needed capital to fund its operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements is as follows:

Revenue Recognition

The Company generates revenue from the following sources: (1) subscription and support fees (2) transaction volume fees, (3) active monthly user fees for mobile wallet offering (4) fees related to the implementation of RDC and mobile wallet software for clients, and (5) professional services such as client specific software customization and other products and services.

The Company’s arrangements do not contain general rights of return. The Company’s subscription arrangements do not provide customers with the right to take possession of the SaaS technology platform and, as a result, are accounted for as service arrangements. The Company records revenue net of any sales or excise taxes.

The Company commences revenue recognition for its SaaS technology platform and professional services when all of the following criteria are met:

there is persuasive evidence of an arrangement;

the service has been or is being provided to the customer;

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collection of the fees is reasonably assured; and

the amount of fees to be paid by the customer is fixed or determinable.

Subscription and Support Revenue

Subscription and support revenue is primarily derived from customers accessing the SaaS technology platform and includes subscription, support, transaction volume fees and active user fees for mobile wallet offering.  Subscription and support revenue is recognized ratably over the contracted term of each respective subscription agreement, commencing on the date the service is provisioned to the customer, provided the four revenue recognition criteria have been satisfied. Transaction volume fees are recognized as transactions are processed and monthly services performed and active user fees for mobile wallet offering revenue is recognized on a monthly basis as earned provided the four revenue recognition criteria have been satisfied.

Professional Services and Other Revenue

Professional services include implementation services, development of interfaces requested by customers, assistance with integration of the Company’s services with the customers’ applications, dedicated support, and advisory services to customers who choose to develop their own interfaces and applications. Professional services are typically performed within three to six months of entering into an arrangement with the customer. Professional services are typically sold on a fixed-fee basis, but are offered on a time-and-material basis as well. Revenue for time-and-material arrangements is recognized as the services are performed.  Revenue for fixed-fee arrangements is recognized under the proportional performance method of accounting as the Company has developed a history of accurately estimating activity. The Company uses labor hours incurred to the end of each reporting period compared to the total estimated labor hours as an input based measure of performance under customer arrangements. The Company believes labor hours incurred is materially representative of the value delivered to the customer at any point in time during the performance of the service. Professional services are not considered essential to the functionality of the SaaS offering.

Implementation Fees

The implementation fees are recognized over the term of the contract or expected life of the contract where no contractual term exists. Generally, client agreements are entered into for 12 to 36 months. A majority of the implementation service component of the arrangement with customers is performed within 120 days of entering into a contract with the customer.

Multiple Element Arrangements

The Company enters into multiple element arrangements in which a customer may purchase a subscription and professional services. For arrangements with multiple deliverables, the Company evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple element arrangement as separate units of accounting, the deliverables must have standalone value upon delivery. If the deliverables have standalone value upon delivery, the Company accounts for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables does not have standalone value upon delivery, the deliverables that do not have standalone value are combined with the final deliverable within the arrangement and treated as a single unit of accounting.

Subscription and support contracts have standalone value as the Company sells subscriptions and support separately. In determining whether professional services can be accounted for separately from subscription and support services, the Company considers the availability of the professional services from other vendors, the nature of its professional services and whether the Company sells its applications to new customers without professional services. Based on these considerations the Company assessed that its professional services have standalone value.

The Company determines the selling price for each element based on the selling price hierarchy of: (i) vendor-specific objective evidence (“VSOE”) of fair value, (ii) third-party evidence (“TPE”), and (iii) estimated selling price (“ESP”).

9

The Company is unable to establish VSOE for any of its services, as the Company has not historically priced its services with sufficient consistency. The Company is also unable to establish TPE, as the Company does not have sufficient information regarding pricing of third-party subscription and professional services similar to its offerings. As a result, the Company has developed estimates of selling prices based on margins established by senior management as the targets in the Company’s selling and pricing strategies after considering the nature of the services, the economic and competitive environment, and the nature and magnitude of the costs incurred. The amount of arrangement fee allocated is limited by contingent revenue, if any.

Deferred Revenue

Deferred revenue consists of billings and payments received in advance of revenue recognition from the Company’s subscription and support offerings as described above and is recognized as the revenue recognition criteria are met. For subscription agreements, the Company typically invoices its customers in monthly or annual fixed installments. Accordingly, the deferred revenue balance does not represent the total contract value of these multi-year subscription agreements. Deferred revenue also includes certain deferred professional services fees, which are recognized in accordance with the Company’s revenue recognition policy. The portion of deferred revenue the Company expects to recognize during the succeeding 12-month period is recorded as current deferred revenue, and the remaining portion is recorded as noncurrent.

Cost of Revenue

Cost of revenue primarily consists of costs related to hosting the Company’s cloud-based application, providing customer support, data communications expense, salaries and benefits of operations and support personnel, software development fees, software license fees, amortization expense associated with acquired developed technology assets, and property and equipment depreciation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at one financial institution and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

Accounts receivable represent amounts due from customers.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts was approximately $15,000 and $25,000 as of March 31, 2015 and December 31, 2014, respectively. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the credit risk.

Property and Equipment

Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Computer and Data Center Equipment	3 years
Purchased and Acquired software	3 years
Leasehold Improvements	3 - 5 years, or lease term if less
Furniture and fixtures	7 years

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Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported.

Goodwill

Goodwill represents the excess purchase price over the appraised value of the portion of identifiable assets that were acquired from the DeviceFidelity Inc. acquisition completed in March 2014.  Goodwill is not amortized but is reviewed at least annually for impairment, or between annual dates if circumstances change that would more likely than not cause impairment. Management performs its annual impairment test at the close of each fiscal year, and considers several factors in evaluating goodwill for impairment, including the Company’s current financial position and results, general economic and industry conditions and legal and regulatory conditions.

Impairment of Long-lived Assets, Including License Agreements

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the lives of the related debt agreements. The costs are amortized to interest expense using the effective interest method.  In the event debt is converted or paid prior to maturity, any unamortized issuance costs are charged to expense.

Deferred Commissions

The Company capitalizes commission costs that are incremental and directly related to the acquisition of customer contracts. Commission costs are capitalized and amortized over the term of the related customer contract.

Net Loss Per Common Share

Basic and diluted net loss per common share for all periods presented is computed by dividing the net loss available to common shareholders by the weighted average common shares outstanding and common stock equivalents, when dilutive. Potentially dilutive common stock equivalents include common shares issued pursuant to stock warrants, stock options, convertible preferred stock and convertible note agreements. Common stock equivalents were not included in determining the fully diluted loss per share as they were antidilutive.

On February 12, 2014, Cachet Financial Solutions (Minnesota) completed a merger transaction (the “Merger”) with DE Acquisition 2, Inc.  (“DE2”), a Delaware corporation and public company with no operations. Pursuant to the terms of the Merger, each share of common stock of Cachet Financial Solutions (Minnesota) that was issued and outstanding at such time was cancelled and converted into 10.9532 (the “exchange ratio”) shares of DE2’s common stock.  Subsequently DE2 changed its name to Cachet Financial Solutions, Inc.

On March 18, 2014, the Company completed a reverse stock split of its issued and outstanding common stock on a 1-for-10.9532 basis. The Company’s authorized capital shares previous to this transaction consisted of 22,500,000 shares of $.01 par value common stock and 2,500,000 shares of preferred stock.  As a result of the DE 2 transaction, the Company’s new authorized capital consists of 500,000,000 shares of $.0001 par value common stock and 20,000,000 shares of preferred stock.

All amounts in the accompanying financial statements and notes related to shares, share prices and loss per share reflect retrospective presentation of the reverse split.

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The following table reflects the amounts used in determining loss per share:

	Three Months Ended
	March 31,	March 31,
	2015	2014
Net loss	$(3,164,487)	$(2,871,883)
Weighted average common shares outstanding	18,754,072	6,117,842
Net loss per common share — basic and diluted	$(0.17)	$(0.47)

The following potential common shares were excluded from the calculation of diluted loss per share from continuing operations and diluted net loss per share attributable to common stockholders because their effect would have been anti-dilutive for the periods presented:

	As of
	March 31,	March 31,
	2015	2014
Stock Options	2,868,140	752,167
Warrants	11,745,052	1,209,462
	14,613,192	1,961,629

Fair Value of Financial Instruments

The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures.  Warrants issued with price protection features are recorded at fair value on a recurring basis.  The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:

Level 1 Inputs— Quoted prices for identical instruments in active markets.

Level 2 Inputs— Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs— Instruments with primarily unobservable value drivers.

The warrants that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes option pricing model under probability weighted estimated outcomes.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates. Significant estimates include the Company’s ability to continue as a going concern, allowance for doubtful accounts, assumptions used to value stock options and warrants, conversion incentive and share purchase price adjustment, and the value of shares of common stock issued for services.

Stock-Based Compensation

The Company accounts for stock-based compensation using the estimated fair values of warrants and stock options. For purposes of determining the estimated fair values the Company uses the Black-Scholes option pricing model.  For the periods prior to the Company’s common stock being traded, the Company estimated the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded; for later periods, the

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Company includes its actual common stock trading to compute volatility.  The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.  The fair values of stock award grants are determined based on the number of shares granted and estimated fair value of the Company’s common stock on the date of grant.

Research and Development Costs

The Company considers those costs incurred in developing new processes and solutions to be research and development costs and they are expensed as incurred.

Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The core principle of the ASU is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration, or payment, to which the company expects to be entitled in exchange for those goods or services. The ASU may also result in enhanced disclosures about revenue. For public entities, the ASU is effective for annual reporting periods beginning after December 15, 2016, however, in April 2015, the FASB voted to propose a one year deferral of the effective date. The proposed deferral may permit early adoption, but would not allow adoption any earlier than the original effective date of the standard. We are currently evaluating the impact this standard will have on our consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern.  The amendments provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures.  The standard will be effective for the Company on December 31, 2016.  The adoption of this pronouncement may impact future assessment and disclosures related to the Company’s ability to continue as a going concern.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”) which changes the presentation of debt issuance costs in financial statements to present such costs as a direct deduction from the related debt liability rather than as an asset. ASU 2015-03 will become effective for public companies during interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted. We do not expect the adoption of ASU 2015-03 will have a material impact on our consolidated financial statements.

2.                                      Note Receivable

The Company has a note receivable, bearing interest at 5%, for fees being refunded for an unsuccessful capital raising transaction. The note has a face value of $501,000 and was due in October 2013. The collectability of this note is uncertain and the Company has established a reserve for 100% of the balance owed as of March 31, 2015 and December 31, 2014.  In February 2015 the Company obtained a default judgment in our favor relating to such note in the amount of approximately $542,000 (including interest).  Due to the financial limitations of the judgment debtor, the Company continues to believe the collectability of the note is uncertain and therefore maintains a reserve for 100% of the balance owed.

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3.                                      Prepaid Expenses

Prepaid expenses primarily consist of prepayment of licenses and maintenance fees, or deposits with, the providers of RDC software capabilities to the Company.

4.                                      Property and Equipment

Property and equipment consists of the following:

	As of
	March 31,	December 31,
	2015	2014
	(unaudited)	(audited)
Computer equipment	$216,486	$216,486
Data center equipment	654,150	444,906
Purchased software	570,860	651,016
Furniture and fixtures	84,433	84,433
Leasehold improvements	64,353	58,024
Total property and equipment	1,590,282	1,454,865
Less: accumulated depreciation	(1,206,436)	(1,158,940)
Net property and equipment	$383,846	$295,925

Depreciation expense was approximately $47,000 and $65,000, for the three months ended March 31, 2015 and 2014, respectively.

5.                                      Accrued Expenses

Accrued expenses consist of the following:

	As of
	March 31,	December 31,
	2015	2014
	(unaudited)	(audited)
Accrued compensation	$188,105	$128,135
Accrued rent	37,537	36,149
Accrued sales tax	3,216	37,484
Total accrued expenses	$228,858	$201,768

6.                                      Financing Arrangements

The Company has obtained debt financing through bank loans and loans from directors and other affiliated parties and unaffiliated third party investors.  Certain of the debt was issued with warrants that permit the investor to acquire shares of the Company’s common stock at prices as specified in the individual agreements. See Note 12 for additional information regarding conversions of debt and accrued interest into common stock for the three months ended March 31, 2015.

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Following is a summary of debt outstanding:

	As of
	March 31,	December 31,
	2015	2014
	(unaudited)	(audited)
Notes Payable to Directors and Affiliates	$1,850,000	$1,350,000
Convertible Term Loan, due December 2016, interest at 10%	2,300,000	2,300,000
Series Subordinated Note, due April 2015 Stated interest rate of 12%	582,715	613,808
Notes Payable, due the earlier of raising $10 million in proceeds from private placements or January 2016, interest between 8.25% and 12%	74,486	74,486
Note Payable, due August 2021, interest 0%	192,000	192,000
Installment Note Payable — Bank	225,594	252,244
Total	5,224,795	4,782,538
Unamortized discount	(83,336)	(145,835)
Total debt, net	5,141,459	4,636,703
Less: current maturities	2,574,973	2,070,217
Long-term portion	$2,566,486	$2,566,486

Future maturities of long-term debt at March 31, 2015 are as follows:

Nine months ending December 31, 2015	$2,574,973
2016	2,374,486
2017	—
2018	—
2019	—
2020	—
Thereafter	192,000
$5,141,459

Notes Payable to Directors and Affiliates

The Company issued a total of $1,850,000 of new notes to two directors from January 2014 through March 31, 2015.  Of this amount, $400,000 in principal amount of the notes bears interest at a rate of 10% and becomes due June 30, 2015.  A total of $450,000 was advanced under the June 2014 letter agreement described below, and $1,000,000 represents the outstanding balance on a line-of-credit agreement with one director of the Company.  The original terms of the line-of-credit agreement provided for a stated interest rate of 10% on the principal amount outstanding.  Both the principal and unpaid accrued interest is payable upon the earlier of September 30, 2014 or completion of a public offering of securities. There are no financial covenants with the line-of-credit.  Through the second quarter of 2014, the Company had drawn down the entire $1,500,000 under this facility.  At the option of the director, all the principal and unpaid accrued interest under the line-of-credit could have been converted upon the completion of an IPO of the Company’s common stock at a 20% discount to the price at which the shares are of the Company’s stock were sold in the offering.  The director exercised this conversion right with respect to $500,000 of indebtedness in connection with our July 2014 IPO into 416,667 shares of common stock and also received five-year warrants to purchase a total of 333,333 shares of the Company’s common stock at an exercise price of 125% of the IPO price or $1.88 per share.  The amount of principal owed under the $1.5 million line-of-credit as of March 31, 2015 and December 31, 2014 was $1,000,000 plus accrued interest of $96,630 and $71,973, respectively.

As a result of the Company completing its IPO on July 14, 2014, the Company determined there was a beneficial conversion feature related to the $1.0 million outstanding balance of the line-of-credit which totaled $250,000.  This amount was recorded as a discount to the debt and is being amortized into interest expense through the maturity date of July 31, 2015.  For the quarter ended March 31, 2015, the Company recorded interest expense of $62,499 related to amortization expense associated with the beneficial conversion feature. The unamortized balance of the beneficial conversion feature as of March 31, 2015 and December 31, 2014 was approximately $83,000 and $146,000 respectively.

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On July 30, 2014, the Company entered into a financing commitment letter with two directors to lend the Company up to $2.5 million through December 31, 2014, bearing interest at 10%, and due January 31, 2015, which was later extended to January 31, 2016.  If any portion of the notes issued under the commitment letter was outstanding beyond January 31, 2015, the default interest rate would be adjusted to 18%.  As of December 31, 2014 there was $350,000 outstanding.  On February 3, 2015, Michael Hanson, one of our directors, converted $250,000 of the amount owed into 217,391 shares of Series B Convertible Preferred Stock (which Series B Convertible Preferred Stock was converted into common stock on February 27, 2015).  Also in February 2015, the Company amended the terms of the commitment letter to extend the repayment of the outstanding principal balance owed as of that date of $450,000 to January 31, 2016 at a rate of 10% per annum (See Note 16 “Subsequent Events”).  As part of the amendment, the directors did not renew the remaining amount available under the original terms of the commitment letter.  As of March 31, 2015, the total principal and accrued interest amount outstanding owed to its directors related to advances under the commitment letter equaled $450,000 and $22,123, respectively.

Convertible Term Loan, due December 2016

In December 2013, the Company entered into an agreement to issue convertible notes to an investor in a principal amount of up to $4 million. The proceeds of borrowings under the notes are expressly to be used to repay amounts owed under the Company’s senior secured note payable issued to another investor. Borrowings under the agreement bear interest at 10% and the note matures in December 2016. In the event of default, the interest rate increases by either 2% or 4%, depending on the nature of the default.  Under the note agreement, the investor has the right, but not the obligation, to advance additional amounts up to the $4 million. The terms of the agreement provide that the investor may have several options to convert the notes at varying rates and times following the completion of a qualifying financing transaction. Depending on the timing of conversion, the holder may also receive warrants to purchase common stock. In addition to conversion of the notes, the holder has the right to request shares of common stock, rather than cash, as payment for interest.  In May 2014 the Company agreed to include $356,616 in principal and accrued interest of the convertible notes, due March 2015, under the terms of the Convertible Term Loan, due December 2016.

On May 12, 2014, the Company entered into an agreement to amend the conversion terms of the Convertible Term loan, due December 2016 as follows:

First Conversion Right.  The holder had the right at its election to convert the principal and accrued interest of the note into common stock at a conversion rate equal to 90% of the price based on the terms offered in the Convertible Subordinated Note, due June 2015.  The first conversion right was extended for a period of 120 days following the closing date of the IPO, July 14, 2014.  Upon the holder’s election to convert, the conversion price would have equaled 125% of the price at which the common stock was sold in the IPO.  The first conversion right had expired as of March 31, 2015.

Second Conversion Right.  To the extent that the holder did not elect to exercise the First Conversion Right, then the holder has the right through the maturity date of the Note, December 2016, to convert the principal and accrued interest into common stock at a conversion rate equal to 125% of the price at which the common stock was sold in the IPO.  Under the terms of this conversion agreement, the holder will receive 100% warrant coverage under the same terms provided pursuant to the First Conversion Right.

On June 18, 2014, the holder agreed to convert $1,000,000 of the then outstanding principal balance of $3,250,000 together with the accrued related interest into common stock upon the completion of the IPO based on the terms described above in the First Conversion Right.  Upon completion of the Company’s IPO on July 14, 2014, the $1,000,000 of principal and $58,630 of accrued interest converted into 980,213 shares of common stock and the Company also issued to the investor a five-year warrant to purchase 705,753 shares of the Company’s common stock at an exercise price equal to 125% of the IPO price, or $1.875.

As a result of the Company completing its IPO on July 14, 2014, the Company determined there was a beneficial conversion feature related to the remaining $2.3 million outstanding balance of the Convertible Term Loan, due December 2016 which totaled $894,444.  This amount was recorded as a discount to the debt and was amortized into

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interest expense on a straight-line basis over the 120 days following the closing of the IPO which represents the period that during which the debt could be converted at a discount to the IPO price.  The Company recorded interest expense of $894,444 related to amortization expense associated with the beneficial conversion feature for the year ended December 31, 2014.  Since the beneficial conversion feature was recorded in July 2014, none of the $894,444 was recognized in interest expense during the three months ended March 31, 2015 or 2014.  The beneficial conversion feature was fully amortized at November 2014.  The balance of the note as of March 31, 2015 and December 31, 2014 was $2.3 million plus accrued interest of $196,986 and $140,275, respectively.

Series Subordinated Note

The series subordinated note totaling $613,808 in principal and accrued interest of $100,745 as of December 31, 2014 was originally due in December 2014.  In December 2014, the Company amended the terms of the note to include monthly installments of $50,000 due December 2014 and an additional $50,000 due at the end of each following month through April of 2015, when the remaining principal balance and related accrued interest becomes due.  In May 2015, the Company amended the note agreement to provide payments equal to $50,000 starting on May 31, 2015 and continuing each subsequent month end till December 31, 2015, which the entire remaining principal and accrued interest is due.

Notes Payable, due January 2016

In January 2014, the Company assumed notes payable totaling $74,486 related to the acquisition of DE2.  The original terms of the notes required repayment on the earlier of January 31, 2016 or the date the Company completes a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company.  The reverse merger was completed in February 2014, and the terms of the note were amended to state that the principal and related accrued interest is due the earlier of January 31, 2016 or the date the Company completes one or more private placements of debt or equity securities resulting in aggregate proceeds of $10,000,000.

Note Payable, due August 2021

In August 2014, the Company entered into a 0% interest $192,000 note payable with the State of Minnesota as part of an Angel Loan program fund.  There are no financial loan covenants associated with the loan, which has a maturity date of August 2021.  The loan contains a provision whereby if the Company transfers more than a majority of its ownership, the loan becomes immediately due, along with a 30% premium amount of the principal balance. In addition, if the Company is more than 30 days past due on any payments owed under the loan, the interest rate increases to 20% per annum.

Installment Note Payable — Bank

In March 2014, the Company entered into an installment note with a bank for a total of $330,020. The note bears interest at the prime rate plus 1%, but not less than 5%.  The note is due on demand; if no demand is made then the note is due in monthly payments of $9,903 from April 2014 through April 2017.  Borrowings are secured by substantially all of the Company’s property and are guaranteed by three of the Company’s directors.  The principal balance as of March 31, 2015 and December 31, 2014 was approximately $226,000 and $252,000, respectively.  In April 2015, the Company entered into a new installment note replacing the above mentioned note.  The balance of the existing note totaled approximately $216,000, while the new note was issued for approximately $330,000.  The Company received the net amount between the two notes or $113,000, which was primarily used for working capital purposes.  The new note bears interest at the prime rate plus 1%, but not less than 5%.  The note is due on demand; if no demand is made then the note is due in monthly payments of $9,903 from May 2015 through May 2018.  Borrowings remained secured by substantially all of the Company’s property and are guaranteed by three of the Company’s directors.

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Other Information Regarding Debt

The prime interest rate was 3.25% at March 31, 2015 and December 31, 2014.

As a result of either the short term duration or recency of the financing, the Company believes that the fair value of its outstanding debt approximates market value.

7.                                      Employee Benefit Plan

The Company has a defined contribution 401(k) saving plan covering all employees satisfying certain eligibility requirements.  The plan permits, but does not require, Company contributions; the Company did not make any contributions for the three months ended March 31, 2015 and 2014.

8.                                      Commitments and Contingencies

Operating Leases

The Company leases approximately 22,000 square feet of office space in Chanhassen, Minnesota.  The lease commenced on May 1, 2012 and extends through August 31, 2016.  In addition to the office space, the Company leases certain office furniture and equipment under operating leases through November 2016.  The Company entered into a lease agreement in April 2014 for a total of 1,812 square feet of office space in Dallas, Texas related to the employees retained as part of the acquisition of Select Mobile Money.  The lease commenced on May 1, 2014 and extends through June 30, 2017.  Rent expense under all leases for the three months ended March 31, 2015 and 2014 were $126,978 and $75,261.

The Company’s office space lease calls for rent increases over the term of the lease. The Company records rent expense on a straight line basis using average rent for the term of the lease. The excess of the expense over cash rent paid is shown as accrued rent.

The Company also has various computer leases with three year terms. The Company is recording the expense on a monthly basis.

Total future minimum contractual lease payments for all operating leases are as follows:

Nine months ending December 31, 2015	$288,012
2016	275,235
2017	52,517
2018	2,995
2019	657
$619,416

Capital Leases

The Company entered into a capital lease arrangement with one of its directors in March 2015 for certain computer equipment with an imputed interest rate of 7.3% per year.  The lease requires monthly payments of $6,668 per month through November 2017.  The total cost included in property and equipment as of March 31, 2015 totaled approximately $210,000.  Amortization expense was $0 for the three months ended March 31, 2015 and 2014.

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Future lease payments under the capital lease are as follows:

Nine Months Ending December 31, 2015	$60,011
2016	80,015
2017	76,237
Total payments	216,263
Less: portion representing interest	(10,444)
Principal portion	205,819
Less: current portion	(67,590)
Long-term portion	$138,229

Future maturities of capital lease obligations are as follows:

Nine Months Ending December 31, 2015	$55,136
2016	75,849
2017	74,834
$205,819

In February 2015, the Company entered into an agreement with a director, James L. Davis which guarantees financial responsibility for the obligations under the terms of a lease arrangement which he entered into on behalf of the Company.  In addition, the Company entered into an agreement with Mr. Davis which provides for the same lease terms as he entered into on behalf of the Company.  The three-year lease agreement provides financing up to $500,000 of computer equipment the Company procured for its data centers to accommodate the overall increase in transactions and ensure it is able to meet customer uptime requirements.  As consideration to the director for entering into the lease, the Company issued the director a five-year warrant to purchase up to 407,614 shares of common stock at $1.15 per share.  The warrant was 100% vested and exercisable upon issuance.

Litigation

An entity named Cachet Banq contacted the Company in December 2010 regarding their U.S. Trademark Registration No. 2,857,465 (registered on June 29, 2004) for the standard character mark CACHET covering “financial services, namely automated clearinghouse processing services for the payroll service industry.” Cachet Banq alleged that the Company’s use of “CACHET” infringes on their federal trademark registration. On March 4, 2013, Cachet Banq filed a trademark infringement lawsuit against the Company in the United States District Court for the Central District of California. The parties have filed cross motions for summary judgment. The initial brief was filed on May 30, 2014, replies were filed on June 26, 2014 and the court took these motions under advisement on July 8, 2014. The Company has denied that its use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and will vigorously defend this and any future similar claims made by Cachet Banq.

The Company is not currently involved in any other material legal proceedings.

Financial Service Agreements

In January 2015, the Company entered into an engagement letter with a new financial advisory services company.  The terms of this agreement include a six month term in which the financial advisory services company will assist the Company is completing a $15.0 million public offering of its equity or equity-linked securities at a 7% commission. In addition, the Company agreed to provide the financial advisory services company warrants equal to 7% of the securities issued in the offering at 120% of the price of the securities sold under the offering.  The terms of the warrant will be five years from the closing date of the offering.  The Company also agreed to reimburse any reasonable out of pocket expenses in connection with this engagement.  The agreement is cancelable by either party with a 30 day notice.

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9.                                      Income Taxes

The Company has not recorded a current or deferred tax provision for the three months ended March 31, 2015 or 2014 due to the Company’s net losses and the uncertainty of realization of any related tax benefit in the future.  Due to the full valuation allowance on the Company’s net deferred tax assets, there was no deferred tax benefit or provision recorded as a result of the tax status conversion from an S corporation to a C corporation effective January 1, 2014.

The Company recognizes tax liabilities for uncertain income tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required.  The Company had no uncertain tax positions as of March 31, 2015 or December 31, 2014.  It is the Company’s practice to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.  The Company does not expect any material changes in unrecognized tax positions over the next twelve months.

10.                               Acquisition

Acquisition of Select Mobile Money

On March 4, 2014, the Company purchased from DeviceFidelty, Inc. (“DFI”), a Texas corporation, certain tangible and intangible assets of a business engaged in the development and provision of technology platforms supporting mobile wallet applications.  The acquisition includes strategic relationships with Visa, Mastercard, MoneyGram and Navy Federal Credit Union, the providers of those services to their consumers.  The Company believes this capability complements and supports its RDC and mobile deposit business by adding new features and services for consumers, creating an expanded consumer base and target market, and also expands the scope of its potential partners in the FSO market.  The software asset the Company purchased included an assignment of a contract with Visa, to provide their customers the Visa endorsed mobile platform.  It also includes the first mobile Moneygram implementation and Moneygram’s endorsement of the mobile solution to their customers.

The aggregate purchase price of up to $2,125,000 includes $1,125,000 paid at closing and contingent consideration aggregating up to $1,000,000 based on satisfaction of certain performance related contingencies.  The performance related contingencies are as follows: (1) $375,000 in the event the Company enters into a new master services agreement or other agreement with Visa U.S.A. Inc. or any affiliate of Visa, (2) $250,000 on or before April 15, 2014 upon the Company’s receipt of written confirmation from MoneyGram Payment Systems, Inc. on or before April 14, 2014 that its service is operational pursuant to a previously executed contract between DFI and MoneyGram, and (3) $375,000 upon the Company’s execution of a contract with U.S. Bank on or before August 1, 2014.  The Company received written confirmation from MoneyGram Payment Systems that its service was operational as of April 7, 2014 and the $250,000 was paid in May 2014.  The Company also entered into a master services agreement with Visa U.S.A. Inc. in July 2014 resulting in $375,000 of contingent consideration becoming due.  The Company made a payment to DFI in July 2014 related to the signing of this contract.  The Company received a contract with U.S. Bank in July 2014,

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resulting in the third and final contingent consideration becoming due of $375,000.  The Company made the final installment payment in October 2014.

Purchase Price:
Cash paid	$1,125,000
Contingent consideration	1,000,000
Total purchase price	2,125,000
Fair Value of Assets Acquired and Liabilities Assumed
Tangible assets acquired:
Property and equipment, net	$4,000
Total tangible assets acquired	4,000
Identified intangible assets acquired:
Customer contracts	1,000,000
Proprietary software	917,000
Total assets acquired in excess of liabilities assumed	1,921,000
Goodwill	204,000
Total purchase price	$2,125,000

The fair value of assets acquired and liabilities assumed has been determined based upon our estimates of the fair values of assets acquired and liabilities assumed in the acquisition as determined by an independent third-party valuation firm.  The Company recorded goodwill because the purchase price exceeded the fair value of net assets acquired, due to Select Mobile Money’s assembled workforce and other intangible assets which do not qualify for separate recognition as well as anticipated synergies to be realized from combining the Select Mobile Money operations with the Company’s.

The following tables set forth the unaudited pro forma results of the Company for the three months ended March 31, 2015 and 2014, as if the acquisition had taken place on the first day of the period presented.  These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined:

	Three Months Ended
	March 31,	March 31,
	2015	2014
	(unaudited)	(unaudited)
Revenues	$1,005,439	$498,516
Net Loss	$(3,164,487)	$(3,792,774)
Basic and diluted net loss per common share	$(0.17)	$(0.61)
Weighted average shares - basic and diluted	18,754,072	6,248,042

11.                               Goodwill and Finite Life Intangible Assets

The Company assesses the carrying amount of our goodwill for potential impairment annually or more frequently if events or a change in circumstances indicate that impairment may have occurred.  The Company performs an impairment test for finite-lived assets, such as intangible assets, and other long-lived assets, such as fixed assets, whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.

The Company has only one operating and reporting unit that earns revenues, incurs expenses and makes available discrete financial information for review by the Company’s chief operations decision maker.  Accordingly, the Company completes its goodwill impairment testing on this single reporting unit.

In conducting the annual impairment test of the Company’s goodwill, qualitative factors are first examined to determine whether the existence of events, or circumstances, indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, a two-step impairment test is applied.  In the first step, the Company

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calculates the fair value of the reporting unit and compares that amount with the reporting unit’s carrying amount, including goodwill.  If the carrying amount exceeds the fair value, the Company performs the second step of measuring the amount of the goodwill impairment loss, if any, by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of goodwill.  This requires performing a hypothetical application of the acquisition method to determine the implied fair value of goodwill after measuring the reporting unit’s identifiable assets and liabilities.

Goodwill was $204,000 as of March 31, 2015.  The Company conducted its annual goodwill impairment test as of December 31, 2014 and determined there to be no indication of impairment.  The Company will continue to monitor conditions and changes that could indicate an impairment of goodwill.

As of March 31, 2015, the Company determined that no triggering events had occurred since December 31, 2014 and the Company’s finite-lived assets and long-lived assets were not impaired.

Identified intangible assets are summarized as follows:

	Amortizable	March 31, 2015
	Period	Gross	Accumulated	Net
	(years)	Assets	Amortization	Assets
Customer Contracts	3 - 5	$1,000,000	$(297,702)	$702,298
Proprietary Software	3	917,000	(329,546)	587,454
Total identified intangible assets		$1,917,000	$(627,248)	$1,289,752

Amortization expense for identified intangible assets is summarized below:

	Three Months Ended		Statement of
	March 31, 2015	March 31, 2014	Operations Classification
Customer Contracts	$70,833	$18,641	Cost of Revenue
Proprietary Software	76,416	22,611	Cost of Revenue
Total amortization on identified intangible assets	$147,249	$41,252

Based on the identified intangible assets recorded at March 31, 2015, future amortization expense is expected to be as follows:

Nine Months Ending December 31, 2015	$441,750
2016	$589,000
2017	170,000
2018	75,000
2019	14,002
$1,289,752

12.                               Shareholders’ Equity

Reverse Merger

On February 12, 2014, Cachet Financial Solutions (Minnesota) completed a merger transaction with DE Acquisition 2, Inc.  (“DE2”), a Delaware corporation and public company with no operations. Pursuant to the terms of the Merger, each share of common stock of Cachet Financial Solutions (Minnesota) that was issued and outstanding at such time was cancelled and converted into 10.9532 (the “exchange ratio”) shares of DE2’s common stock. As a result of the Merger, all of the outstanding warrants and stock options of Cachet Financial Solutions (Minnesota) at the time were converted and exchanged for warrants and stock options of DE2. The number of shares subject to, and the exercise prices of, DE2 convertible securities issued under the exchange was determined by application of the exchange ratio to the terms of the convertible debt and options of Cachet Financial Solutions (Minnesota) outstanding as of the merger date. Subsequently DE2 changed its name to Cachet Financial Solutions, Inc.

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On dates up to 30 and 120 days following the Merger, additional shares were required to be issued to those DE2 shareholders existing immediately prior to the Merger, for no additional consideration, such that they would hold 3% of the fully diluted shares of the Company outstanding as of those dates.  Accordingly, as of the 120th day following the Merger, the Company issued an additional 32,484 shares to the shareholders of DE2.

The fair value of estimated consideration paid to DE2 in exchange for the 3% interest was estimated to be $507,000 plus the long term debt assumed of $85,105. As DE2 had no tangible or identifiable intangible assets at the time of the Merger, and recognition of goodwill is not permitted in this type of merger transaction, no assets were recorded as a result of the Merger.

On March 18, 2014, the Company completed a reverse stock split of the Company’s issued and outstanding common stock on a 1-for-10.9532 basis. The Company’s authorized capital consists of 500,000,000 shares of $.0001 par value common stock and 20,000,000 shares of preferred stock.

Convertible Preferred Stock

During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share). Net proceeds to the Company after offering costs were $3.0 million.  During the three months ended March 31, 2015, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15.  Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of $250,000 in debt held by Michael J. Hanson, one of our directors.  In February 2015, all 2,238,702 outstanding Series A preferred shares were converted into 2,920,039 shares of the Company’s common stock, while all 2,065,891 outstanding Series B preferred shares converted into 2,065,891 shares of the Company’s common stock.  In addition, the Company issued 74,765 shares of common stock to the Series A and B convertible preferred holders related to the 8% dividend accrued through the conversion date. None of the investors in this offering were deemed affiliates of the Company, except for one of our directors, Michael J. Hanson.

Both the Series A Convertible Preferred Stock and the Series B Convertible preferred stock entitled their holders to an 8% per annum dividend, payable quarterly in cash or in kind (or a combination of both) as determined by the Company.  Subject to certain customary exceptions, our Series A Convertible Preferred Stock had full-ratchet conversion price protection in the event that the Company issued common stock below the conversion price, as adjusted, until the earlier of (i) 180 days from the closing or (ii) such time as the Company shall have obtained, after the closing, financing aggregating to at least $5 million. The warrants issued to purchasers of the Series A Convertible Preferred Stock contain similar full-ratchet exercise price protection in the event that the Company issues common stock below the exercise price, as adjusted, again subject to certain customary exceptions.  On February 3, 2015, the Company issued the Series B Convertible Preferred Stock at $1.15 per share, resulting in an adjustment to (i) the conversion price of the Series A Convertible Preferred Stock from $1.50 per share to $1.15 per share and (ii) and the exercise price of the warrants issued therewith, from $2.00 per share to $1.15 per share. Since the Company has now raised an aggregate of more than $5 million, these full-ratchet price protections can no longer be triggered.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the preferred stock would have been entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (as defined in the Company’s Certificate of Designation for the applicable series of preferred stock), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the applicable Certificate of Designation, for each share of Series A and B Preferred Stock, before any distribution or payment would have been made to the holders of any Junior Securities (as defined in the Company’s Certificate of Designation for the applicable series of preferred stock), and would not have participated with the holders of Common Stock or other Junior Securities thereafter.  If the assets of the Company had been insufficient to pay in full such amounts, then the entire assets distributed to the holders would have been ratably distributed among the holders in

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accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Common Stock

The estimated fair value assigned to shares issued for other than cash was based upon recent cash sales transactions.  The following common stock issuances are in addition to the common stock issued as part of converting the Series A and B Convertible Preferred Stock referenced above:

During the three months ended March 31, 2014, the Company issued 456,486 shares of common stock to the shareholder of DE2 as consideration for completing the reverse merger described above.

In January 2014, $986,793 of debt and accumulated interest was converted into 246,867 shares of common stock.  The Company did not provide a share premium to those debt holders that converted in January 2014.

During the three months ended March 31, 2014, the Company exchanged warrants to purchase 19,692 shares of common stock with an exercise price of $4.00 for 3,938 shares of common stock.  The Company recorded $7,906 in other expense which represents the excess of the fair value of the stock issued and the fair value of the warrants as determined using the Black-Scholes option pricing model.

Warrants

In addition to warrants issued in connection with debt described above, the following are transactions involving issuance of warrants during the three months ended March 31, 2015 and 2014:

In January 2014, the Company issued warrants to purchase common stock equal to 25% of the principal amounts under certain short term notes payable.  The life of the warrants ranges between three and five years with an exercise price of $3.60.  The total number of shares issuable under the warrants totaled 821,250 related to a total of $3,285,000 short term notes issued by the Company from March 2013 to February 2014.  Of this total, $2,875,000 or 718,750 of the shares issuable under the warrants, relates to two directors of the Company.

In January 2015, the Company issued three individual investors warrants to purchase 75,000 shares of common stock as part of an agreement.  The warrants have a life of 10 years, an exercise price of $ 1.40 per share and were fully exercisable upon the date of issuance.  The Company recorded $11,238 in other expense during the three months ended March 31, 2015, which represents the fair value of the warrants as determined using the Black-Scholes option pricing model.

In February 2015, the Company issued a five-year warrant for the purchase up to 407,614 shares of common stock at $1.15 per share to a director of the Company in consideration for the director leasing certain IT equipment to the Company.  The total fair value of the warrant as determined using the Black-Scholes option pricing model totaled $76,489.  The Company will recognize the expense on a straight-line basis over the 3 year lease term as additional interest expense.

During the three months ended March 31, 2015, the Company issued five-year warrants to purchase 9,000 shares of the common stock at a per share price of $2.00 (since adjusted to $1.15 per share) as part of issuing 9,000 shares of Series A Convertible Preferred Stock.  Additionally, the Company issued five-year warrants to purchase 2,065,891 shares of common stock at a per share price of $1.15 as part of issuing 2,065,891 shares of Series B Convertible Preferred Stock.  Since the Company exceeded the $5.0 million of gross proceeds threshold in February 2015, the full-ratchet provisions provided in the terms of the warrants expired and at which time the warrant liability was classified to additional paid in capital.

In connection with the private placement of securities of the Company during the three months ended March 31, 2015, the Company issued its placement agents five-year warrants for the purchase of a total of 270 and 109,931 shares of common stock at $2.00 and $1.15 per share, respectively.

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The fair value of the warrants was determined using the Black-Scholes option pricing model and the following assumptions for the three months ended March 31, 2015 and 2014:

Both
Periods
Expected term	1.5 - 5 Years
Expected dividend	0
Volatility	26% - 29%
Risk-free interest rate	0.25% - 1.37%

13.                               Stock-Based Compensation and Benefit Plans

On February 9, 2010, the board of directors of Cachet Minnesota adopted the 2010 Equity Incentive Plan (2010 EIP).  The plan was approved by Cachet Minnesota’s shareholders.  Participants in the plan may include employees, officers, directors, consultants, and independent contractors.  As of March 31, 2015, the number of shares of common stock reserved for issuance under the 2010 EIP was 625,000 shares.  On February 12, 2014, the board of directors of the Company approved the assumption of the 2010 EIP as part of the reverse merger transaction with DE2; however it was agreed that no new grants would be made from the 2010 EIP.  On this same date the board of directors of the Company adopted the 2014 Equity Incentive Plan (the “2014 EIP”) covering an aggregate of 1,521,621 shares of common stock.  The 2014 EIP will be administered by the Company’s Board of Directors or an authorized committee.  The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant non-qualified (non-statutory) stock options for up to 100,000 common shares to new employees of the Company who are not officers of the Company during each fiscal year.  Incentives under the plan may be granted in one or a combination of the following forms: (a) non-statutory stock options (no incentive stock options may be issued, because the plan was not submitted to and approved by our stockholders); (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares.  Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors.  No person is eligible to receive grants of stock options and SARs under the plan with respect to more than 100,000 shares of common stock in any one year, in the aggregate.  The term of each stock option shall be determined by the board or committee, but shall not exceed ten years.  Vested stock options may be exercised in whole or part by the holder giving notice to the Company.  Options under the 2014 EIP may provide for the holder of the option to make payment of the exercise price by surrender of shares equal in value to the exercise price.  Options granted to employees generally vest over two to three years. Stock awards granted to non-employee directors generally vest 50% on the grant date and 50% on the first anniversary of the date of the grant. Options generally expire five years from the date of grant.

During the three months ended March 31, 2015, the Company issued options to purchase 465,000 shares with exercise prices ranging from $0.75 to $1.50 per share and an aggregate fair value of approximately $84,732. Of those options, options issued to executive management and directors outside of the 2014 EIP plan covered 295,000 shares and vest 1/3rd on date of grant and 1/3rd each of the first two anniversary dates thereafter.  A total of 40,000 options issued to a director vested 100% on the grant date in January 2015.

As of March 31, 2015, the Company had options outstanding with respect to a total of 643,812 shares granted under the 2014 EIP.  As of this date, the 2010 EIP had outstanding stock options issued to employees totaling 169,328 shares.  The Company had also issued outside of the EIP plans options with respect to 2,055,000 shares of common stock to directors, certain officers and business consultants.

Stock Compensation Expense Information

FASB ASC 718-10 requires measurement and recognition of compensation expense for all stock-based payments including warrants, stock options, restricted stock grants and stock bonuses based on estimated fair values.

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Compensation expense recognized for the issuance of warrants, stock options, restricted stock grants and stock bonuses for the three months ended March 31, 2015 and 2014 was as follows:

	Three Months Ended
	March 31, 2015	March 31, 2014
Stock-based compensation costs included in:
Cost of revenue	$3,895	$2,175
Sales and marketing expenses	12,123	1,791
Research and development expenses	17,435	2,065
General and administrative expenses	37,453	40,479
Total stock-based compensation expense	$70,906	$46,510

As of March 31, 2015 the total compensation cost related to unvested options awards not yet recognized was $170,340. That cost will be recognized over a weighted average period of 1.5 years. There were no options exercised during the three months ended March 31, 2015 and 2014.

The estimated fair values of stock options granted and assumptions used for the Black-Scholes option pricing model were as follows:

	Three Months Ended
	March 31,	March 31,
	2015	2014
Estimated Fair Value	$84,732	$ N/A
Shares Issuable Under Options Granted	465,000	N/A
Expected Term	2 to 3 Years	N/A
Expected Dividend	0%	N/A
Volatility	26% to 27%	N/A
Risk Free Interest Rate	0.22% to 1.07%	N/A

The Company calculates the estimated expected life based upon historical exercise data. The risk-free interest rate assumption is based on observed interest rates appropriate for the term of the Company’s stock options.  The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies that are publicly traded for periods prior to its public offering. Subsequent to the Company’s public offering, the Company includes its actual common stock trading to compute volatility.  The dividend yield assumption is based on the Company’s history and expectation of no future dividend payouts.

The Company has used an expected life of two to three years for the term of the options.  As only a minimal number of options have been exercised, management has made an estimate of an average life that is slightly longer than the vesting period. The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impacts the amount of unamortized compensation expense to be recognized in future periods.

2014 Associate Stock Purchase Plan

In September 2014, the Company’s Board of Directors approved the 2014 Associate Stock Purchase Plan, under which 500,000 shares were reserved for purchase by the Company’s associates (employees).  The Company has one year from September 2014 to obtain Shareholder approval for the plan to qualify for favorable tax treatment under IRS Section 422.  The purchase price of the shares under the plan is 85% of the lesser of the fair market value of a share of common stock on the first day of the offering period or the fair market value of a share of common stock on the last day of the offering period. Offering periods are every six months ending on June 30 and December 31. Associates may designate up to ten percent of their compensation for the purchase of shares under the plan.  The first plan period started

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on September 1, 2014 and ended on December 31, 2014.  Since the June 30, 2015 plan period has not yet ended, no shares were purchased under the plan during the quarter ended March 31, 2015.

14.                               Related Party Transactions

Balances with related parties consisting of members of the Board of Directors (no Company debt or warrants are held by the Company’s executive officers) for borrowings and warrants were as follows:

	As of
	March 31,	December 31,
	2015	2014
Debt held by related parties	$1,850,000	$1,350,000
Warrants held by related parties	4,672,623	4,265,009

	Three Months Ended
	March 31,	March 31,
	2015	2014
Related party interest expense	$38,466	$94,348

15.                               Concentrations

The Company continues to rely on vendors to provide technology and licensing components that are critical to its solutions.  In addition, the Company engaged a development firm located in Toronto, Canada beginning in March 2014 to augment its software development efforts.  During the three months ended March 31, 2015, the Company expensed a total of $295,152, representing 16.0% of its total supplier expenditures.  No supplier represented more than 10% of our accounts payable balance at March 31, 2015.

One customer represented 13% of our total revenue or approximately $130,000 for the three months ended March 31, 2015 and represented 21% of the Company’s accounts receivable balance as of March 31, 2015.  No customer accounted for more than 10% of the Company’s revenue for the three months ended March 31, 2014.  Also, no customer accounted for more than 10% of its outstanding accounts receivable balance at December 31, 2014.

16.                               Subsequent Events

Amendment of Warrants

On April 13, 2015, the Company’s board of directors amended the exercise price of warrants issued on January 14, 2014 to the note holders who provided short-term financing.  The number of shares covered by warrants issued totaled 821,250 which previously had an exercise price of $3.60. The amendment reduced the exercise price to $1.40. All other terms of the warrants remained the same.

Notes Payable

Since March 31, 2015, the Company borrowed a total of $408,000 from directors, Mr. Hanson and Mr. Davis.  The loans are unsecured at a stated interest rate of 10% and mature on June 30, 2015.

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ITEM 2                             MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains various forward-looking statements within the meaning of Section 21E of the Exchange Act. Although we believe that, in making any such statement, our expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in the following discussion, the words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ materially from those anticipated, certain of which are beyond our control, are set forth herein and in Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. Accordingly, we cannot be certain that any of the events anticipated by forward-looking statements will occur or, if any of them do occur, what impact they will have on us. We caution you to keep in mind the cautions and risks described in this document and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and to refrain from attributing undue certainty to any forward-looking statements, which speak only as of the date of the document in which they appear. We do not undertake to update any forward-looking statement.

OVERVIEW

Reverse Merger Transaction

Pursuant to an Agreement and Plan of Merger and Reorganization dated January 14, 2014, as amended on February 11, 2014 (the “Merger Agreement”), we acquired the business of Cachet Financial Solutions Inc., a Minnesota corporation.  The merger was completed and effective as of the close of business on February 12, 2014, upon the filing of Articles of Merger with the Minnesota Secretary of State (the “Effective Time”).

At the Effective Time and pursuant to the Merger Agreement:

•                  each share of common stock of Cachet Financial Solutions (Minnesota) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 10.9532 validly issued, fully paid and non-assessable shares of the Company’s common stock, with fractional shares rounded down to the nearest whole number (the “Exchange Ratio”); and

•                  all securities convertible into or exercisable for shares of common stock of Cachet Financial Solutions (Minnesota) (including shares of common stock issuable upon exercise of issued and outstanding options and warrants) that were outstanding immediately prior to the Effective Time were converted into securities convertible into or exercisable for that number of shares of common stock of the Company as the holders thereof would have been entitled to receive if such securities of Cachet Financial Solutions (Minnesota) had been converted into or exercised for shares of common stock of Cachet Financial Solutions (Minnesota) immediately prior to the Effective Time, based on the Exchange Ratio. Under the Merger Agreement, the conversion and exercise price for securities convertible into, or exercisable for common stock of the Company is equal to the quotient obtained by dividing (i) the per-share price at which the convertible securities, options and warrants of Cachet Financial Solutions (Minnesota) were exercisable prior to the Effective Time by (ii) the Exchange Ratio.

In connection with the merger, we changed our corporate name to “Cachet Financial Solutions, Inc.” to reflect our ownership of the business of Cachet Financial Solutions (Minnesota).  Prior to the merger, our corporate name was “DE Acquisition 2, Inc.”

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The merger represents a change in control of the Company inasmuch as greater than 50% of the issued and outstanding voting stock of Company, on a post-merger basis, came to be held by the former holders of securities of Cachet Financial Solutions (Minnesota).  As a result of the merger, the Company now owns Cachet Financial Solutions (Minnesota) and its entire business.

The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the Merger Agreement.

Unless noted otherwise, all share figures and share prices contained in this report are presented after giving effect to the capital stock transactions effected as part of the merger.  In addition, all share figures and share prices contained in this report are presented after giving effect to the stock combination (reverse stock split) effected as of March 20, 2014.

Business and Development of Business

We provide remote deposit capture (RDC) solutions targeting specific financial institution markets and financial service organizations, including but not limited to banks, credit unions, card issuers, check cashers and payday lenders throughout the United States.  Our service offering, marketed as RDC Select™, is a fully hosted platform, developed to run on both Windows & Mac operating systems, eliminating the need for institutions to manage their own RDC operations by having to install an RDC infrastructure that requires staffing for implementation, support and data management.  Further, we offer an RDC Select Mobile product designed to allow the user to remotely take a picture of the front and back of the check and deposit to their account at their financial institution remotely.  The mobile product is also available to customers of financial service organizations, allowing the user to take a picture of the front and back of the check, submit to their FSO for their approval and, subject to the approval communicated via the user’s smartphone in real time, loading the funds from the check onto a pre-paid debit card.  Additionally, we will provide marketing, sales and training support to assist the institutions with their sales efforts of RDC to their customers.

In March 2014, we purchased from DeviceFidelty, Inc., a Texas corporation, certain tangible and intangible assets of a business engaged in the development and provision of technology platforms supporting mobile wallet applications.  The acquisition provides us with an opportunity to obtain and enlarge strategic relationships with Visa, Mastercard, MoneyGram and Navy Federal Credit Union—the providers of those services to their consumers.  We believe this capability complements and supports our RDC and mobile deposit business by adding new features and services for consumers, creating an expanded consumer base and target market, and also expands the scope of our potential partners in the FSO market.  We intend to market Select Mobile Money through its existing marketing channels, and to provide all corporate support functions through our existing staff.

Cachet Financial Solutions (Minnesota) was formed in 2010 to develop and deploy the RDC capability to a broad base of small- to mid-sized financial institutions.  Our operations since formation have principally consisted of (1) the build-out of the necessary capabilities to deliver the RDC technology to clients, (2) the development of the sales and marketing function to grow the client base, and (3) the development of corporate and administrative support functions to support planned growth.

In 2012, we began to increase our client base, adding clients that are expected to generate the transaction volume-based revenue that our business model is based upon. While they are expected to continue to increase, revenues from transaction volume has not yet grown to the level needed to support our current cost structure.  As a result, we have incurred operating losses since inception. The operating losses, combined with the financing and interest costs, have resulted in cumulative losses through March 31, 2015 of $55.0 million since inception.

Our Sources of Revenue

We generate revenue from the up-front payments associated with our initial implementation of RDC Select (or other product offerings for our customers, which may include payments for the sale of scanning and related equipment and payments for additional marketing support from us.  In addition, we generated recurring revenue associated with ongoing support and maintenance of our software.  Recurring revenue is expected to include monthly service charges to

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customer for our service, transactional fees for the number of items processed, or a combination of both.  We believe that this model of recurring revenue will have a positive impact on our cash flow and valuation.  Reliance on recurring revenues will mean, however, that transactional volume will likely be a key metric for our ability to scale and generate sufficient revenues to ultimately become profitable.  We also generate revenue for professional fees associated with the upfront development and integration work our customers engage with us in implementing our Select Mobile Money offering.

RDC Select and RDC Select Mobile revenue models are the same.  The only significant difference between the revenues generated by the two product offerings is that RDC Select generates a higher initial subscription fee and a lower variable transaction fee as compared to the revenue generated by RDC Select Mobile.

Our Expenses

Personnel and related costs comprise approximately 70% of our cash operating costs with marketing and travel costs comprising another 8%. With the exception of a portion of the marketing and travel costs, most of these costs are relatively fixed in nature.

Critical Accounting Policies and Estimates

A discussion of our critical accounting policies was provided in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2014.  There were no significant changes to these accounting policies during the three months ended March 31, 2015.

RESULTS OF OPERATIONS:  THREE MONTHS ENDED MARCH 31, 2015 AND 2014

The following table sets forth, for the periods indicated, certain unaudited consolidated statements of operation information:

	Three Months Ended
	March 31,	% of total	March 31,	% of total	$ Increase	% Increase
	2015	revenue	2014	revenue	(Decrease)	(Decrease)
Revenue	$1,005,439	100%	$476,482	100%	$528,957	111.0%
Cost of revenue	892,909	88.8%	618,529	129.8%	274,380	44.4%
Gross profit (loss)	112,530	11.2%	(142,047)	(29.8)%	254,577	(179.2)%
Sales and marketing expenses	955,353	95.02%	534,221	112.1%	421,132	78.8%
Research and development expenses	884,971	88.0%	352,072	73.9%	532,899	151.4%
General and administrative expenses	1,074,038	106.8%	1,018,190	213.7%	55,848	5.5%
Total operating expenses	2,914,362	289.9%	1,904,483	399.7%	1,009,879	53.0%
Operating loss	(2,801,832)	(278.7)%	(2,046,530)	(429.5)%	(755,302)	36.9%
Interest expense	348,280	34.6%	764,946	160.5%	(416,666)	(54.5)%
Inducement to convert debt and warrants	—	—%	7,906	1.7%	(7,906)	(100.0)%
Other (income) expense	14,375	1.4%	52,501	11.0%	(38,126)	(72.6)%
Net loss	$(3,164,487)	(314.7)%	$(2,871,883)	(602.7)%	$292,604	(10.2)%

Revenues

Revenues for the three months ended March 31, 2015 increased 111% or $528,957 to $1,005,439, when compared to the prior year. The increase was primarily due to an overall increase in mobile RDC transactions processed which totaled 1,022,928 for the three months ended March 31, 2015, representing an increase of 61% or 388,072 from the prior year. The increase was attributable to an overall increase in the number of banks and credit unions which were “active” customers, meaning that they have implemented the RDC software enabling the processing of customer transactions.  As of March 31, 2015, we had entered into agreements to provide a total 384 of our products to approximately 330 banks and credit unions, of which 276 products were deployed, meaning that they have implemented

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the RDC software enabling the processing of customer transactions.  This compares to a total of 348 signed agreements with 312 banks and credit unions, of which 252 were active as of December 31, 2014.  In addition, we generated approximately $143,000 of revenue for the three months ended March 31, 2015 for professional services, compared to $30,000 for the same period in the prior year. During the three months ended March 31, 2015, approximately 66% of our revenue was generated from transactional volume fees, monthly active user fees and other recurring support services.  Approximately 14% represents revenue from professional services primarily related to integration development work performed as part of implementing our mobile money product offering, while the remaining 20% was from implementation fees that are recognized over the lives of our contracts with financial institutions. As expected, as more clients have implemented our SaaS cloud based technologies they are starting to process more significant transactional and monthly active user fees and therefore, the mix of revenues continues to shift towards a higher percentage that are recurring in nature versus one-time implementation fees.

Since the March 2014 acquisition of Select Mobile Money from DeviceFidelity, we entered into several significant contracts, including Navy Federal Credit Union (“NFCU”), which is the world’s largest credit union. Our technology is part of a program designed to offer their members a money management tool geared towards students called Visa Buxx. Our Mobile Money application allows student card holders to view balances, request money from their parents through SMS, email or in-app notification, and use the locator feature to easily locate the nearest branch or ATM. In addition, the parents will also have the ability to monitor their teens’ transactions, current balances, transfer funds directly from their Navy Federal debit and credit card, and have the ability to suspend the card.  Based on the success of this program, we received an additional order from NFCU during the third quarter of 2014 to provide the same mobile technology for their General Reloadable Purpose Card (“GRPC”).  In December 2014, NFCU launched this prepaid card program labeled “Go Prepaid” making it available to all of its six million members.  We also received an order from USBank in 2014, who has partnered with Kroger, one of the largest grocery retailers in the world in a joint effort to offer its supermarket customers a prepaid card.  Our prepaid mobile application now offers Kroger’s supermarket customers a full suite of convenient mobile account services. Our application allows prepaid card users to view balances and transaction detail, reload money, including check-to-card loads with “instant good funds,” and transfer funds from inside the app. Powerful back-end analytics and messaging capabilities allows the supermarket to segment cardholder behavior and send relevant marketing messages to keep its customers engaged in using the mobile application.  USBank/Kroger went live with this program at the end of December 2014. In March 31, 2015, we received four additional orders from USBank to further expand the existing program and also add additional grocery stores within the Kroger family, including Fred Meyer and Ralph’s.

During the three months ended March 31, 2015, we recognized a total of approximately $51,000 of transactional revenue related to the various prepaid mobile programs that were live during the period.  This compares to $5,000 for the same period in the prior year.  Since a significant portion of the revenue we expect to generate from these programs will depend on the number of active users as well as fees earned through the reloading of the prepaid cards, ATM withdrawals and the transfer of money, we are currently unable to determine the overall impact these programs will have on our future revenues until we see the overall level of consumer adoption now that these programs are live.

Cost of Revenues

Cost of revenues for the three months ended March 31, 2015 was $892,909, an increase of 44% or $274,380, compared to the prior year. The increase was primarily due to an increase in amortization expense associated with the intangible assets acquired as part of the Select Mobile Money acquisition in March 2014. During the three months ended March 31, 2015, we recognized amortization expense of approximately $147,000.  In addition, the overall support costs for our data center and help deck were up approximately $46,000 when comparing the first three months of 2015 to 2014 due to higher levels of personal required to support a larger install base.  Total expenses associated with third-party vendors we’ve integrated into our overall solutions increased a total of approximately $71,000 when comparing the first three months of 2015 to the same period in the prior year.

Cost of revenue consists primarily of our costs of deploying and supporting the RDC capability, along with contract developers dedicated to our mobile money prepaid offering. We believe that as our RDC services revenue continues to grow, our cost of revenue will remain relatively fixed as part of providing these services. As a result of our investment in fixed costs to support current and expected future operations, and the relatively early stage of recurring revenue generation, the reported gross loss may not be representative of our operating model. Similar to our revenue

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expectations, the dollar amount of our variable component of our cost of revenue is expected to increase as transaction volume increases and we pay volume-based costs. We also expect to continue to gain leverage on the fixed portion of our cost of operations as more clients are brought online and generating revenue through RDC transactions.  Our mobile money white label offering requires significant upfront customization and integration effort, which requires us to contract with software developers, which yields a lower gross margin compared to what we are able to achieve from our transactional revenue stream.  Since our mobile money offering is also a hosted application, we believe once the programs referenced above are live, we will be able to gain similar leverage on the fixed portion of our cost of operations as our RDC offering.

Operating Expenses

Our operating expenses increased 53% or $1,009,879 to $2,914,362 for the three months ended March 31, 2015 compared to the prior year.

Sales and Marketing

Sales and marketing expenses include the salaries, employee benefits, commissions, stock compensation expense, travel and overhead costs of our sales and marketing personnel, as well as tradeshow activities and other marketing costs. Total sales and marketing expenses increased 79% or $421,132 to $955,353 for the three months ended March 31, 2015 compared to the prior year.  The primary reason for the increase was due to an increase in our employee compensation for sales and marketing.  Excluding stock compensation expense, compensation expense had increased by approximately $301,000 when comparing the first three months of 2015 to the same period in the prior year.  In addition, expenses incurred for tradeshows and other marketing programs increased approximately $84,000 when comparing the three months ended March 31, 2015 to the same period in the prior year.  Employee related travel expenses were also higher by approximately $25,000 for the three months ended March 31, 2015 when compared to the same period in the prior year.  Sales and marketing headcount as of March 31, 2015 was 16, an increase of 3, when compared to the prior year.  We continue to focus our efforts to maximize return on investment by attending many of the leading industry tradeshows, as we believe our presence is necessary to attract and retain new customers. We traditionally incur higher levels of tradeshow expenditures during the first and fourth quarters of our fiscal year compared to the second and third.  Stock compensation expense was $12,123 and $1,791 for the three months ended March 31, 2015 and 2014.  We currently anticipate our sales and marketing costs will be higher for 2015 compared to 2014 as we hired new sales employees during the second half of 2014 in an effort to increase our revenues for both our RDC business as well as promoting our new prepaid mobile wallet offering as part of the Select Mobile Money acquisition. We may also see an increase in sales and marketing costs as a result of higher levels of commission expense resulting from an increase in our revenue.

Research and Development

Research and development expenses include salaries, employee benefits, stock-based compensation expense, related overhead costs and consulting fees associated with product development, enhancements, upgrades, testing, quality assurance and documentation. Total research and development expenses for the three months ended March 31, 2015 increased 151% or $532,889 to $884,971 when compared to the prior year.  The increase was primarily due to an overall increase in the number of software developers who were either employees of the Company or full-time contractors all focused on continuing to develop new features and solutions to help differentiate our service offerings in the marketplace.  During 2014 we released our new Select Business platform designed specifically for providing our RDC technology to banks and credit unions’ merchant customers.  Excluding stock compensation expense, our employee compensation, contractor costs and related expenses increased approximately $338,000 when comparing the three months ended March 31, 2015 to the prior year.  As of March 31, 2015, we had a total of 24 research and development employees and full-time contractors, compared to 5 as of March 31, 2014.  Expenses associated with software licenses and support increased approximately $26,000 when comparing the first three months of 2015 to the same period in the prior year.  Included in research and development expense was stock compensation expense of $17,435 and $2,065 for three months ended March 31, 2015 and 2014, respectively.  We believe our research and development expenses will be higher for the year ended December 31, 2015 compared to 2014 as a result of the additional employees and full-time contractors we added as part of the Select Mobile Money acquisition.

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General and Administrative

General and administrative expenses include the salaries, employee benefits, stock-based compensation expense and related overhead cost of our finance, information technology, human resources and administrative employees, as well as legal and accounting expenses, consulting and contractor fees and bad debt expense. Total general and administrative expenses increased 5% or $55,848 to $1,074,038 for the three months ended March 31, 2015, when compared to the same period in the prior year. The increase was primarily due to an overall increase compensation of approximately $55,000 when comparing the first three months of 2015 to the same period in the prior year.  Included in general and administrative expense was stock compensation expense for the three months ended March 31, 2015 of $37,453 compared to $40,479 for the prior year. We believe our general and administrative costs will be higher for 2015 relative to 2014 as we anticipate incurring additional professional fees related to the ongoing requirements of a public company and also the anticipated costs associated with completing capital raises.

Interest Expense

Interest expense for the three months ended March 31, 2015 was $348,280 compared to $764,946 for the same period in 2014. The decrease was primarily driven from an overall decrease in the level of indebtedness when comparing the March 31, 2015 total of $5.1 million to the March 31, 2014 balance of $9.6 million.  Interest expense recorded during the three months ended March 31, 2014 associated with the loan used to finance our acquisition of Select Mobile Money totaled $214,130, of which $187,500 related to the fair value of common stock issued in April 2014 as part of the agreement.  In addition, we recognized $373,134 of interest expense during the first three month of 2014 associated with agreeing to issue $1.0 million of our stock as part of being granted an extension of the maturity date under our former senior secured note to May 12, 2014.  The total amount was amortized through the new maturity date of the note.

We also recorded a fair value adjustment related to the outstanding warrants issued to our former senior debt holder resulting in approximately a $4,000 decrease in interest expense when comparing the three months ended March 31, 2015 to the same period in the prior year.

Other Non-Operating Expense

Other non-operating expense for the three months ended March 31, 2015 totaled $14,375 compared to $52,501 in 2014.  During the three months ended March 31, 2015, we recognized approximately $14,000 as finance costs, compared to $53,000 of finance costs for the same period in the prior year.

Income Taxes

Effective January 1, 2014 the Company’s S Corporation election terminated and the Company became subject to Federal and state income taxes.  Prior to 2014 the Company did not pay corporate income taxes on its taxable income, as the shareholders were liable for income taxes on their respective share of the Company’s taxable income. Therefore, no current or deferred tax provision was recorded prior to January 1, 2014. In connection with the reverse merger transaction on February 12, 2014, the public “shell company” changed its tax year end to December from its previous February year end.

The Company utilizes the asset and liability method of accounting for income taxes.  The Company recognizes deferred tax liabilities or assets for the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities.  We regularly assess the likelihood that our deferred tax assets will be recovered from future taxable income.  We consider projected future taxable income and ongoing tax planning strategies in assessing the amount of the valuation allowance necessary to offset our deferred tax assets that will not be recoverable.  We have recorded and continue to carry a full valuation allowance against our gross deferred tax assets that will not reverse against deferred tax liabilities within the scheduled reversal period.  We expect to provide a full valuation allowance on our future tax benefits until we can sustain a level of profitability that demonstrates our ability to realize these assets.  At December 31, 2014, we carried a valuation allowance of $4.9 million against our net deferred tax assets.

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LIQUIDITY AND CAPITAL RESOURCES

Going Concern

Financial Condition.  At March 31, 2015 and December 31, 2014 we had approximately $199,000 and $112,000 in cash and cash equivalents. Our cash and cash equivalent balances consist of cash. Our financial condition and prospects critically depend on our access to financing in order to continue funding operations. During the three months ended March 31, 2015, the cash used in operating activities was approximately $2.4 million, an increase of $0.8 million from the same period in the prior year. Much of our cost structure arises from personnel and related costs and therefore is not presently subject to significant variability. Prior to our July 2014 IPO, we had historically utilized borrowings from accredited investors, including affiliates, to fund our working capital needs.  Since our July IPO to March 31, 2015, we completed two convertible preferred stock offerings, with total net proceeds of $5.3 million discussed below.  In addition, we continued to increase our short-term borrowings with two of our directors, which totaled $850,000 since our July IPO.

During 2014, the Company issued 2,229,702 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 2,229,702 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share). Net proceeds to the Company after offerings costs were $3.0 million. During the first three months of 2015, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15. The Series A preferred shares totaling 2,238,702 converted into 2,920,039 shares of the Company’s common stock, whereas the Series B preferred shares totaling 2,065,891 converted into 2,065,891 shares of the Company’s common stock.  In addition, the Company issued 74,765 shares of common stock to the Series A and B convertible preferred holders related to the accrued 8% dividend accrued through the conversion date.  Net proceeds to the Company after offering costs were approximately $5.3 million, including debt reduction of $250,000 held by one of our directors, Michael J. Hanson.

We will require additional funds to continue our operations beyond May 2015.  In the absence of securing new financing, the Company has continued rely on other bank loans and short-term notes from its directors.  There can be no assurance the Company will be able to obtain new financing or additional financing from its directors.

Cash Flow

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2015 was approximately $2.4 million compared to approximately $1.6 million for the prior year. Our net loss in three months ended March 31, 2015 was approximately $3.2 million or approximately $0.3 million more when compared to the same period in 2014, although when adjusted for non-cash charges in our statement of operations, our cash flow used in operations before changes in working capital increased approximately $448,000 comparing the two periods. Changes in working capital included an increase in deferred commissions during the three months ended March 31, 2015 and 2014 of $40,531 and $26,427, respectively as a result of an overall increase in our revenues during these periods.  Our accounts receivable increased by $242,591 for the three months ended March 31, 2015, compared to a decrease of $20,356 for 2014.  The significant increase in accounts receivable during the first three months of 2015 was due to an overall increase in our revenues from the fourth quarter of 2014 to the first quarter of 2015.  Also, we had a significant percentage of our overall first quarter of 2015 being billed in the month of March, which all carry net-30 payment terms.  Prepaid expenses decreased $5,659 and $23,914 during the three months ended March 31, 2015 and 2014, respectively, as a result of expensing annual software and hardware support contracts over the period the services are provided and the amortization of prepaid software licenses. Other changes in working capital included a decrease in deferred revenue to $104,613 for the three months ended March 31, 2015 as compared to an increase of $54,175 for the same period in 2014. The decrease in deferred revenue for the first three months of 2015 was primarily due to the amortization of prepaid licenses and

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implementation fees for orders received during the period.  The increase for the same period in 2014 was primarily due to receipt of implementation and prepaid transaction fees associated with new clients.  Accrued expenses also increased during the three months ended March 31, 2015 and 2014 by $17,590 and $85,311, respectively, primarily as a result of an increase in accruals for various related operating costs incurred but unpaid at the end of both periods presented. Accrued interest expense declined during the three months ended March 31, 2015 by $3,705 compared to an increase of $259,717 for the prior year. The decrease in accrued interest for the three months ended March 31, 2015 was primarily due to the pay down of accrued interest owed to a subordinated note payable. The increase in accrued interest expense during the same period in the prior year was primarily due to the accrual of interest associated with the outstanding debt as of March 31, 2014.  Accounts payable balance increased during the three months ended March 31, 2015 by $556,509 compared to an increase of $67,116 for the same period in the prior year. The primary reason for the increase in accounts payable during the three months ended March 31, 2015 was that we incurred significant fees related to completing our equity offerings and other professional fees associated with completing our year-end audit.  The increase in accounts payable for the three months ended March 31, 2014 was also primarily due to an increase in professional service fees incurred through that date.  These services included completing the reverse merger, our annual audit, and providing legal defense regarding a potential trademark infringement.

Investing Activities

Purchases of fixed assets during the three months ended March 31, 2015 and 2014 totaled $6,329 and $590, respectively.  These purchases were primarily part of hardware and software upgrades to our data centers where we host our SaaS cloud based platforms for our customers.  We made a significant investment in our data centers during fiscal year 2012 and in order to accommodate the overall increase in transactions; we have procured an additional $0.2 million of computer equipment for our data center through a capital lease in March 2015 (See Note 8 “Commitments and Contingencies”).  Based on future growth, we may be required to make additional investments in our data centers.  Additional cash used in investing activities for the three months ended March 31, 2014, included $1.125 million related to the acquisition of Select Mobile Money.

Financing Activities

Net of debt issuance costs, our borrowings during the three months ended March 31, 2015 and 2014 totaled approximately $750,000 and $2.9 million, respectively.  The funds received during the first three months of 2015 from two of our directors were primarily used for working capital purposes.  We also made $31,093 in principal payments during the three months ended March 31, 2015 related to installment payments made against an outstanding note payable.  Of the $2.9 million received during the first three months of 2014, $1.35 million was used to fund our acquisition of Select Mobile Money and $1.6 million was used for working capital. During the three months ended March 31, 2014, we repaid $250,000 owed under our senior secured financing arrangement and $100,000 owed under the secured convertible notes outstanding.  In addition, during the three months ended March 31, 2014, we repaid the entire outstanding installment note balance of $137,383 and the bank issued a new note for a total of $330,020.

During the three months ended March 31, 2015, the Company issued (i) 9,000 shares of Series A Convertible Preferred Stock at $1.50 per share and issued five-year warrants to purchase an aggregate of 9,000 shares of its common stock at a per-share price of $2.00 (since adjusted to $1.15 per share) and (ii) 2,065,891 shares of Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per-share price of $1.15.  Net proceeds to the Company after offering costs were approximately $2.2 million, including the cancellation of $250,000 in debt held by Michael J. Hanson, one of the Company’s directors.

Debt and Capital Resources.  Since inception in February 2010, we have raised capital to support operating losses incurred in development of our RDC capability infrastructure, the marketing expenses to increase our client base and the general and administrative functions to support our planned growth.  Our net losses from inception through March 31, 2015 of $55.0 million have been funded primarily through the issuance of equity, debt, and warrants.

The Company plans to raise additional capital in order to support the ongoing cash needs of operations including both working capital and future debt obligations.  The Company has entered into an agreement with an investment banking firm to assist in an equity offering of its securities. The timing and success of completing such an

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offering cannot be assured. Therefore, we may not be able to sell any securities or obtain any additional financing needed, or do so on terms and conditions acceptable or favorable to the Company, if at all.  If financing is not available, we may be forced to abandon our business plan or our entire business.  If we successfully enter into a financing transaction, any additional equity-linked financing would be dilutive to our shareholders, and additional debt financing, if any, may involve restrictive covenants.  Currently the Company has does not have enough funds for operations beyond May 2015.

OFF BALANCE SHEET ARRANGEMENTS

We had no off balance sheet arrangements as of March 31, 2015 or December 31, 2014.

CONTRACTUAL OBLIGATIONS

Operating and Capital Leases

At March 31, 2015, our leases consisted primarily of real estate and equipment, furniture and fixtures.  We conduct our U.S. operations primarily from a 22,000 square foot office space located in Chanhassen, Minnesota.  The lease commenced on May 1, 2012 and extends through August 31, 2016. We also lease a total of 1,812 square feet of office space in Dallas, Texas related to the employees retained as part of the acquisition of Select Mobile Money in March 2014.  The lease commenced on May 1, 2014 and extends through June 30, 2017.  In addition to the office space, we lease certain office furniture and equipment under operating leases through November 2016.

In February 2015, we secured approximately $0.5 million of additional computer equipment for our data centers through a three-year capital lease with a director to support the overall increase in transactions and ensure we are able to meet the service level agreements we have with our customers.  If we continue to experience significant growth in the number of transactions we process, we anticipate we will need to make additional investments in our data centers of approximately $0.4 million by the end of 2015.

Debt Obligations

At March 31, 2015, we had total outstanding debt including principal and accrued interest of $5.5 million, of which $3.6 million is convertible into our common stock at the option of the holder.

The following table summarizes our obligations under contractual agreements as of March 31, 2015 and the time frame within which payments on such obligations are due:

	Payment Due by Period
Contractual Obligations	Total	Less Than 1 year	1-3 Years	3-5 Years	More Than 5 Years

Operating Lease Obligations	$824,535	$457,564	$364,344	$2,627	$—
Debt Obligations, including accrued interest	5,563,866	2,778,213	2,593,653	—	192,000

	$6,388,401	$3,235,777	$2,957,997	$2,627	$192,000

We will need additional working capital to meet our current obligations beyond May 2015.

RECENT ACCOUNTING DEVELOPMENTS

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The core principle of the ASU is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration, or payment, to which the company expects to be entitled in exchange for those goods or services. The ASU may also result in enhanced disclosures about revenue. For public entities, the ASU is effective for annual reporting periods beginning after December 15, 2016, however, in April 2015, the FASB voted to propose a one year deferral of the effective date. The proposed deferral may permit early adoption, but would not allow adoption any earlier than the original effective

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date of the standard. We are currently evaluating the impact this standard will have on our consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern.  The amendments provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures.  The standard will be effective for the Company on December 31, 2016.  The adoption of this pronouncement may impact future assessment and disclosures related to our ability to continue as a going concern.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”) which changes the presentation of debt issuance costs in financial statements to present such costs as a direct deduction from the related debt liability rather than as an asset. ASU 2015-03 will become effective for public companies during interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted. We do not expect the adoption of ASU 2015-03 will have a material impact on our consolidated financial statements

ITEM 4                             CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Our Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Annual report (the “Evaluation Date”). Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of the Evaluation Date, our disclosure controls and procedures were not effective as of March 31, 2015.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes policies and procedures that are intended to:

(1)   maintain records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(2)   provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

(3)   provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

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Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A control system, no matter how well designed and operated, can provide only reasonable, but not absolute, assurance that the control system’s objectives will be met. The design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be considered relative to their costs.

Management evaluated the effectiveness of our internal control over financial reporting as of March 31, 2015. In making this evaluation, management used the framework and criteria set forth in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The COSO framework summarizes each of the components of a company’s internal control system, including: (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication and (v) monitoring.

Consistent with the results of management’s review and inquiry, management identified material weaknesses in the Company’s ability to appropriately account for complex or non-routine transactions and identified several significant deficiencies, including proper review and approval of corporate credit cards, segregation of duties and also initiating, authorizing and recording general journal entries.

As a result of the material weaknesses described above, management has concluded that our internal control over financial reporting was not effective at March 31, 2015 based on the guidelines established in Internal Control—Integrated Framework issued by COSO.

Changes in Internal Control over Financial Reporting and Remediation

In response to the material weaknesses in the Company’s internal control over financial reporting, we have implemented, the changes to our internal control over financial reporting discussed below.

•                  We hired Darin P. McAreavey to serve as Chief Financial Officer of the Company effective April 3, 2014. Mr. McAreavey has relevant industry experience as well as experience with generally accepted accounting principles and SEC reporting and compliance.

•                  We have empowered Mr. McAreavey to assess the accounting and finance staff to ensure adequate internal control over financial reporting and operations.

•                  We have hired an outside firm to assist in our review and documentation of our internal controls over financial reporting.

•                  We have expanded the scope of our annual internal review plan to include quarterly procedures with emphasis on the review of journal entries and non-recurring transactions, and the preparation of quarterly and annual SEC and GAAP checklists.

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Additional efforts to remediate the deficiencies identified in our internal controls over financial reporting include hiring a new accounting manager, who has greater experience working with SEC reporting companies.  We also implemented a new corporate card program to ensure all expenses are now being properly reviewed and approved.  We have also reviewed our controls to ensure there is proper segregation of duties among our limited accounting staff.  In addition, the Company is reviewing and instituting proper controls around the authorization and approval of recording general journal entries.

Other than the remediation efforts discussed above, which occurred starting in April 2014 and have included the involvement of our new finance and accounting leadership in the preparation, review, and approval of the consolidated financial statements included in this quarterly report, there have not been any changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) since December 31, 2014 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.

/s/ Darin P. McAreavey	5/15/15
Darin P. McAreavey
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer) and Duly Authorized Officer of Cachet Financial Solutions, Inc.

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation (Incorporated by reference to the registrant’s Form 10K filed on April 6, 2010)

3.2

Amended and Restated Certificate of Incorporation, filed with the State of Delaware on March 18, 2014 (incorporated by reference to Exhibit 3.3 the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

3.3	Amended and Restated Bylaws, effective as of March 18, 2014 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

10.1

Securities Purchase Agreement dated as of February 3, 2015, by and among the Registrant and certain purchasers, including Form of Warrant. (incorporated by reference to Exhibit 10.1 the Company’s Current Report on Form 8-K filed on February 4, 2015)

10.2	Agreement between the Registrant and Michael Hanson dated February 3, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 9, 2015)

10.3

Amendment #1 to Commitment Letter with James L. Davis and Michael J. Hanson, dated February 16, 2015 (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K filed on February 18, 2015)

10.4	Employment Agreement with Bruce Whitmore, dated January 5, 2015 (incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K filed on January 7, 2015)

10.5	Amendment #2 to Term Note with Margaret De Jonge Trust, dated May 4, 2015 (filed herewith).

31.1	Certification pursuant to Section 302 of the Sarbanes Oxley Act of 2002 (filed herewith).

31.2	Certification pursuant to Section 302 of the Sarbanes Oxley Act of 2002 (filed herewith).

32.1	Certification pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

32.2	Certification pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

101.0	Financials in XBRL Format.

E-1

EXHIBIT 10.5

Amendment #2 to Term Note

Effective Date:  May 4, 2015

WHEREAS, Cachet Financial Solutions Inc., a Minnesota corporation (“Company” or “Borrower”), and The Margaret De Jonge Trust (“Lender”) (collectively “Parties”) entered into a Term Note for $613,808, effective December 14, 2012 (the “Agreement”); and

WHEREAS, the Parties desire to amend the payment terms as set forth in the Agreement to require Borrower to make eight $50,000 payments beginning May 31, 2015 and extend the Maturity Date of the Agreement to December 31, 2015.

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.                                      Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

2.                                      The second paragraph of the Agreement shall be amended and restated in its entirety asset forth below.

Borrower will pay this loan according to below payment schedule with all outstanding principal plus all accrued, unpaid interest becoming due on December 31, 2015 (the “Maturity Date”), subject to any prepayment.

Payment Schedule

•                  $50,000 due on May 31, 2015;

•                  $50,000 due on June 30, 2015;

•                  $50,000 due on July 31, 2015;

•                  $50,000 due on August 30, 2015;

•                  $50,000 due on September 30, 2015;

•                  $50,000 due on October 31, 2015;

•                  $50,000 due on November 30, 2015;

•                  The remaining balance of accrued, unpaid interest and principal due on December 31, 2015

3.                                      All terms and conditions of the Agreement shall remain in full force and effect, except to the extent specifically modified herein.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its duly authorized representative as of the Effective Date written above.

Lender:		Cachet Financial Solutions Inc.

By:	/s/ Margaret De Jonge	By:	/s/ Jeffrey C. Mack
	Margaret De Jonge		Jeffrey C. Mack
	Lender		Chief Executive Officer

Exhibit 31.1

SECTION 302 CERTIFICATION

I, Jeffrey C. Mack, certify that:

1.              I have reviewed this quarterly report on Form 10-Q for the quarter ended March 31, 2015, of Cachet Financial Solutions, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.              Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.              The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)         Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)         Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)         disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.              The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)         All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2015	/s/ Jeffrey C. Mack
Jeffrey C. Mack
Chief Executive Officer

Exhibit 31.2

SECTION 302 CERTIFICATION

I, Darin P. McAreavey, certify that:

1.              I have reviewed this quarterly report on Form 10-Q for the quarter ended March 31, 2015, of Cachet Financial Solutions, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.              Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.              The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)         Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)         Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)         disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.              The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)         All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2015	/s/ Darin P. McAreavey
Darin P. McAreavey
Executive Vice President and Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cachet Financial Solutions, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Darin P. McAreavey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Darin P. McAreavey
Darin P. McAreavey
Executive Vice President and Chief Financial Officer

May 15, 2015

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cachet Financial Solutions, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey C. Mack, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey C. Mack
Jeffrey C. Mack
Director, Chief Executive Officer

May 15, 2015

Appendix 3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 3, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry Into a Material Definitive Agreement.

On June 3, 2015, Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors.  Pursuant to the Purchase Agreement, Cachet sold an aggregate of 44,030 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred”) at $100.00 per share and issued five-year warrants to purchase an aggregate of 10,057,104 shares of its common stock at a per-share price of $0.4816 in a private placement. Total (cash and non-cash) gross proceeds to the Company were $4,403,000.  Gross proceeds to the Company in the form of cash were $2,951,000. Gross proceeds to the Company in the form of promissory notes payable within 150 days were $950,000.  These promissory notes were provided by James L. Davis and Michael J. Hanson, both of whom are directors of the Company. The Company also issued 2,000 and 3,020 shares of the Series C Preferred to James L. Davis and Michael J. Hanson, respectively, in exchange for the cancellation of Company debt in the amount of $200,000 and $302,000 held by them.

The Series C Preferred entitles its holders to a 10% per annum dividend, payable quarterly in cash or in additional shares of Series C Preferred (or a combination of both) as determined by the Company, and may be converted to Cachet common stock at the option of a holder at an initial conversion price of $0.4378 per share. The Series C Preferred will automatically convert into common stock upon the occurrence of any of the following: (a) an underwritten public offering of shares of the Company’s common stock providing at least $10 million in gross proceeds, (b) the Company’s common stock closing price being greater than 100% above the conversion price then in effect for at least 40 of 60 consecutive trading days, (c) four years after the closing of the offering of the Series C Preferred, or (d) the written consent of holders representing 50% of the issued and outstanding Series C Preferred. The holders of the Series C Preferred will be entitled to vote their shares on an as-converted basis and will be entitled to a liquidation preference equal to the stated value (i.e., purchase price) of their shares plus any accrued but unpaid dividends thereon.

Cachet offered and sold the Series C Preferred and the warrants in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. Neither the offer nor the sale of securities in the private placement were registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the offering, the Company paid its placement agents, Scarsdale Equities LLC and ROTH Capital Partners commissions of $220,150 and $105,836, respectively, and issued to them five-year warrants for the purchase of up to 703,997 and 223,746 shares of common stock, respectively, at $.4816 and $0.5254 per share, respectively. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cachet, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

In connection with the offer and sale of the Series C Preferred, the Company filed a Certificate of Designation for the Series C Convertible Preferred Stock on June 3, 2015, setting forth the rights, preferences and privileges of the Series C Preferred.

Also in connection with the offer and sale of the Series C Preferred, the Company issued additional shares of the Company’s common stock totaling 8,232,628 to former holders of the Company’s series A and B preferred stock (all of which has been converted to common stock), such that following the issuance of such shares, such holders will have received the same number of shares of the Company’s common stock in total as they would have received upon conversion of the series A and B preferred stock if the conversion price for the series A and B preferred stock had been the same as the initial conversion price under the Series C Preferred.  The Company will grant the recipients of these shares the same registration rights as are provided in the Securities Purchase Agreement attached as an exhibit hereto.  Furthermore, the Company agreed to amend the warrants to purchase the Company’s common stock held by former holders of the Company’s series A and B preferred stock to contain the same anti-dilution protections that are contained in the warrants issued in connection with the offer and sale of the Series C Preferred.  In addition, the exercise price of the warrants issued to the former series A and B preferred stock holders was reduced from $1.15 to $0.4816.   In addition, the Company agreed to amend the warrants issued to Scarsdale Equities LLC in connection with the Series B offering to reduce the exercise price from $1.15 to $0.4816.  Finally, the Company approved the amendment of a warrant to purchase common stock issued to James L. Davis on February 3, 2015, to provide for the same modifications made to the warrants held by former holders of the Company’s series A and B preferred stock.

The foregoing disclosure is qualified by the Certificate of Designation, Securities Purchase Agreement, and the Form of Warrant, which are filed as exhibits 3.1, 10.1 and 10.2 respectively, to this report.

Item 3.02           Unregistered Sales of Equity Securities

The disclosures in Item 1.01 regarding the offer and sale of Series C Convertible Preferred Stock and warrants are incorporated into this item by reference.

Item 5.03           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 1.01 regarding the filing of the Series C Convertible Preferred Stock Certificate of Designation is incorporated into this item by this reference.

Item 9.01           Financial Statements and Exhibits

(d)      Exhibits.

Exhibit	Description

3.1	Series C Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations dated June 3, 2015 (included as Exhibit A to the Securities Purchase Agreement).
10.1	Securities Purchase Agreement dated as of June 3, 2015, by and among Cachet Financial Solutions, Inc. and certain purchasers.
10.2

Form of Warrant to Purchase Common Stock of Cachet Financial Solutions, Inc., to be issued to purchasers under the Securities Purchase Agreement dated as of June 3, 2015 (included as Exhibit B to the Securities Purchase Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Executive Vice President and
Chief Financial Officer

Dated: June 5, 2015

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of June 3, 2015, by and among Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), and the parties indicated as Purchasers on one or more counterpart signature pages hereof (each of which is a “Purchaser,” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock.

“Company Counsel” means Briggs and Morgan, P.A., with offices located at 2200 IDS Center, 80 South Eight Street, Minneapolis, Minnesota 55402.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Conversion Shares” shall have the meaning ascribed to such term in the Certificate of Designation.

“Cut Back” shall have the meaning ascribed to such term in Section 4.2.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Event” has the meaning set forth in Section 4.3.

“Event Date” has the meaning set forth in Section 4.3.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(q).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(m).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Per Share Purchase Price” equals $100.00.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s Series C Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Resale Registration Statement” shall have the meaning ascribed to such term in Section 4.4.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Preferred Stock and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets (e.g., OTCQX or OTCQB), or any successors to any of the foregoing.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, all exhibits and schedules thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

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“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(iv) hereof, which Warrants shall be in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1                               Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, (a) an aggregate maximum of $[5,000,000] of Preferred Stock at the Per Share Purchase Price, and (b) Warrants as determined pursuant to Section 2.2(a)(iv).  Each Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective shares of Preferred Stock and a Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location agreeable to the parties.

2.2                               Deliveries.

(a)                                 On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                                     this Agreement duly executed by the Company;

(ii)                                  a certificate registered in the name of such Purchaser evidencing the number of shares of Preferred Stock purchased by such Purchaser;

(iii)                               evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware; and

(iv)                              a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Subscription Amount divided by the Conversion Price as of the Closing Date

(b)                                 On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                                     this Agreement duly executed by such Purchaser; and

(ii)                                  such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

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2.3                               Closing Conditions.

(a)                                 The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     all representations and warranties of the Purchasers contained herein shall have been accurate in all material respects when made and on the Closing Date (unless as of a specific date therein in which case they shall have been accurate as of such date);

(ii)                                  all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(iv)                              the Company shall have complied with all of the requirements of the Financial Industry Regulatory Authority, Inc. with respect to the issuance of the Securities and the Underlying Shares;

(v)                                 the Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities and issuance of the Underlying Shares; and

(vi)                              each Purchaser shall have delivered all of the items set forth in Section 2.2(b) of this Agreement.

(b)                                 The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     all representations and warranties of the Company contained herein shall have been accurate in all material respects when made and on the Closing Date (unless as of a specific date therein in which case they shall have been accurate as of such date);

(ii)                                  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               the Company shall have delivered all of the items set forth in Section 2.2(a) of this Agreement; and

(iv)                              there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

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(a)                                 Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(a)                                 Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)                                  No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the

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properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(d)                                 Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) any filings with the Commission pursuant to Sections 4.1 and 4.2, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, if any, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e)                                  Issuance of the Securities.  The Preferred Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable state and federal securities laws.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares have been duly reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants, as applicable.

(f)                                   Capitalization.  The capitalization of the Company as of June 2, 2015 is as set forth on Schedule 3.1(g).  Since that date, the Company has not issued any capital stock except as may be disclosed in SEC Reports, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents disclosed on Schedule 3.1(g) or in SEC Reports.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or

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may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(g)                                  SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)                                 Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  The Company does not have pending before the Commission any request for confidential treatment of information.

(i)                                     Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or

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challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)                                    Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case described in clauses (i) — (iii) above as would not reasonably be expected to result in a Material Adverse Effect.

(k)                                 Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.

(l)                                     Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(m)                             Fees.  Except for fees payable to Scarsdale Equities LLC and ROTH Capital Partners, no placement agent or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(n)                                 Indebtedness.  Schedule 3.1(o) sets forth as of May 31, 2015, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

(o)                                 Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(p)                                 Investment Company.  The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

(q)                                 Related Party Transactions.  To the knowledge of the Company, no transaction has occurred between or among the Company and any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate, officer or director that with the passage of time will be required to be disclosed pursuant to Sections 13, 14 or 15(d) of the Exchange Act other than those transactions that have already been so disclosed.

(r)                                    No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person action on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

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(s)                                   No Manipulation; Disclosure of Information.  The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.  The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will be relying on the foregoing representations in effecting transactions in securities of the Company.  All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(t)                                    Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since December 31, 2014, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(u)                                 No Additional Agreements.  Other than with respect to closing mechanics, the Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser or other person to purchase any of the Securities on terms more favorable to such person than as set forth herein.

(v)                                 No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Preferred Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Preferred Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

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Each Purchaser, for itself and for no other Purchaser, acknowledges and agrees that the representations contained in Section 3.1 shall not modify, amend or affect the Company’s right to rely on such Purchaser’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

3.2                               Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)                                 Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporation or formation, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Understandings or Arrangements.  Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  Such Purchaser understands that the Preferred Stock, Warrants and Underlying Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws).  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

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(c)                                  Opportunity to Obtain Information. Such Purchaser acknowledges that representatives of the Company have made available to such Purchaser the opportunity to review the books and records of the Company and its Subsidiaries and to ask questions of and receive answers from such representatives concerning the business and affairs of the Company and its Subsidiaries.  Such Purchaser further acknowledges the availability of the Company’s SEC Reports, specifically include the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(d)                                 Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any shares of Preferred Stock or exercises any Warrants, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

(e)                                  Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)                                   General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities or any other securities of the Company published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.  Such Purchaser did not purchase any shares of Common Stock in the Company’s initial public offering pursuant to the final prospectus dated July 9, 2014.  Such Purchaser has a pre-existing relationship with ROTH Capital Partners, Scarsdale Equities LLC or the Company.

(g)                                  No Investment, Tax or Legal Advice.  Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

(h)                                 Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this

13

Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                               Reporting Status.  With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares and Underlying Shares to the public without registration, the Company agrees to use its reasonable efforts to file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act.  The Company will otherwise take such further action as a Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell the Securities and Underlying Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

4.2                               Quotation.  So long as a Purchaser owns any of the Securities or Underlying Shares, the Company will use its reasonable efforts to maintain the quotation of its Common Stock on the OTCQB or OTCQX, each as administered by OTC Markets Group or, in lieu thereof, on a national securities exchange and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of any such market or exchange, as applicable.

4.3                               Non-Public Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.  Furthermore, if the Company has disclosed any material non-public information to the Purchaser, the Purchaser has no duty to keep such information confidential following the public announcement of the offering.

4.4                               Resale Registration Statement.  The Company shall file, within 45 days after the Closing, and thereafter use its commercially reasonable efforts to effect the registration, qualification and compliance (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) to permit or facilitate the sale and distribution of all of the Underlying Shares no later than 120 days after the Closing (such registration statement, the “Resale Registration Statement”); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance:

(a)                                 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance

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unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(b)                                 if the Company shall furnish to the Purchasers a certificate, signed by the Chairman of the Board of the Company, stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its stockholders for the Resale Registration Statement to be filed at such time, then the Company’s obligation to commence the actions described in this Section 4.4 shall be deferred for a period not to exceed 90 days from the date of such certificate; provided, however, that the Company may not utilize this right more than once; or

(c)                                  If a Purchaser fails to cooperate in providing the Company with all information reasonably required to be included in the Resale Registration Statement or otherwise required to be obtained by the Company for purposes of preparing and filing the Resale Registration Statement and any amendments thereto; provided, however, that such failure shall not affect the Company’s obligations with respect to any Underlying Shares of any other Purchasers.

Once declared effective by the Commission, the Company shall use best efforts to keep the Resale Registration Statement registering the resale of the Underlying Shares effective during the period beginning on its effective date until the earliest of (i) such time as all of the Underlying Shares shall have been sold, (ii) no Conversion Shares issued or issuable upon conversion of the Preferred Stock remain unsold and at least two years have passed since the Closing, and (iii) such time as all Conversion Shares may be sold under Rule 144.

4.5                               Cut-Back.  If, for any reason, the Commission (including an independent determination by the Company, in consultation with Company Counsel, based on existing written guidance or applicable rules of the Commission) or an underwriter participating in an underwritten primary offering conducted pursuant to the Resale Registration Statement requires that the number of Underlying Shares to be registered for resale pursuant to the Resale Registration Statement be reduced, then such reduction (the “Cut Back”) shall be allocated pro rata among the Purchasers whose shares have been included in the Resale Registration Statement and any other holders of Common Stock that have exercised their right to require the Company to register for resale such Common Stock on the Resale Registration Statement, until the reduction so required shall have been effected.  At the discretion of the Company, the Cut Back may be effected first among one particular type of Underlying Shares (e.g., Warrant Shares first, and then Conversion Shares).

4.6                               Registration Deadlines.  If:  (i) the Resale Registration Statement is not filed with the Commission on or prior to the 45th day after the Closing (or the next succeeding Business Day if the 45th day is not a Business Day), or (ii) the Resale Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by on or prior to the 120th day after the Closing (or the next succeeding Business Day if the 120th day is not a Business Day), or (iii) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Underlying Shares included in such Registration Statement (except as permitted herein), or the Purchasers are otherwise not permitted to utilize the prospectus therein to resell such Underlying Shares for more than 20 consecutive Trading Days or more than an aggregate of 30 Trading Days (which need not be consecutive Trading Days) during any 12-month period (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (ii), the date on which such Event occurs, and for purpose of clause (iii) the date which such 20-Trading Day period or

15

30-Trading Day period, as applicable, is exceeded, being referred to as “Event Date”); then, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date the Company shall issue to each Purchaser a number of shares of Common Stock, as partial liquidated damages and not as a penalty, the value of which is equal to 1.0% of the aggregate Subscription Amount paid by such Purchaser under this Agreement, and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until such time as the applicable Event shall have been cured, the Company shall issue to each Purchaser a number of shares of Common Stock, as partial liquidated damages and not as a penalty, the value of which is equal to 1.0% of the aggregate Subscription Amount paid by such Purchaser under this Agreement.  Notwithstanding anything herein to the contrary, the parties agree that the maximum aggregate liquidated damages payable by the Company under this Agreement shall be 6.0% of the aggregate Subscription Amounts paid by the Purchasers under this Agreement.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.  Shares of Common Stock issued pursuant to this Section shall be valued in the same manner as prescribed for the valuation of Common Stock issued in satisfaction of dividend-payment obligations on the Preferred Stock, as set forth in the Certificate of Designation.

4.7                               Expenses.  The Company will pay all expenses incurred by the Company in complying with Section 4.4, including without limitation all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars.

4.8                               Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder primarily for working capital purposes and to fund the general corporate purposes of the Company and its Subsidiaries, and to fund certain contractual obligations relating to acquisitions and to repay certain outstanding Indebtedness (to the extent such Indebtedness shall not have earlier converted into common stock).

4.9                               Indemnification of Purchasers.  Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such

16

Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel in the aggregate (i.e., for all Purchaser Parties).  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.10                        Reservation of Common Stock; Reporting Status.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to issue all of the Underlying Shares.  In addition, from and after the date hereof and for so long as any Preferred Stock remains issued and outstanding, the Company will continue to file SEC Reports with the Commission and use commercially reasonable efforts to maintain its listing or quotation on a Trading Market.

4.11                        Certain Transactions and Confidentiality.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced by the Company.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.

4.12                        Transfer Restrictions.

(a)                                 The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of any Securities other than pursuant to an effective Resale Registration Statement or Rule 144, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (the fees and expenses of which shall be paid by such Purchaser), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee

17

shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)                                 The Purchasers agree to the imprinting, so long as is required by this Agreement, of a legend on any instruments evidencing the Preferred Stock, Warrants and Underlying Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)                                  Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in paragraph (b) above):  (i) while a registration statement (including the Resale Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of the Registration Statement if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when the Resale Registration Statement is effective to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act, then such Underlying Shares shall be issued free of all legends.

(d)                                 Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including, if the sale is being effected pursuant to a registration statement (including the Resale Registration Statement), the plan of distribution contained within such registration statement and any applicable prospectus-delivery requirements, or an exemption therefrom.

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ARTICLE V.
GENERAL PROVISIONS

5.1                               Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before 30 days after the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2                               Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3                               Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4                               Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Minneapolis time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Minneapolis time) on any Trading Day, (c) the third Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5                               Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 50% in interest of the Securities based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6                               Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement

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or any rights or obligations hereunder without the prior written consent of each Purchaser.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8                               Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except for the Purchasers.

5.9                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the conflicts-of-law principles thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Minneapolis, Minnesota.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Minneapolis, Minnesota, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10                        Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a one-year period after the Closing Date.

5.11                        Execution.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12                        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms,

20

provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.15        Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16        Construction.  The parties agree that each of them and their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.17        WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY

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APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

*  *  *  *  *  *  *

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Darin McAreavey
Name:	Darin McAreavey
Title:	Executive Vice President, Chief Financial Officer

Address for Notice:

18671 Lake Drive E.

Southwest Tech Center A

Minneapolis, Minnesota 55317

Facsimile:  (952) 698-6999

INVESTORS

By:	/s/ Anthony Low-Beer
Name:	Anthony Low-Beer
Title:	Private Investor

By:	/s/ BlueStem Advisors, LLC
Name:	Jaime Long
Title:	Managing Member

By:	/s/ Michael J. Hanson
Name:	Michael J. Hanson
Title:	Director of Cachet Financial Solutions, Inc.

By:	/s/ Avaha Investment Capital LP
Name:	Menachem Krantz
Title:	Managing Member

By:	/s/ Pinnacle18, LLLP
Name:	Menachem Krantz
Title:	Managing Member

23

By:	/s/ Davis & Associates
Name:	James L. Davis
Title:	President

By:	/s/ John Low-Beer
Name:	John Low-Beer
Title:	Private Investor

By:	/s/ Davis & Associates, Inc. 401K Profit Sharing
Name:	James L. Davis
Title:	Private Investor

By:	/s/ Gerald Trooien
Name:	Gerald Trooien
Title:	Private Investor

By:	/s/ ALB Private Investment, Inc.
Name:	Francis A. Mynarczyk, Jr.
Title:	Manager

By:	/s/ Maida Chicon
Name:	Maida Chicon
Title:	Private Investor

By:	/s/ Helen Esposito
Name:	Helen Esposito
Title:	Private Investor

By:	/s/ Phylis Esposito
Name:	Phylis Esposito
Title:	Private Investor

By:	/s/ Christopher Thunen
Name:	Christopher Thunen
Title:	Private Investor

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By:	/s/ Rosen Investment Fund, LLC
Name:	Menachem Krantz
Title:	Managing Member

By:	/s/ Cold Springs Investing, LLC
Name:	Douglas George
Title:	President

By:	/s/ Jon D. & Linda W. Gruber Trust
Name:	Jon D. Gruber
Title:	Trustee

By:	/s/ Lawrence Blaney
Name:	Lawrence Blaney
Title:	Executive Vice President, Sales of Cachet Financial Solutions, Inc.

By:	/s/ FLMM LTD
Name:	Per Magnus Andersson
Title:	President

By:	/s/ Lincoln Park Capital Fund, LLC
Name:	Joshua Scheinfield
Title:	President

By:	/s/ Edward Nersessian PSP
Name:	Edward Nersessian and Mary Luallen Nersessian
Title:	Trustees

By:	/s/ Tiburon Opportunity Fund LP
Name:	Peter Bortel
Title:	General Partner

By:	/s/ James L. Davis
Name:	James L. Davis
Title:	Director of Cachet Financial Solutions, Inc.

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By:	/s/ Douglas Thunen
Name:	Douglas Thunen
Title:	Private Investor

By:	/s/ David Tsung-Tang Chang
Name:	David Tsung-Tang Chang
Title:	Private Investor

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Exhibit A

CACHET FINANCIAL SOLUTIONS, INC.

SERIES C CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS AND LIMITATIONS

(Pursuant to Section 151 of the Delaware General Company Law)

THE UNDERSIGNED, the Chief Financial Officer and Executive Vice President of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and in accordance with the provisions of Section 151 of Delaware General Corporation Law, the Board of Directors of the Company as of June 2, 2015, has adopted the following resolution creating a series of capital stock designated as the Series C Convertible Preferred Stock:

RESOLVED: that, pursuant to the authority vested in the Board of Directors of the Company, a series of convertible preferred stock, $0.0001 par value per share, to be entitled “Series C Convertible Preferred Stock” of the Company is hereby created and designated.  The number of shares of Series C Stock shall be 100,000.  The voting powers, preferences and relative, participating, optional and other special rights of the Series C Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

1.             Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Automatic Conversion Conditions” means the occurrence of any of the following: (a) an underwritten public offering of shares of Common Stock of at least $10 million in gross proceeds, (b) the Common Stock closing price being greater than 100% above the Conversion Price then in effect for at least 40 of 60 consecutive trading days, (c) 4 years after the Closing or (d) upon the written consent of holders representing 50% of the issued and outstanding Series C Preferred Stock.

“Beneficial Ownership Limitation” has the meaning set forth in Section 6®.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to the Purchase Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents shall have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at the Closing and (ii) the Company’s obligations to deliver the Securities at the Closing shall have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any other class of securities into which the common stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6®.

“Conversion Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the shares of Series C Preferred Stock in accordance with the terms hereof.

“DGCL” means the Delaware General Corporation Law.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan or agreement duly adopted or approved by the Board of Directors of the Company (for the avoidance of doubt, including the Company’s 2014 Associate Stock Purchase Plan intended to qualify under Section 422 of the Internal Revenue Code of 1986), (ii) any securities upon the exercise or conversion of any securities issued pursuant to the Purchase Agreement, (iii) any Common Stock upon the exercise or conversion of securities that are issued and outstanding as of the date of the Purchase Agreement, (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, (v) shares of Common Stock issued in connection with regularly scheduled dividend payments on the Series C Preferred Stock, and (vi) shares of Common Stock issued pursuant to any loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank approved by the Board of Directors of the Company.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holders” means the Persons who hold the Series C Preferred Stock at any given time.

“Junior Securities” means the Common Stock, and all other securities of the Company, other than the Company’s Series C Preferred Stock and any other securities which are explicitly senior or pari passu to the Series C Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“Minnesota Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Series C Preferred Stock regardless of the number of transfers of any particular shares of Series C Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series C Preferred Stock (including when such certificates are issued or how they are dated).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Securities Purchase Agreement, dated on or about June 3, 2015, by and among the Company and the original Holders, as the same may be amended, modified or supplemented from time to time in accordance with its terms.  “Purchase Agreement” also includes any subsequently dated agreements in substantially identical form for the purchase and sale of Series C Preferred Stock.

“Resale Registration Statement” means one or more registration statements that registers the resale of some or all of the Underlying Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements set forth in the Purchase Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Securities” means the Series C Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Series C Preferred Stock” shall have the meaning set forth in Section 2.

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Stated Value” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Series C Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount,” in United States dollars and immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date of the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the tiers of the OTC Markets (e.g., OTCQX or OTCQB), including any successors to any of the foregoing.

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series C Preferred Stock, issued and issuable in lieu of the cash payment of dividends on the Series C Preferred Stock in accordance with the terms of this Certificate of Designation, and the Warrant Shares.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (other than the OTC Bulletin Board or the OTC Markets), the daily volume-weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) on or prior to on such date, (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board or the OTC Markets, the last bid price per share of the Common Stock reported on or prior to on such date, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors.

“Warrants” means the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with the Purchase Agreement, which Warrants have a term of exercise expiring five years from the applicable Closing, in the form attached to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.                                      Designation, Amount and Par Value.  The series of preferred stock created hereunder shall be designated as its Series C 10% Convertible Preferred Stock (the “Series C Preferred Stock”) and the number of shares so designated shall be 100,000 (which shall not be subject to increase without the written consent of the Holders of at least a majority of the then-issued and outstanding Series C Preferred Stock).  Each share of Series C Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to the price paid to the Company for such share (the “Stated Value”).

3.                                      Dividends.

(a)                                 Dividends in Cash or in Kind.  Holders shall be entitled to receive, and the Company shall pay, subject to the provisions of the DGCL and legally available funds therefor, dividends at the rate per share (as a percentage of the Stated Value per share) of 10.0% per annum.  Such dividends shall be payable quarterly on March 31, June 30, September 30 and December 31, beginning on the first such date after the Original Issue Date and on each Conversion Date (with respect only to Series C Preferred Stock being converted) (each such date, a “Dividend Payment Date,” provided that if the Dividend Payment Date is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day thereafter), at the option of the Company, (1) in cash out of legally available funds or (2) in duly authorized, validly issued, fully paid and non-assessable shares of Series C Preferred Stock, or (3) a combination of cash and Series C Preferred Stock.  In the case of payment by the Company of dividends in the form of shares of Series C Preferred Stock, the Series C Preferred Stock shall be valued solely for such purpose at the Stated Value per share.  Dividends paid in cash or through the issuance of Series C Preferred Stock shall be paid to Holders no later than five Business Days after a Dividend Payment Date.

(b)                                 Dividend Calculations.  Dividends on the Series C Preferred Stock shall be calculated on the basis of actual days elapsed during a 365-day year, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.  Dividends shall cease to accrue with respect to any Series C Preferred Stock converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 6(d)(i).  Except as otherwise provided herein, if at any time the Company pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Series C Preferred Stock held by each Holder on such Dividend Payment Date.

(c)                                  Other Securities.  So long as any Series C Preferred Stock shall remain outstanding, neither the Company nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series C Preferred Stock remain unpaid.  No additional shares of the Company’s Series A Preferred Stock or Series B Preferred Stock shall be issued after the date hereof.

4.                                      Voting Rights.  Each outstanding share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible pursuant hereto as of the applicable record date for the vote of stockholders.  Each holder of outstanding shares of Series C Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the bylaws of the Company and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding only those matters required to be submitted to a class or series vote pursuant to the terms hereof, or by law, or on any change to the rights, preferences, and privileges of the Series C Preferred Stock that would affect them adversely.  The Holders of shares of Series C Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote.

5.                                      Liquidation.  For purposes of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company (a “Liquidation”), the Series C Preferred Stock shall be senior to the Junior Securities.  Upon any Liquidation, the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series C Preferred Stock, before any distribution or payment shall be made to the holders of any Junior Securities, and shall not participate with the holders of Common Stock or other Junior Securities thereafter.  If the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

6.                                      Conversion.

(a)                                 Conversions at Option of Holder.  Each share of Series C Preferred Stock and accrued but unpaid dividends thereon shall be convertible, at any time and from time to time at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series C Preferred Stock (plus accrued but unpaid dividends thereon, if being converted) by the Conversion Price.  Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”).  Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted (and whether any accrued but unpaid dividends thereon are being converted), the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the

Company (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, then the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed given hereunder.  To effect conversions of shares of Series C Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series C Preferred Stock to the Company unless all of the shares of Series C Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series C Preferred Stock promptly following the Conversion Date at issue.  Shares of Series C Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

(b)                                 Mandatory Conversion. Upon the satisfaction of any of the Automatic Conversion Conditions, each share of Series C Preferred Stock shall automatically and without further action by any party be converted into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series C Preferred Stock by the Conversion Price.  At the option of the Company, conversion under this Section 6(b) may include the conversion of accrued but unpaid dividends.  Upon any such conversion, the Company shall provide the Holders with prompt written notice of same.

(c)                                  Conversion Price.  The conversion price for the Series C Preferred Stock shall equal the VWAP over the 10 Trading Days ending on and including the Closing Date, subject to adjustment as provided herein (the “Conversion Price”).

(d)                                 Mechanics of Conversion.

(i)                                     Delivery of Certificate Upon Conversion.  Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Holder one or more certificate or certificates representing the Conversion Shares.  On or after the earlier of the six-month anniversary of the date of issuance the Series C Preferred Stock being converted, such certificates shall not contain a restrictive legend under the Securities Act so long as (i) the Holder shall have delivered a representation letter to the Company in form and substance satisfactory to the Company (which letter includes a representation by the Holder that the Conversion Shares are being sold pursuant to Rule 144) or (ii) a Resale Registration Statement covering the resale of such Conversion Shares is then effective.  On or after the 12-month anniversary of the date of the issuance of the Series C Preferred Stock being converted, the Company shall, upon the request of the Holder, use commercially reasonable efforts to deliver any Conversion Shares to be delivered by the Company under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(ii)                                  Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Series C Preferred Stock certificate delivered to the Company, if any, and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder, if any, pursuant to the rescinded Notice of Conversion.

(iii)                               Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred Stock, as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series C Preferred Stock), that number of shares of the Common Stock as shall be issuable upon the conversion of all then-outstanding shares of Series C Preferred Stock without regard to the limitations on conversion contained in Section 6® below.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(iv)                              Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series C Preferred Stock.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(v)                                 Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of the Series C Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series C Preferred Stock and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company shall pay all transfer agent fees required for processing of any Notice of Conversion.

(e)                                  Beneficial Ownership Limitations.  The Company shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, as defined below.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining unconverted Stated Value of Series C Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company that are subject to a limitation on conversion or exercise analogous to the limitation contained herein (including without limitation the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act.

For purposes of this Section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series C Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of Series C Preferred Stock by the applicable Holder.  Upon no fewer than 61 days’ prior written notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this Section applicable to its Series C Preferred Stock, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of the Series C Preferred Stock held by such Holder and the provisions of this Section shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder.  The limitations contained in this paragraph shall apply to a successor holder of Series C Preferred Stock.

(f)                                   Anti-Dilution Adjustment to Conversion Price. If the Company, at any time after Closing and prior to Conversion of the Series C Preferred Stock, shall issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock (other than any Exempt Issuance) at an effective price per share less than the then-current Conversion Price (any such issuance being referred to as a “Dilutive Issuance”), then the Conversion Price shall be adjusted to match the lowest price per share at which such Common Stock was issued or may be acquired pursuant to such Common Stock Equivalents in the Dilutive Issuance.

7.                                      Certain Adjustments and Covenants; Notices Required.

(a)                                 Stock Dividends and Stock Splits.  If the Company, at any time while the Series C Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Junior Securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Series C Preferred Stock), (ii)

subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction, the numerator of which fraction shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which fraction shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)                                 Fundamental Transaction.  Subject to the ultimate sentence in this paragraph, if, at any time while the Series C Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and such offer been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reclassification under Section 7(a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including without limitation a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Series C Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (collectively, the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series C Preferred Stock is convertible immediately prior to such Fundamental Transaction.  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a

Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series C Preferred Stock following such Fundamental Transaction.

(c)                                  Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(d)                                 Required Notices to Holders.

(i)                                     Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)                                  Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special non-recurring cash dividend on the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or ® the Company shall authorize the Liquidation of the Company or a Fundamental Transaction, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series C Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Company, at least ten calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

8.                                      Negative Covenants.  So long as any shares of Series C Preferred Stock are outstanding, the Company shall not take any of the following corporate actions (whether by merger, consolidation or otherwise), without first obtaining the approval (whether at a meeting called for such purpose or through written action or consent) of the Holders of at least a majority of the voting power of the Series C Preferred Stock: (i) alter or change the rights, preferences or privileges of the Series C Preferred Stock, or increase the authorized number of shares of Series C Preferred Stock; (ii) alter or change the rights, preferences or privileges of any then-outstanding shares of capital stock of the Company in any manner that materially and adversely affects the Series C Preferred Stock; or (iii) authorize or create any class of capital stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Series C Preferred Stock.

9.                                      General Provisions.

(a)                                 Giving of Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including without limitation any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the Company’s headquarters, Attention: Chief Financial Officer, facsimile number (952) 698-6999, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (Minneapolis time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Minneapolis time) on any Trading Day, (iii) the third Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)                                 Lost or Mutilated Series C Preferred Stock Certificate.  If a Holder’s Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company.

(c)                                  Transfers.  Shares of Series C Preferred Stock may be transferred on the Company’s books and records only (i) pursuant to a written assignment or stock power, or other suitable instrument of conveyance, in form and substance satisfactory to the Company in its reasonable discretion, and (ii) after the Company’s receipt of a legal opinion, in form and substance satisfactory to the Company in its reasonable discretion, that such transfer will be conducted either pursuant to an effective registration thereof under the Securities Act or pursuant to an applicable exemption from the such registration requirements (including the registration or qualification requirements of any applicable state securities laws).  Absent compliance with the provisions of this Section, the Company shall not be obligated to recognize any transfer of Series C Preferred Stock.

(d)                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflicts-of-law principles thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents shall be commenced in the state and federal courts sitting in the City of Minneapolis, Minnesota (the “Minnesota Courts”).  By purchasing or accepting any shares of Series C Preferred Stock, each Holder hereby irrevocably submits to the exclusive jurisdiction of the Minnesota Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Minnesota Courts, or such Minnesota Courts are improper or inconvenient venue for such proceeding.  Each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it as specified herein, and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)                                  Waiver.  Other than the restrictions set forth in Section 6®, which can be waived, as to a particular original purchaser of Series C Preferred Stock and its affiliates, pursuant to a writing signed by the Company and such original purchaser of Series C Preferred Stock and delivered prior to the consummation of a purchase of the Series C Preferred Stock, no provision of this Certificate of Designation may be waived, modified, supplemented or amended except in a written instrument signed by the Company and approved by the Holders of a majority of the then-outstanding shares of Series C Preferred Stock.  Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.

(f)                                   Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(g)                                  Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)                                 Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i)                                     Status of Converted or Redeemed Series C Preferred Stock.  Shares of Series C Preferred Stock may only be issued pursuant to the Purchase Agreement.  If any shares of Series C Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but undesignated and unissued shares of preferred stock and shall no longer be designated as Series C Preferred Stock.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned as executed this Certificate of Designation as of June 3, 2015.

CACHET FINANCIAL SOLUTIONS, INC.

/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Chief Financial Officer and
Executive Vice President

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION]

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES C PREFERRED STOCK)

The undersigned hereby irrevocably elects to convert the number of shares of Series C 10% Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share, of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), according to the conditions hereof, as of the date written below.  If shares of common stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Company in accordance with the Purchase Agreement.  No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933.

Conversion Calculations:

Conversion Date:

Number of shares of Series C Preferred Stock owned prior to Conversion:

Number of shares of Series C Preferred Stock to be Converted:

Stated Value of shares of Series C Preferred Stock to be Converted:

Number of Conversion Shares to be Issued:

Conversion Price:

Number of shares of Series C Preferred Stock owned after Conversion:

Address for Delivery:

Or

DWAC Instructions — Broker no:	Account no:

SIGNATURE of HOLDER:

By:
Name:
Title:

Exhibit B

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  BY ACQUIRING THIS WARRANT, HOLDER REPRESENTS THAT HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS WARRANT OR THE SECURITIES FOR WHICH IT MAY BE EXERCISED WITHOUT REGISTRATION OR COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares of Common Stock:

Date of Issuance:  June       , 2015 (“Issuance Date”)

THIS CERTIFIES THAT, for value received, [Name] (including any permitted and registered assigns, the “Holder”), is entitled to purchase from Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), up to                 shares of Common Stock (the “Warrant Shares”) at the Exercise Price then in effect.  This Warrant to Purchase Common Stock (this “Warrant”) is issued by the Company pursuant to that certain Securities Purchase Agreement executed on the Issuance Date by and among the Company, Holder and other parties thereto (the “Purchase Agreement”).

Capitalized terms used in this Warrant shall have the meanings set forth in the Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 13 below.  For purposes of this Warrant, the term “Exercise Price” shall mean $110% of 10 day VWAP per share, subject to adjustment as provided herein, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. New York time on the five-year anniversary thereof.

1.                                      EXERCISE OF WARRANT.

(a)                                 Mechanics of Exercise.  Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the third Trading Day (the “Warrant Share Delivery Date”) following the date on which the Company shall have received the Exercise Notice, and upon receipt by the Company of (i) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds or (ii) notification from the Holder that this Warrant is being exercised pursuant to a Cashless Exercise, as defined below, the Company shall (or direct its transfer agent to) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.  If this Warrant is submitted in connection with any exercise pursuant to Section 1(c) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(b)                                 No Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c)                                  Cashless Exercise.   The Holder may, in its sole discretion, at any time prior to the effective date of a registration statement filed by the Company or any Subsidiary under the Securities Act covering the Warrant Shares, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) – (A x C)

B

For purposes of the foregoing formula:

A =                            the total number of shares with respect to which this Warrant is then being exercised.

B =                          the Weighted Average Price of the shares of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =                          the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d)                                 Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that

2

after giving effect to issuance of Warrant Shares upon exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation, as defined below.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including without limitation any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this paragraph (d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this paragraph applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the request of a Holder, the Company shall within two Trading Days confirm to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  Upon no fewer than 61 days’ prior notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this paragraph, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this paragraph shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder.  The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.

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2.                                      ADJUSTMENTS.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)                                 Subdivision or Combination of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)                                 Distribution of Assets.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)                                     any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(ii)                                  the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of shares of common stock of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the

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terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(c)                                  Anti-Dilution Adjustment to Exercise Price.  If the Company, at any time during the Exercise Period and prior to the issuance of all of the Warrant Shares, shall issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock (other than any Exempt Issuance, as defined in the Certificate of Designation for the Company’s Series C Preferred Stock) at an effective price per share less than the then-current Exercise Price (any such issuance being referred to as a “Dilutive Issuance”), then the Exercise Price shall be adjusted to match the lowest price per share at which such Common Stock was issued or may be acquired pursuant to such Common Stock Equivalents in the Dilutive Issuance.

3.                                      FUNDAMENTAL TRANSACTIONS.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 2(a) above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

4.                                      NON-CIRCUMVENTION.  The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action

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as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5.                                      WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.                                      REISSUANCE.

(a)                                 Lost, Stolen or Mutilated Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b)                                 Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7.                                      TRANSFER.

(a)                                 Notice of Transfer.  The Holder agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer.  Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel.  If the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder thereof, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute the Assignment of Warrant attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

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(b)                                 If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

(c)                                  Any transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Holder of this Warrant under Sections 4.1 and 4.3 (subject, however, to the limitations set forth in Section 4.2), 4.4 and 4.5 of the Purchase Agreement (registration rights, expenses, and indemnity).

8.                                      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement.  The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.                                      AMENDMENT AND WAIVER.  The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.  In addition, the restrictions set forth in Section 1(d) can be waived, as to a particular original purchaser of Preferred Stock and its affiliates, pursuant to a writing signed and delivered by the Company and such original Purchaser prior to the execution and delivery of this Warrant.

10.                               GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to the conflicts-of-law principles thereof.

11.                               DISPUTE RESOLUTION.  A dispute as to the determination of the Exercise Price, the Closing Sale Price, or the arithmetic calculation of the Warrant Shares, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations via facsimile (a) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder, as the case may be, or (b) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price, Closing Sale Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder, as the case may be, then the Company shall, within two Business Days thereafter submit via facsimile (x) the disputed determination of the Exercise Price or Closing Sale Price to an independent, reputable investment bank selected by the Company and approved

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by the Holder or (y) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

12.                               ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.                               CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)                                 “Bloomberg” means Bloomberg Financial Markets.

(b)                                 “Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Bloomberg, or (iii) if no last trade price is reported for such security by Bloomberg, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)                                  “Common Stock” means the Company common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(d)                                 “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(e)                                  “Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for the avoidance of doubt, including the Company’s 2014 Associate Stock Purchase Plan intended to qualify under Section 422 of the Internal Revenue Code of 1986), (ii) any securities upon the exercise or conversion of any securities issued pursuant to the Purchase Agreement, (iii) any Common Stock upon the exercise or conversion of securities that are issued and outstanding as of the date of the Purchase Agreement, (iv) securities issued pursuant to acquisitions or strategic transactions approved by a

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majority of the disinterested directors of the Company, (v) shares of Common Stock issued in connection with regularly scheduled dividend payments on the Series A Preferred Stock, and (vi) shares of Common Stock issued pursuant to any loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank approved by the Board of Directors of the Company.

(f)                                   “Principal Market” means the primary national securities exchange on which the Common Stock is then traded.

(g)                                  “Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

*  *  *  *  *  *  *

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set forth above.

CACHET FINANCIAL SOLUTIONS, INC.

DARIN P. MCAREAVEY
Executive Vice President & Chief Financial Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Warrant to Purchase Common Stock)

THE UNDERSIGNED holder hereby exercises the right to purchase                   of the shares of Common Stock (“Warrant Shares”) of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.              Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as (check one):

☐            a cash exercise with respect to                       Warrant Shares; and/or

☐            a “Cashless Exercise” with respect to                       Warrant Shares.

2.              Payment of Exercise Price.  In the event that the holder has elected a cash exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                              to the Company in accordance with the terms of the Warrant.

3.              Delivery of Warrant Shares.  The Company shall deliver to the holder                          Warrant Shares in accordance with the terms of the Warrant.

Date:

(Print Name of Registered Holder)

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                      the right to purchase                 shares of common stock of Cachet Financial Solutions, Inc., to which the within Warrant to Purchase Common Stock relates and appoints                     , as attorney-in-fact, to transfer said right on the books of Cachet Financial Solutions, Inc. with full power of substitution and re-substitution in the premises.  By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated:

(Signature) *

(Name)

(Address)

(Social Security or Tax Identification No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Warrant to Purchase Common Stock in every particular without alteration or enlargement or any change whatsoever.  When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.